                                                             Exhibit 10.8.1

                             CREDIT AGREEMENT



                               by and among



                 NRG GENERATING (NEWARK) COGENERATION INC.


                                    and


                 NRG GENERATING (PARLIN) COGENERATION INC.





  CREDIT SUISSE, GREENWICH FUNDING CORPORATION AND ANY PURCHASING LENDER
                                as Lender,



                                    and







                               CREDIT SUISSE
                                 as Agent



                         Dated as of May 17, 1996

                             TABLE OF CONTENTS

                                                                       Page


                                 ARTICLE I

Definitions  1

                                ARTICLE II

Amounts and Terms of the Loans                         1
Section 2.1    The Loans                               1
Section 2.2    The Debt Service Line of Credit
               Facility Commitment                     2
Section 2.3    Conditions Relating to Borrowings       3
Section 2.4    Interest and Fees                       5
Section 2.5    Funding and Yield Protection            7
Section 2.6    Repayment Dates.                        11
Section 2.7    Optional Prepayments                    13
Section 2.8    Mandatory Prepayments                   13
Section 2.9    Optional Termination or Reduction
               of Commitments                          15
Section 2.10   General Terms of Payment                16
Section 2.11   Note(s)                                 18
Section 2.12   Replacement of Lender                   20
Section 2.13   Limitation on Liability                 21

                                ARTICLE III

Conditions of Commitments                              22
Section 3.1    Conditions Precedent to the Making
               of Initial Loans                        22
Section 3.2    Conditions Precedent to the Making of
               Debt Service Loans                      30
Section 3.3    Conditions Precedent to the Making of
               Additional Loans                        31

                                ARTICLE IV

Representations and Warranties                         43
Section 4.1    Organization; Capitalization            43

                             (i)

Section 4.2    Authorization of Loan Instruments       44
Section 4.3    Governmental Approvals                  44
Section 4.4    No Conflicts                            47
Section 4.5    Enforceability of Project Agreements    47
Section 4.6    Title to Property; Sufficiency of Assets48
Section 4.7    Compliance with Laws                    48
Section 4.8    No Litigation                           49
Section 4.9    Events of Default                       49
Section 4.10   Financial Condition                     49
Section 4.11   No Material Adverse Effect              50
Section 4.12   Security Interests                      50
Section 4.13   No Burdensome Restrictions              51
Section 4.14   Taxes                                   52
Section 4.15   ERISA and IRC Compliance and Liability  52
Section 4.16   Funding                                 52
Section 4.17   Prohibited Transactions and Payments    53
Section 4.18   No Termination Event                    53
Section 4.19   ERISA Litigation                        53
Section 4.20   No Other Obligations                    53
Section 4.21   Margin Regulations                      54
Section 4.22   Investment Company Act                  54
Section 4.23   Environmental Matters                   54
Section 4.24   Disclosure                              54
Section 4.25   Insurance                               55
Section 4.26   Labor Matters                           55
Section 4.27   Additional Representations and
                Warranties and Conditions Precedent    55
Section 4.28   Transactions With Affiliates            55
Section 4.29   Projections                             56
Section 4.30   Patents and Other Similar Property      56
Section 4.31   Bank Accounts                           56
Section 4.32   Sources and Uses                        56
Section 4.33   Operating Budget                        57
Section 4.34   Operation of the Project                57
Section 4.35   Regulation of Parties                   57
Section 4.36   EWG Status/Qualifying Cogeneration
               Facility Status                         58
Section 4.37   Nature of Business                      58
Section 4.38   No Material Adverse Change              58
Section 4.39   Private Offering by Borrower            59
Section 4.40   Bankruptcy                              59
Section 4.41   On-Site Alternate Fuel                  59
Section 4.42   No Liabilities                          59
Section 4.43   Levelized Capacity Payments             59
Section 4.44   Ownership                               59




                                   (ii)

                                 ARTICLE V

Covenants of Borrower                                  60
Section 5.1    The Accounts                            60
Section 5.2    Debt Service Coverage Ratio             66
Section 5.3    Maintenance of Existence, Privileges,
                Etc.                                   66
Section 5.4    Performance of Project Documents        67
Section 5.5    Operation and Maintenance               67
Section 5.6    Operating Logs                          68
Section 5.7    Compliance with Laws                    69
Section 5.8    Information                             73
Section 5.9    Bank Accounts                           80
Section 5.10   Inspection; Maintenance of Records      80
Section 5.11   Maintenance of Properties, Etc          81
Section 5.12   Maintenance of Insurance                81
Section 5.13   Payment of Taxes, Etc                   81
Section 5.14   Syndication Efforts                     82
Section 5.15   Interest Rate Hedge Agreements          82
Section 5.16   Other Contracts                         83
Section 5.17   Use of Proceeds                         84
Section 5.18   Obligations Upon Casualty               84
Section 5.19   Additional Documents; Filings and
               Recordings                              88
Section 5.20   Assignment by Borrower                  88
Section 5.21   Advertising; Press Releases             88
Section 5.22   Negative Pledge and Liens               89
Section 5.23   Limitation on Debt and Contingent
               Obligations                             89
Section 5.24   Fundamental Changes                     89
Section 5.25   Restricted Junior Payments              90
Section 5.26   Investments                             90
Section 5.27   Nature of Business                      90
Section 5.28   Fiscal Year                             90
Section 5.29   Bankruptcy                              91
Section 5.30   Transactions with Affiliates            91
Section 5.31   Compliance with ERISA                   91
Section 5.32   Other Transactions                      92
Section 5.33   Abandonment                             93
Section 5.34   Improper Use                            93
Section 5.35   Alternative Fuel                        94
Section 5.36   Pre-existing Liabilities                94
Section 5.37   Debt Service Coverage Ratio Covenant    94
Section 5.38   Environmental Covenant                  95
Section 5.39   Flood Zone Insurance                    96
Section 5.40   Additional Consents                     96
Section 5.41   Backup Gas Supply                       96




                                   (iii)

                                ARTICLE VI

Events of Default                                      96
Section 6.1    Events of Default                       96
Section 6.2    Limitation on Representations and
               Warranties                              104

                                ARTICLE VII

Relationship of Agent and Lenders                      104
Section 7.1    Appointment                             104
Section 7.2    Nature of Duties                        104
Section 7.3    Lack of Reliance on the Agent           105
Section 7.4    Certain Rights of the Agent             105
Section 7.5    Reliance                                106
Section 7.6    Indemnification                         106
Section 7.7    The Agent in its Individual Capacity    106
Section 7.8    Resignation by the Agent                106
Section 7.9    No Amendment to Duties of Agent Without
               Consent                                 107

                               ARTICLE VIII

General Terms And Conditions                           107
Section 8.1    Notices                                 107
Section 8.2    Indemnities and Expenses                109
Section 8.3    Survival                                112
Section 8.4    Governing Law; Submission to
                Jurisdiction                           112
Section 8.5    Successors and Assigns                  113
Section 8.6    Assignments and Participations          113
Section 8.7    Counterparts                            116
Section 8.8    Right of Setoff                         116
Section 8.9    No Waiver; Remedies Cumulative          116
Section 8.10   Severability                            117
Section 8.11   Calculation                             117
Section 8.12   Payments Pro Rata; Sharing              117
Section 8.13   Headings Descriptive                    118
Section 8.14   Amendment or Waiver                     118
Section 8.15   Confidentiality                         118

(iv)

                                 SCHEDULES

Schedule 2.6(a)          -    Repayment of Funding Loans
Schedule 2.8(a)          -    Required Prepayment Amounts
Schedules 3.1(a)-(e)     -    List of Obligors
Schedule 3.1(y)          -    Environmental Reports (Newark)
Schedule 3.3(y)          -    Environmental Reports (Parlin)
Schedule 4.1(b)          -    Authorized Stock
Schedule 4.3A            -    Governmental Approvals (Newark)
Schedule 4.3B            -    Governmental Approvals (Newark and Parlin)
Schedule 4.8             -    Litigation
Schedule 4.12            -    Transactions Under Other Names
Schedule 4.20            -    Welfare Benefits
Schedule 4.23            -    Environmental Matters
Schedule 4.24            -    List of Documents
Schedule 4.25            -    Insurance
Schedule 4.28            -    Transactions With Affiliates
Schedule 4.31            -    Bank Accounts
Schedule 4.32            -    Sources and Uses Table
Schedule 4.33A           -    Operating Budget (Newark)
Schedule 4.33B           -    Operating Budget (Parlin)
Schedule 4.42            -    Liabilities
Schedule 5.1(f)          -    Maintenance Reserve Required Deposit
Schedule 5.1(g)          -    Capital Improvements Reserve Required
                              Deposit
Schedule 5.2             -    Debt Service Coverage Ratio Calculation
Schedule 5.24            -    Assets
Schedule 5.40            -    List of Consents, Certificates of
                              Incorporation, Certificates of Good Standing,
                              Certificates of Qualification, By Laws,
                              Incumbency Certificates
Schedule 8.1             -    Addresses
Schedule 8.6             -    Commitment Schedule

                                   (v)

                                 EXHIBITS

Exhibit A1               -    Form of Initial Loan Note
Exhibit A2               -    Form of Funding Loan Note
Exhibit B                -    Form of Debt Service Loan Note
Exhibit C1               -    Form of Opinion of Counsel to Borrower,
                               Guarantor and NRG
Exhibit C2               -    Form of Opinion of Counsel to Third Parties
Exhibit D                -    Blocked Account Agreement
Exhibit E                -    Form of Commitment Transfer Supplement
Exhibit F                -    Form of Compliance Certificate
Exhibit G                -    Form of PSE&G Consent
Exhibit H                -    Form of Notice of Borrowing
Exhibit I                -    Form of Subordination Provisions
Exhibit J                -    Form of Guaranty
Exhibit K                -    Form of Tax Indemnification Agreement
Exhibit X                -    Definitions and Interpretation

                                   (vi)

                             CREDIT AGREEMENT


          This CREDIT AGREEMENT, dated as of May 17, 1996, is made by and among (i) NRG Generating (Newark) Cogeneration Inc., a Delaware corporation ("NRG Newark"), and NRG Generating (Parlin) Cogeneration Inc., a Delaware corporation ("NRG Parlin"), (ii) CREDIT SUISSE, GREENWICH FUNDING CORPORATION, a Delaware corporation ("GFC"), and each Purchasing Lender (each, a "Lender" and collectively, the "Lenders"), and (iii) CREDIT SUISSE, as agent for the Lenders ("Agent").

                           W I T N E S S E T H :


          WHEREAS, the Borrower has requested the Lenders to make credit facilities available on the terms and subject to the conditions set forth in this Agreement, for the payment of Qualifying Uses; and


          WHEREAS, the Lenders are willing to provide the Loans and the Commitments to the Borrower on the terms and subject to the conditions set forth in this Agreement, for the purpose described above.


          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                                 ARTICLE I

                                Definitions

          For purposes of this Agreement, the terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in Exhibit X hereto (such definitions to be equally applicable to both singular and plural forms of the terms defined).

                                ARTICLE II

                      Amounts and Terms of the Loans

          Section 2.1  The Loans.

          (a) The Commitment. Subject to and upon the terms and conditions of this Agreement, on the Initial Funding Date the Lenders agree to make available to NRG Newark, as the Borrower, the Initial Loan in the aggregate amount of the Initial Commitment. Subject to and upon the terms and conditions of this Agreement, the Lenders agree to make available to NRG Newark and NRG Palin, jointly and severally, as the Borrower, during the Additional Commitment Period, the Additional Loan in the aggregate amount of the Additional Commitment. The proceeds of the Funding Loans shall be used for the Qualifying Uses. The Initial Loans shall be funded in one drawing on the Initial Funding Date and shall be made available to Borrower in immediately available funds in the accounts specified by Borrower to Agent on or before the Initial Funding Date. The Additional Loans shall be funded in one drawing on the Additional Funding Date and shall be made available to Borrower in immediately available funds in the accounts specified by Borrower to Agent on or before the Additional Funding Date. Any amount of the Funding Loans which is repaid may not be reborrowed.

          (b) Borrowing Mechanics. The Funding Loans made on the Initial Funding Date or the Additional Funding Date, as the case may be, shall be made on a Notice of Borrowing, given not later than 11:00 a.m. (New York time) in the case of Funding Loans based on LIBOR, on the third Business Day and, in the case of Funding Loans based on the Base Rate, on the Business Day prior to the date of the proposed Funding Loans by Borrower to Agent at the Agent's office indicated in Section 8.1 hereof, and Agent shall give to each Lender prompt notice thereof by cable or telefacsimile, but in any event, such notice shall be received by each Lender prior to 1:00 p.m. New York City time on the date Agent receives such Notice of Borrowing in compliance with this Section 2.1(b). Such Notice of Borrowing shall be by cable, telefacsimile, or telephone confirmed promptly in writing, but in no event shall such written confirmation be received by Agent later than 11:00 a.m. (New York time) on the Business Day prior to the date the Funding Loans are to be made. Such Notice of Borrowing shall specify the date of the requested Funding Loans.

          Section 2.2  The Debt Service Line of Credit Facility Commitment.

          (a)  The Debt Service Line of Credit Facility Commitment.
Subject to and upon the terms and conditions of this Agreement, the Lenders agree to make available to Borrower during the Availability Period, Debt Service Loans in an aggregate maximum amount at any one time outstanding up to the Debt Service Line of Credit Facility Commitment. The proceeds of the Debt Service Loans shall only be used for the payment of Debt Service. The initial Availability Period shall expire on the fifth anniversary of the Initial Funding Date. Borrower may, at least one year prior to such expiration date (as extended from time to time), request Lenders to extend the Availability Period. Within 60 days of receipt of Borrower's request, Agent shall notify Borrower of the Lenders' decision regarding Borrower's request to extend the Availability Period. The Availability Period shall be extended only with the prior written consent of all the Lenders. If the Lenders do decide to extend the Availability Period, the Availability Period shall be extended for such additional term as the Lenders may decide, which additional term shall not be less than one year; provided, however, that in no event shall the Availability Period extend beyond the Maturity Date.

          (b) Borrowing Mechanics. The Debt Service Loans shall be made on a Notice of Borrowing, given not later than 11:00 a.m. (New York time) in the case of Debt Service Loans based on LIBOR, on the third Business Day and, in the case of Debt Service Loans based on the Base Rate, on the Business Day prior to the date of the proposed Debt Service Loans by Borrower to Agent at the Agent's office indicated in Section 8.1 hereof, and Agent shall give to each Lender prompt notice thereof by cable or telefacsimile, but in any event, such notice shall be received by each Lender prior to 1:00 p.m. New York City time on the date Agent receives such Notice of Borrowing in compliance with this Section 2.2(b). Such notice of Borrowing shall be by cable, telefacsimile, or telephone confirmed promptly in writing, but in no event shall such written confirmation be received by Agent later than 11:00 a.m. (New York time) on the Business Day prior to the date the Debt Service Loans are to be made. Such Notice of Borrowing shall specify the date of the requested Debt Service Loans.

          Section 2.3  Conditions Relating to Borrowings.

          (a) Notice of Borrowing Irrevocable. A Notice of Borrowing shall be irrevocable and binding on Borrower.

Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense (excluding the loss of the Base Rate Margin or the LIBOR Margin, as applicable) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loans to be made by such Lender when the Loans, as a result of such failure, are not made on such date.

          (b) Agent's Reliance on Lender Loans. Unless Agent shall have been notified by any Lender prior to the date of the Loans that such Lender does not intend to make available to Agent its pro rata portion of such Loan to be made on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender and Agent has made such amount available to Borrower, Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately repay such corresponding amount to Agent. Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent, at the Federal Funds Rate until the third Business Day, and at the Base Rate plus the Base Rate Margin thereafter. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Instrument to the contrary, the Agent may, subject to the rights of the Borrower or the other Secured Parties under the Security Documents, apply all funds and proceeds of collateral available for the payment of any Obligations first to repay any amount owing by any Lender to Agent as a result of such Lender's failure to fund its pro rata share of any Loan hereunder.

          (c) Failure to Make Loan. The failure of any Lender to make the Loans to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan, on the date of the Loans, but no Lender shall be responsible for the failure of any other Lender to make the Loans to be made by such other Lender on the date of the Loans.

          (d) Notice of Interest Rate. Agent shall give prompt notice to Borrower and the Lenders of the applicable Interest Rate for such Loan determined by Agent pursuant to Section 2.4 hereof as soon as reasonably practicable after such rate is determined by Agent and in no event later than two Business Days (one Business Day in the case of a Loan using the Base Rate) prior to making such Loan.

Section 2.4  Interest and Fees.
(a) Interest on Loans. On each Interest Payment Date, Borrower shall pay to Agent for the account of the Lenders interest in respect of each Interest Period on the daily unpaid principal amounts of any Loans outstanding during such Interest Period in arrears at the rates per annum equal to the Interest Rates then in effect. Interest shall be computed on the basis of the actual number of days elapsed and (A) a year of 360 days for LIBOR and (B) a year of 365 or 366 days, as appropriate, for the Base Rate. In the case of an Interest Period using LIBOR, Borrower shall select each Interest Period and the Interest Rate therefor by giving oral notice of such selection to Agent by 12:00 noon (New York time) on the date of any such notice at least three Business Days before the first day of such Interest Period, and such oral notice shall be confirmed in a written notice delivered to Agent as soon as practicable, but in no event later than three Business Days from the date of such oral notice; provided that:
              (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Interest Period using LIBOR, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

             (ii) any Interest Period using LIBOR which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

            (iii) no Loan upon first being made shall be divided into or allocated among more than six (6) Interest Periods;

             (iv) no Interest Period shall extend, with respect to the Funding Loans, beyond the Maturity Date and with respect to the Debt Service Loans, beyond the earlier of (a) the expiration of the Availability Period and (b) the next Repayment Date.

              (v) at no time shall the outstanding principal amounts of the Funding Loans and the Debt Service Loans, in the aggregate, accrue interest pursuant to more than six (6) Interest Periods (each variation in time or in the basis upon which interest is calculated constituting an Interest Period).

Such notice shall specify the Interest Rate and Interest Period selected by Borrower and the amount or amounts of the Loans that shall bear interest at such Interest Rate for such Interest Period. In the event Borrower fails to provide such notice to Agent within such time, the Interest Rate shall be the Base Rate plus the applicable Base Rate Margin.

(b) Default Interest. Upon written notice from Agent of the occurrence of an Event of Default, Borrower shall pay interest on the principal amounts of the Funding Loans and the Debt Service Loans then outstanding, in lieu of the otherwise applicable Interest Rate, from and including (i) in the event that Borrower notifies Agent of the Event of Default within ten (10) Business Days of the occurrence thereof, the date of Agent's written notice to Borrower and (ii) in the event that Borrower does not notify Agent of the Event of Default within ten (10) Business Days of the occurrence thereof, the date of occurrence of the Event of Default, at the Default Interest Rate and continuing so long as the amount in respect of which such interest or fees accrue remains unpaid or until such Event of Default is remedied, whichever shall occur first, which interest and fees shall be due and payable by Borrower on Agent's demand, provided that upon the occurrence of an Event of Default specified in Sections 6.1(h), 6.1(i) or 6.1(t) with respect to Borrower, such interest and fees shall be immediately due and payable without the making of a demand by Agent.
(c)  Fees.  Borrower shall pay the following fees:
               (i) Agency Fee: to Agent for its own account, the non-refundable "Agency Fee" payable in advance, which shall be $150,000 per annum payable first on the Initial Funding Date and thereafter on each anniversary thereof. Beginning with the second payment, the Agency Fee shall be increased or decreased as of each date it is payable by the percentage change in the GNP Implicit Price Deflator for the calendar year immediately preceding the date on which the Agency Fee was paid. No decrease of any such fees shall result in any refund of any such fees previously owed or paid;

               (ii) Commitment Fees. Borrower shall pay to Agent for the account of the Lenders during the Additional Commitment Period a commitment fee on the Additional Commitment at a rate per annum equal to 0.375%. Borrower shall also pay to Agent for the account of the Lenders during the Availability Period a commitment fee on the daily average unadvanced portion of the Debt Service Line of Credit Facility Commitment at a rate per annum equal to the applicable LIBOR Margin. The commitment fees shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable quarterly in arrears on each Quarterly Date.
               (iii) Borrower hereby authorizes the Lenders to make a Debt Service Loan if the conditions specified in Section 3.2 (other than with respect to clauses (c) and (e) thereof) have been satisfied in the amount of any of the aforesaid fees when due, whether or not a Notice of Borrowing has been submitted by Borrower and all sums disbursed hereunder shall be secured by the Loan Instruments. Agent shall give Borrower written notice of all Debt Service Loans made pursuant to this section.
Section 2.5  Funding and Yield Protection.
(a) Taxes. (i) Borrower shall make all payments of all amounts payable or reimbursable to the Lenders under the Notes net, free and clear of and without deduction for any and all Taxes, and shall reimburse each Lender for the cost of any Taxes imposed on it or on any payment under or with respect to any aspect of any Loan or the Notes, as applicable, or the making, execution or enforcement thereof; provided that the foregoing obligation to pay such additional amounts shall not apply to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 8.6(a) hereof) and on the date of any change in the applicable lending office of such Lender, entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans).

For the purposes of this Section 2.5(a), (x) "Form 1001" shall mean
Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, and (y)
"Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).
(ii) If Borrower is prohibited or prevented by Applicable Law or otherwise from making any such payment net, free and clear of any Taxes or from reimbursing any Lender for the cost of any such Taxes (as provided above), then the amount of such payment to be made by Borrower shall be increased by such additional amount or amounts as may be necessary to ensure that each Lender shall receive a net amount which after payment of any Taxes imposed shall be equal to the amount each such Lender would have received had no such imposition been made.
          (iii) Borrower shall, at Agent's request, provide evidence that all Taxes imposed on all payments under or with respect to the Loans, the Notes or any related instrument shall have been paid in full to the appropriate authorities by delivery of official receipts or notarized copies thereof to Agent within 30 days after payment thereof. Borrower shall be entitled to make all filings, pursue all remedies and appeals and take such other lawful action to prevent or challenge the imposition of any Taxes, or to procure a refund of any Taxes paid, provided that Borrower shall indemnify and hold the Lenders harmless, to the reasonable satisfaction of Agent, for such Taxes (and any penalties, interest or other charges attached thereto) and for any liabilities, costs or expenses incurred by the Lenders (including reasonable fees and expenses of counsel) in connection with any such action by Borrower.

(b) Increased Costs. (i) If, with respect to the Loans, the Commitments or any of the Loan Instruments (including the making or the maintenance by any Lender of its proportionate share of the Loans),

               (x) the compliance by any Lender with any direction, requirement or request made, instituted or initially enforced after the date hereof from any Governmental Authority, whether or not having the force of Law, with which such Lender must reasonably comply; or
               (y) any change, made or initially enforced after the date hereof, in the interpretation or application of any Law or the enactment of any Law imposing or modifying any reserve, deposit, capital adequacy or similar requirement with respect to any class of assets or liabilities of, deposits with or for the account of, or loans by any Lender (or with respect to any change therein or in the amount thereof); or
               (z) the occurrence of a change, made or initially enforced after the date hereof, in any other condition or circumstance with respect to this Agreement and/or the maintenance by any Lender of its proportionate share of the Loans or the Commitments;
shall (A) result in any increase in cost to any Lender in connection with or arising out of the Loans, the Commitments or any Loan Instrument,
(B) result in any reduction in the amount of any payment receivable by such Lender hereunder or thereunder or (C) result in any reduction of the rate of the return on any Lender's capital as a consequence of its obligations hereunder below that which such Lender could have achieved but for such circumstances (collectively, "Increased Costs"), then in each such case Borrower shall fully reimburse such Lender the amount of such Increased Costs promptly after written notification thereof to Borrower and Agent by such Lender. At Borrower's request, such Lender shall provide Borrower with evidence of the Increased Costs to such Lender.

(ii) Each Lender shall notify Borrower of any event that will entitle such Lender to compensation under clause (i) of this Section 2.5(b) within 45 days after such Lender obtains actual knowledge thereof, provided that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable under clause (i) of this Section 2.5(b), only be entitled to payment under this Section 2.5(b) for Increased Costs incurred from and after the date that is 45 days prior to the date that such Lender does give such notice. Except as provided in the immediately preceding sentence, the failure to give any such notice shall not release or diminish any of Borrower's obligations to pay any amounts pursuant to this Section 2.5(b).

(c) Change of Law. After the date hereof if any change in Law or the interpretation thereof by any Governmental Authority makes it unlawful for any Lender to make or continue its proportionate interest in the Loans or the Commitments, as applicable, then such Lender shall promptly give notice along with evidence thereof to Borrower and Agent, and Borrower shall pay forthwith in the manner set forth below all amounts outstanding, accrued or payable under this Agreement and the Notes to such Lender.
(d)  Non-Availability.
          (i) If at any time the Agent in good faith determines that deposits are not available in the London interbank market for the next Interest Period, Agent shall so notify Borrower, and the LIBOR basis for such Loans shall be suspended, and interest on such Loans for any subsequent Interest Periods shall accrue at the Base Rate plus the Base Rate Margin, until such time as such condition no longer exists.
          (ii) If at any time the Majority Lenders in good faith determine that the Interest Rate then in effect based on LIBOR does not serve as an accurate reference to determine the cost of advancing or maintaining the Loans on a LIBOR basis during any Interest Period, then the Majority Lenders shall notify Agent, who shall so notify Borrower, and interest on such Loans shall for any subsequent Interest Period accrue at the Base Rate plus the Base Rate Margin.
          (iii) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Loans on a LIBOR basis hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Loans on a LIBOR basis shall be suspended, and such Lender shall make or continue Loans for any subsequent Interest Periods on a Base Rate basis, until such time as such Lender may again make and maintain Loans on a LIBOR basis.
(e) Funding Costs. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss, cost or out-of-pocket expense (excluding the loss of the Base Rate Margin or the LIBOR Margin, as applicable) which such Lender determines is attributable to (i) default by Borrower in making a borrowing of any Loan having an

Interest Rate determined using LIBOR after Borrower has selected an Interest Rate with respect to such Borrowing pursuant to Section 2.4(a) hereof, (ii) default by Borrower in making any prepayment of any Loan, as applicable, having an Interest Rate determined using LIBOR after Borrower has given any notice required hereunder regarding such prepayment or
(iii) the making of a prepayment (including, without limitation, on acceleration) on a day which is not the last day of an Interest Period with respect thereto, to the extent any such loss, cost or expense arises from the reemployment of funds obtained by such Lender to maintain its Loans having an Interest Rate based on LIBOR or from fees payable to terminate the deposits from which such funds were obtained.

Section 2.6  Repayment Dates.
(a)  Repayment of Funding Loans.
     (i)  Repayment of Funding Loans.
                    (A) If the Additional Funding Date does not occur on or prior to the Initial Maturity Date, then Borrower shall pay to Agent on the Initial Maturity Date for the pro rata account of the Lenders the entire outstanding principal amount of the Initial Loans plus any accrued and unpaid interest and fees thereon plus any other fees remaining unpaid under this Agreement or any other Loan Instrument.
                    (B) If the Additional Funding Date occurs on or prior to the Initial Maturity Date, then Borrower shall pay on each Repayment Date to Agent for the pro rata account of the Lenders the amount (the "Funding Loans Repayment Amount") equal to the percentage, indicated below for such Repayment Date (or in Schedule 2.6(a) if the first Repayment Date occurs after September 30, 1996), of the principal amount of the Funding Loans; provided, however, notwithstanding the foregoing, to the extent that the Additional Commitment is reduced in accordance with Section 2.9 (C), Agent shall, on the Additional Funding Date, deliver to Borrower a revised amortization schedule which shall preserve the same Debt Service Coverage Ratios for the period from the Additional Funding Date to the Maturity Date that existed prior to the reduction of the Additional Commitment, and Borrower shall pay on each Repayment Date to Agent for the pro rata account of the Lenders the Funding Loan Repayment Amount equal to the percentage indicated for such Repayment Date on such amortization schedule:

     Repayment  Funding Loans      Repayment  Funding Loans
       Date       Repayment          Date       Repayment
                   Amount                        Amount
         1        1.2750%             31        1.4625%
         2        1.2750%             32        1.4625%
         3        1.2250%             33        1.4625%
         4        1.2250%             34        1.4625%
         5        1.2250%             35        1.5250%
         6        1.2250%             36        1.5250%
         7        1.3750%             37        1.5250%
         8        1.3750%             38        1.5250%
         9        1.3750%             39        1.4375%
        10        1.3750%             40        1.4375%
        11        1.5500%             41        1.4375%
        12        1.5500%             42        1.4375%
        13        1.5500%             43        1.7250%
        14        1.5500%             44        1.7250%
        15        1.3875%             45        1.7250%
        16        1.3875%             46        1.7250%
        17        1.3875%             47        1.8625%
        18        1.3875%             48        1.8625%
        19        1.6875%             49        1.8625%
        20        1.6875%             50        1.8625%
        21        1.6875%             51        1.8750%
        22        1.6875%             52        1.8750%
        23        1.7625%             53        1.8750%
        24        1.7625%             54        1.8750%
        25        1.7625%             55        1.8250%
        26        1.7625%             56        1.8250%
        27        1.5000%             57        3.0750%
        28        1.5000%             58        3.0750%
        29        1.5000%             59        3.0750%
        30        1.5000%             60        3.0750%

                    (C) All Funding Loan Repayment Amounts shall be rounded down to the nearest whole dollar, except that the final Funding Loan Repayment Amount shall be in an amount equal to the outstanding principal amount of the Funding Loans plus accrued and unpaid interest and fees thereon, provided that any and all other Obligations of Borrower in respect of the Funding Loans shall be deemed immediately due and payable on the Maturity Date, without demand, and shall be paid by Borrower no later than the close of business on such date.
               (ii) Reborrowing Prohibited. No amount repaid pursuant to this Section 2.6(a) may be reborrowed by Borrower.

(b)  Repayment of Debt Service Loans.
     (i) Repayment of Debt Service Loans. Each Debt Service Loan shall be due and payable by Borrower, without demand, on the next Repayment Date from 100% of the Cash Revenues available after making the payments specified in Sections 5.1(c)(i), 5.1(c)(ii) and 5.1(c)(iii). Notwithstanding the foregoing, upon the expiration of the Availability Period, all Debt Service Loans, together with all accrued and unpaid interest thereon, shall be immediately due and payable without demand.
     (ii) Reborrowing. Prior to the last day of the Availability Period, Debt Service Loans may be borrowed, repaid and reborrowed.
Section 2.7 Optional Prepayments. By giving irrevocable written notice, which is received by Agent at least 10 but not more than 45 Business Days in advance, Borrower may, at its option, make prepayments to Agent for the pro rata account of the Lenders on any Interest Payment Date, of all the outstanding principal amount of the Funding Loans, or from time to time any part thereof equal to $5,000,000 or more in integral multiples of $1,000,000, in each case together with all accrued and unpaid interest thereon to the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.5(e)(iii) or, if applicable, Section 5.15(b), provided that if a Default or Event of Default shall have occurred and be continuing or shall result from such prepayment, Borrower may not make prepayments pursuant to this Section 2.7 unless (a) such prepayments are made from funds other than Cash Revenues, or (b) prepayments are made of all the outstanding principal amount of the Loans together with all interest, fees, costs, charges, expenses and other amounts payable by Borrower to Lenders under any Loan Instrument, including, without limitation, amounts owed by Borrower pursuant to Section 2.5(e)(iii) or, if applicable, Section 5.15(b) hereof. All partial prepayments shall be applied in payment of the Repayment Amounts in inverse order of maturities and shall be deemed first applied to prepay amounts not subject to the Interest Rate Hedge Agreements. Amounts prepaid pursuant to this
Section 2.7 may not be reborrowed.
          Section 2.8  Mandatory Prepayments

          (a) Certain Events. If an Event of Loss shall occur in respect of a Project, Borrower shall, subject to the provisions of Section 5.18, prepay the Loans on the earlier to occur of (i) the date occurring 90 days after the date of such Event of Loss and (ii) receipt of the Net Proceeds in respect of such Event of Loss, in an amount equal to the Required Prepayment Amount for the affected Project. In addition, if (x) the projections for the remaining Project, in form and substance satisfactory to Agent, do not demonstrate the ability of Borrower to maintain at all times during the term of this Agreement, the Required Coverages (after the prepayment of the Required Prepayment Amount for the affected Project), or (y) an Event of Default shall have occurred and be continuing, or (z) the term of any of the Project Documents for the remaining Project shall expire prior to the date twelve months after the Maturity Date, then at the same time as the prepayment pursuant to the preceding sentence, Borrower shall also apply any Net Proceeds in excess of the Required Prepayment Amount for the affected Project to prepay the Loans. If the Event of Loss shall occur in respect of the Parlin Project, the prepayment pursuant to this section shall be applied pro rata to the payment of the outstanding Funding Loan Repayment Amounts. If the Event of Loss shall occur in respect of the Newark Project prior to the Additional Funding Date, then the prepayment pursuant to this section shall be applied to the payment of the Initial Loan. If the Event of Loss shall occur in respect of the Newark Project on or after the Additional Funding Date, then the prepayment pursuant to this section shall be applied in the following manner: (A) the first $16,500,000 shall be applied to the payment of the Repayment Amounts in the inverse order of maturities and (B) the remaining amount shall be applied pro rata to the payment of the outstanding Funding Loan Repayment Amounts.

          (b) Rate Shortfall. (i) If at any time on and after the Additional Funding Date (x) the Qualifying Cogeneration Facility status of the Newark Project is not maintained and the rates approved by FERC under the Newark Power Purchase Agreement are at a level lower than the rates set forth therein, or (y) the rates approved by FERC under the Parlin Power Purchase Agreement are at a level lower than the rates previously approved by FERC under the Parlin Power Purchase Agreement, then in either such case Borrower shall pay to Agent on the Rate Shortfall Prepayment Date an amount (the "Rate Shortfall Prepayment Amount") calculated such that after giving effect to such prepayment (A) the annual Projected Debt Service Coverage Ratio for each calendar year (or part thereof) for the period from and excluding the Rate Determination Date to and including the Maturity Date is at least 1.35:1.00 and (B) the average calendar year Projected Debt Service Coverage Ratio for the period from and excluding the Rate Determination Date to and including the Maturity Date is at least 1.45:1.00. For purposes of calculating such

Projected Debt Service Coverage Ratio, Projected Debt Service shall not include the Rate Shortfall Prepayment Amount. The determination of the Rate Shortfall Prepayment Amount shall be made by Agent in its reasonable discretion and in good faith, after consultation with the Lenders and the Independent Engineer. The Rate Shortfall Prepayment Amount shall be due and payable to Agent on the date which is 30 days after the date Agent delivers to Borrower the results of such determination ("Rate Shortfall Prepayment Date").

          (ii) Borrower shall also refund to JCP&L, if so ordered by FERC, any amounts ("Refunded Amount") that are to be refunded due to the higher rates paid by JCP&L during the period that the rates paid by JCP&L pursuant to the Newark Power Purchase Agreement were higher than the rates approved by FERC under the Newark Power Purchase Agreement.

          (c) Restricted Payments Escrow Account. On any Repayment Date, the Funding Loans shall be prepaid by Agent from funds which have remained on deposit in the Restricted Payments Escrow Account for twelve (12) months or more as provided in Section 5.1(c)(viii) hereof, together with all accrued and unpaid interest thereon. All partial prepayments are to be applied to Repayment Amounts in inverse order of maturities.

          (d) BPU Order. If at any time prior to the Additional Funding Date, the order of the New Jersey Board of Public Utilities ("BPU") approving the Third Amendment to the Newark Power Purchase Agreement or the Interim Gas Service Agreement is modified, rescinded or otherwise invalidated in whole or in part by the BPU or by an appropriate court on appeal of such BPU order, then Borrower shall immediately prepay the Initial Loan, together with all accrued and unpaid interest thereon.

          (e)  Amounts Prepaid.  Amounts prepaid pursuant to this
Section 2.8 may not be reborrowed.  Any prepayments made pursuant to this
Section 2.8 shall include, in addition to the accrued interest and accrued unpaid fees to the date of prepayment, any additional amounts owed by Borrower pursuant to Section 2.5.

          Section 2.9  Optional Termination or Reduction of Commitments.
(A) Provided that no Default or Event of Default shall have occurred and be continuing or shall result therefrom, by giving irrevocable written notice, which is received by Agent at least 10 but not more than 45 days in advance, Borrower may, during the Availability Period, terminate or reduce the Debt Service Line of Credit Facility

Commitment, provided that (a) any such reduction shall be in integral multiples of $100,000, (b) prior to any such termination or reduction, the Borrower shall have demonstrated to the satisfaction of Agent that the balance in the Debt Service Reserve Account, without taking into account the terminated or reduced portion of the Debt Service Line of Credit Facility Commitment, shall be equal to or greater than the Debt Service Required Balance, and (c) any such termination or reduction shall apply proportionally to reduce the Debt Service Line of Credit Facility Commitment of each Lender. Once terminated or reduced pursuant to this
Section 2.9, the Debt Service Line of Credit Facility Commitment may not thereafter be reinstated or increased.

          (B) NRG Newark and NRG Parlin may, by giving irrevocable written notice, which is received by Agent at least three Business Days in advance but not more than 45 days in advance, reduce or terminate the Additional Commitment during the Additional Commitment Period. Once reduced or terminated, the Additional Commitment may not thereafter be increased or reinstated.

          (C) If, prior to the Additional Funding Date, FERC approves the rates in the Parlin Power Purchase Agreement on a cost of service basis and such rates are approved at a level lower than the rates set forth in the Parlin Power Purchase Agreement, then Borrower shall deliver revised base case projections to Agent that reflect such approved rates and, based on such base case projections, the Additional Commitment shall be reduced by an amount (the "Additional Commitment Reduction Amount") calculated such that after giving effect to such reduction (A) the annual Projected Debt Service Coverage Ratio for each calendar year (or part thereof) for the period from the Additional Funding Date to and including the Maturity Date is at least 1.35:1.00 and (B) the average calendar year Projected Debt Service Coverage Ratio for the period from the Additional Funding Date to and including the Maturity Date is at least 1.45:1.00.

          Section 2.10  General Terms of Payment.

          (a) General. All sums payable to the Lenders hereunder and under any other Loan Instrument to which they are a party shall be paid without condition or deduction for any counterclaim, defense, recoupment or set-off in New York City in immediately available funds not later than 12:00 noon (New York time) on the day in question to the Federal Reserve Bank of New York, for credit to the Loan Clearing Account, Account No. 90499602, of Credit Suisse, as Agent,

ABA No. 026009179, Attention: Project Finance, Reference:  NRG
Newark/Parlin.

          (b) Distribution of Payments. If at any time Agent makes available to any Lender amounts due from Borrower hereunder which Borrower fails to make available to Agent, such Lender shall on request forthwith refund such amounts to Agent together with interest thereon at the Federal Funds Rate for such period. In the event that any Lender shall at any time receive any payment in excess of its rights hereunder to receive payments, from any source in respect of any of Borrower's Obligations hereunder, in violation of the requirement of this Agreement that Borrower makes such payment to Agent, such Lender shall be deemed to have received such payment as agent for and on behalf of all the Lenders and shall immediately advise Agent of the receipt of such funds and promptly transmit the full amount thereof to Agent for prompt distribution among all the Lenders as provided for in this Agreement, provided that such Lender shall be deemed not to have received, and Borrower shall be deemed not to have made to such Lender, any payment transmitted to Agent by such Lender pursuant to this
Section 2.10(b).

          (c) Priority of Application. Any payments made to Agent for its account or for the benefit of the Lenders shall be applied (pro rata within each of clauses below, unless otherwise specifically required pursuant to the terms hereof) as follows:

     (A) first against costs, expenses and indemnities due under the Loan Instruments;

     (B)  then against fees for Agent and the Lenders;

     (C) then against payments of accrued and unpaid interest on the Loans and payments with respect to any Interest Rate Hedge Agreement;

     (D)  then against principal of the Funding Loans; and

     (E)  then against principal of the Debt Service Loans.

          (d) Non-Business Day. Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and any interest on any payment shall be payable for such extended time at the specified rate. In no event shall this Section

2.10(d) be deemed to modify the definition of Interest Period, Initial Maturity Date, Maturity Date, Additional Commitment Period or Availability Period set forth in this Agreement.

          (e) Agent's Calculations. All calculations of interest, commissions, increased costs, funding costs, gross-up costs or other amounts due hereunder calculated by Agent with respect to the Loans shall be conclusive and binding for all purposes absent manifest error. Agent shall, upon request by Borrower, promptly provide Borrower with a certificate as to the calculation of the amount of any funding, yield protection or increased cost with respect to the Loans, setting forth the method of such calculation.

          Section 2.11  Note(s).

          (a) Initial Loan Notes. The Initial Loans made by each Lender shall be evidenced by a separate promissory note of Borrower in favor of each such Lender, substantially in the form of Exhibit A1, with appropriate insertions as to payee, date and principal amount (individually, an "Initial Loan Note" and, collectively, the "Initial Loan Notes"), payable to the order of such Lender and evidencing the obligation of Borrower to pay a principal amount equal to the aggregate unpaid principal amount of the Initial Loans made by such Lender under this Agreement, plus interest due such Lender thereon, all as provided in this Agreement and the other Loan Instruments.

          (b) Funding Loan Notes. On the Additional Funding Date, Borrower shall execute and deliver separate promissory notes of Borrower in favor of each Lender, substantially in the form of Exhibit A2 hereto with appropriate insertions as to payee, date and principal amount (individually, a "Funding Loan Note" and, collectively, the "Funding Loan Notes"), payable to the order of such Lender and evidencing the joint and several obligations of Borrower to pay a principal amount equal to the aggregate unpaid principal amount of the Funding Loans made by such Lender under this Agreement plus interest due such Lender thereon, all as provided in this Agreement and the other Loan Instruments. Simultaneously with the delivery of a Funding Loan Note to a Lender, such Lender shall cancel and deliver its Initial Loan Note to NRG Newark. Any Funding Loan Note executed and delivered in accordance with the foregoing shall carry the rights to unpaid interest that were carried by the Initial Loan Note(s), such that no loss of interest shall result from any such exchange. Each Funding Loan Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

       "This Note is issued, in part, in replacement of [describe canceled Note[s]] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note[s], such that no loss of interest shall result from any such replacement."

          (c) Debt Service Loan Notes. The Debt Service Loans provided by each Lender shall be evidenced by a separate promissory note of Borrower in favor of each such Lender, substantially in the form of Exhibit B hereto, with appropriate insertions as to payee, date and principal amount (individually, a "Debt Service Loan Note" and, collectively, the "Debt Service Loan Notes"), payable to the order of such Lender and evidencing the obligation of Borrower to pay a principal amount equal to the aggregate unpaid principal amount of all Debt Service Loans made by such Lender under this Agreement, plus interest due such Lender thereon, all as provided in this Agreement.

          (d) Certain Terms of the Notes. Each Lender is hereby authorized to record on its Note (or a schedule or grid attached thereto) or on its regularly maintained books and records the date, type and amount of each Loan made or continued by, or arising in favor of, such Lender, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Loans subject to an Interest Period using LIBOR, the Interest Period with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Interest on each Note shall be payable on the dates specified in
Section 2.4 hereof. The principal of each Initial Loan Note shall be stated to be payable on the Initial Maturity Date and the principal of each Funding Loan Note shall be stated to be payable on each Repayment Date and the Maturity Date. The principal of each Debt Service Loan Note shall be stated to be payable in accordance with the provisions of Section 2.6(b)(i). Each Lender is hereby authorized to record on its Note (or a schedule or grid attached thereto) or on its regularly maintained books and records the date, type and amount of each Loan made or continued by, or arising in favor of, such Lender, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Loans subject to an Interest Period using LIBOR, the Interest Period with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. At any time, at the reasonable request of any Lender, Borrower (at its expense) shall execute and deliver one or more of the applicable Notes in substitution of the Note(s) held prior thereto, which latter Note(s) shall be canceled and simultaneously delivered to Borrower. Any Note executed and delivered in accordance with the foregoing shall carry the rights to unpaid interest that were carried by the Note(s) canceled and delivered to Borrower in exchange therefor, such that no loss of interest shall result from any such exchange. Each Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

       "This Note is issued, in part, in replacement of [describe canceled Note[s]] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note[s], such that no loss of interest shall result from any such replacement."

          Section 2.12 Replacement of Lender. (a) In the event that (i) any Lender requests compensation pursuant to Section 2.5 hereof, (ii) the obligation of any Lender to make or continue its proportionate interest in the Loans or the Commitments is terminated pursuant to Section 2.5(c) hereof, (iii) the obligation of any Lender to make or continue Loans on a LIBOR basis shall be suspended pursuant to Section 2.5(d) hereof, or (iv) any Lender becomes insolvent or fails to make any Loan in response to a request for borrowing by the Borrower where the Majority Lenders have made the respective Loans to be made by them in response to such request, then, so long as such condition exists, Borrower may either (x) designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to Agent (which acceptance shall not be unreasonably withheld) and which is not an Affiliate of the Borrower or Guarantor, to assume such Lender's Commitments hereunder and to purchase the Loans of such Lender and such Lender's rights under this Agreement and the Notes and any other Loan Instruments held by such Lender, all without recourse to or representation or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Lender of documentation satisfactory to the Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement and any other Loan Instruments), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder, or (y) pay to such Lender the outstanding principal amount of the Loans payable to such Lender under this Agreement and any other Loan Instruments plus any accrued but unpaid interest on such Loans and accrued but unpaid fees owing to such Lender under this Agreement and any other Loan Instruments. In the event that Borrower exercises its rights under the preceding sentence, the Lender against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder. If Borrower exercises its rights under clause (y) above against any Lender, then the outstanding Loans and the Commitments shall be reduced to the extent of such Lender's pro rata share of the Loans and the Commitments.

               (b) If the Borrower exercises its rights under clause (y) of Section 2.12(a) hereof, the Borrower may, not later than the first anniversary of such exercise, designate another financial institution (such financial institution being herein called a "Substitute Lender") acceptable to the Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of the Borrower or Guarantor, to assume the Commitments of the Lender against which such rights were exercised and, subject to the execution and delivery to the Agent by the Substitute Lender of documentation satisfactory to the Agent, the Substitute Lender shall become party to this Agreement as a Lender. Upon the Substitute Lender so becoming a party hereto, the Borrower shall borrow Loans from the Substitute Lender in such a manner and in such amounts as will result in the outstanding principal amount of the Loans held by the Lenders being pro rata according to the amounts of their respective Commitments.

          Section 2.13. Limitation on Liability. Notwithstanding any other term of this Agreement or any of the other Loan Instruments to the contrary, (a) prior to the Additional Funding Date, (i) NRG Parlin shall not be liable in any respect for the payment of principal, interest, fees, expenses or other amounts in respect of the Initial Loan or for the payment of any other amounts under this Agreement or any other Loan Instrument;
(ii) NRG Parlin shall not be obligated under any covenant contained in this Agreement (other than in Section 5.7(a)) or any other Loan Instrument; and
(b) commencing on the Additional Funding Date, (i) NRG Parlin shall be jointly and severally liable with NRG Newark with respect to the Obligations; and (ii) all covenants contained in this Agreement or in any other Loan Instruments shall be applicable to NRG Parlin as well as NRG Newark.


                                ARTICLE III

                         Conditions of Commitments

          Section 3.1 Conditions Precedent to the Making of Initial Loans. The obligations of each Lender to make its pro rata share of the Initial Loans on the Initial Funding Date is subject to the satisfaction of Agent of all the conditions precedent set forth below:

          (a) Certificate of Incorporation or Organizational Documents. Borrower shall have delivered and shall have caused each of the Obligors other than those listed on Schedule 3.1(a) to have delivered to Agent a copy of the certificate of incorporation or other organizational documents of such Obligors, and each amendment thereto, certified by the Secretary of State of its state of incorporation or other appropriate Governmental Authority as being a true and correct copy thereof, such certificate or document to be dated a recent date prior to the Initial Funding Date.

          (b) Certificate of Good Standing. Borrower shall have delivered and shall have caused each of the Obligors other than those listed on
Schedule 3.1(b) to have delivered to Agent a certificate or other appropriate document from the Secretary of State of its state of incorporation or other governmental authority of such Obligor, listing the certificate of incorporation or other organizational documents and each amendment thereto on file in its office and, if available, certifying that
(i) such amendments are the only amendments to each such certificate of incorporation or other organizational documents on file in its office,
(ii) such Obligor has paid all franchise taxes to the date of such certificate and (iii) such Obligor as appropriate, is duly incorporated and in good standing under the laws of such jurisdiction, such certificates to be dated a recent date prior to the Initial Funding Date.

          (c) Certificate of Qualification. Borrower shall have delivered and shall have caused each of the Obligors other than those listed on
Schedule 3.1(c) to have delivered to Agent certificates or equivalent documents from all states in which it is necessary for such Obligor to be qualified and/or licensed to do business for the purposes of the transactions contemplated hereunder or under any of the Project Agreements, certifying that such Obligor has duly qualified to do business in such jurisdiction as a foreign corporation and is in good standing under such qualification, such certificates or equivalent documents to be dated a recent date prior to the Initial Funding Date.

          (d) By-Laws and Resolutions. Borrower shall have delivered and shall have caused each of the Obligors other than those listed on
Schedule 3.1(d) to have delivered to Agent copies of the By-Laws or other equivalent organizational documents of such Obligor, the resolutions of its Board of Directors approving each Project Agreement to which it is a party (other than the DuPont Power Purchase Agreement), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Project Agreement to which it is a party (other than the DuPont Power Purchase Agreement), certified as of the Initial Funding Date as true and correct in each case by an Authorized Officer of such Obligor.

          (e) Incumbency Certificate. Borrower shall have delivered and shall have caused each of the Obligors other than those listed on
Schedule 3.1(e) to have delivered to Agent a certificate of an Authorized Officer of such Obligor dated as of the Initial Funding Date certifying the names and true signatures of the officers authorized to sign each Project Agreement to which it is a party (other than the DuPont Power Purchase Agreement) and the other documents to be delivered by it pursuant to the Project Agreements (other than the DuPont Power Purchase Agreement).

          (f) Opinions of Counsel. Borrower shall have delivered to Agent a favorable opinion of (a) Troutman Sanders LLP, as counsel to Borrower and Guarantor, substantially in the form of Exhibit C1 hereto, and as to such other matters as Agent may reasonably request, (b) Michael Young, Esq., counsel to NRG, substantially in the form of Exhibit C1 hereto, and as to such other matters as Agent may reasonably request, (c) Greenbaum, Rowe, Smith, Ravin and Davis, New Jersey counsel to Borrower and Guarantor, substantially in the form of Exhibit C1 hereto, and as to such other matters as Agent may reasonably request, (d) Gibson, Dunn & Crutcher, New York counsel to Borrower, Guarantor and NRG, substantially in the form of Exhibit C1 hereto, and as to such other matters as Agent may reasonably request, and (e) counsel to each of JCP&L, Newark Group, Stewart & Stevenson, and Stewart & Stevenson Services, substantially in the form of Exhibit C2 hereto, and as to such other matters as Agent may reasonably request, in each case dated as of the Initial Funding Date and addressed to the Agent, the Secured Parties and the Lenders, in form and substance satisfactory to Agent.

          (g) Fees. Payment in full by NRG and NRG Newark of all fees and expenses which are to be paid on or before the Initial Funding Date, including, without limitation, the fees provided for in the letter agreement dated May 17, 1996 among NRG Newark, NRG Parlin and Agent and the expenses provided for in the letter agreement dated February 13, 1996 between NRG and Agent.

          (h) Loan Instruments. Borrower shall have delivered to Agent fully executed counterparts of this Agreement, the NRG Guaranty, the Initial Loan Notes, the Pledge Agreement, the Security Agreement, the Blocked Account Agreements, the Mortgage, all financing statements, stock certificates, guarantees, assignments, instruments and agreements required by Agent to be executed on or prior to the Initial Funding Date by or on behalf of Borrower to guaranty or provide collateral security with respect to the Obligations, and such other certificates, opinions, documents and instruments evidencing, securing or pertaining to the Loans and the Commitments as shall be required by Agent to be delivered to the Secured Parties by Borrower or any other Person prior to the Initial Funding Date, in each case in form and substance satisfactory to Agent and signed by all parties thereto (other than Agent) and in full force and effect. In addition, Agent shall have received pay-off letters, UCC termination statements and other documents, in each case, in form and substance satisfactory to Agent, evidencing the release and termination of all prior Liens on the Collateral. All representations and warranties contained in
Section 4.1 and each other Loan Instrument shall be true and correct as of the Initial Funding Date.

          (i) Borrower's Shares. Borrower shall have caused Guarantor to deliver to Agent stock certificates representing 100% of the issued and outstanding shares of capital stock of Borrower registered in the name of Guarantor, together with irrevocable undated stock powers duly endorsed in blank.

          (j)  [Intentionally Omitted].

          (k) NRG Energy Investment. Borrower shall have delivered to Agent evidence satisfactory to Agent that not less than $29 million has been paid by NRG by way of cash equity or payment of the purchase price of stock.

          (l) Security Interest. Except to the extent Consents are required to create a first priority perfected security interest in the Project Documents other than the Power Purchase Agreement, the Steam Sales Agreement and the Ground Lease (which Consents shall be obtained in accordance with Section 5.40), Borrower shall have provided Agent with evidence satisfactory to Agent that it has, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral on the Initial Funding Date (subject only to Permitted Liens).

          (m) Financial Statements of Obligors. Agent shall have received the most recent year-end audited financial statements and unaudited quarterly financial statements which are available for each Obligor (or, in the case of each of JCP&L and PSE&G, the most recent Form 10-K filed with the SEC and, to the extent that the most recent Form 10-Q filed with the SEC is dated a more recent date than the most recent Form 10-K for such Obligor, the most recent Form 10-Q filed with and available from the SEC). In the opinion of Agent, there shall have been no material adverse change in the business operations, results of operations, condition (financial or otherwise), prospects or property of any Obligor (except as previously disclosed to Agent in a writing delivered by or on behalf of Borrower or such Obligor) since (i) the date of such Obligor's most recent audited financial statements (or Forms 10-Q or 10-K, as appropriate) previously delivered to Agent, if such Obligor's financial statements have been previously delivered to Agent and (ii) the date which is six months prior to the Initial Funding Date, if such Obligor's financial statements have not previously been delivered to Agent.

          (n) Notice of Borrowing. Borrower shall have delivered to Agent a Notice of Borrowing in accordance with Section 2.1(b).

          (o) Officer's Certificate. Borrower shall have delivered to Agent a certificate executed by an Authorized Officer, stating that:
(a) on such date, and after giving effect to the funding of the Initial Loans, the provision of the Commitment and the other transactions contemplated hereby or under any of the Project Agreements, no Default or Event of Default has occurred and is continuing or would arise as a result of the consummation of the transactions contemplated hereby or under any of the Project Agreements; (b) no Material Adverse Effect has occurred since June 30, 1995; (c) the representations and warranties set forth in
Article IV are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) it is not in default under any material agreement, indenture, credit agreement or other document to which it is a party.

          (p) Confirmation of Agent for Service. Borrower shall have delivered to Agent confirmation from CT Corporation System of its acceptance of its appointment as agent for service of process for Borrower required under Section 8.4 and similar provisions in the other Loan Instruments.

          (q)  [Intentionally Omitted].

          (r) Government Approvals, Litigation and Project Documents. (i) Borrower shall have delivered to Agent evidence satisfactory to Agent that all Governmental Approvals and filings and consents from third parties, except such Consents as are set forth in Schedule 5.40 hereof, required in connection with the transactions contemplated hereby in connection with the Newark Project have been obtained, to the extent reasonably obtainable (including, without limitation, all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, New Jersey Industrial Site Recovery Act (N.J. Rev. Stat. 13:1K-6 et seq.) and all New Jersey asset transfer approvals required under the environmental regulations). Agent shall have received evidence or copies of all Governmental Approvals for the Newark Project that are set forth in
Part I of Schedule 4.3A hereto (including, without limitation, those necessary for the operation of the Project at levels satisfactory to Agent after consultation with the Independent Engineer and the approvals), certified by an Authorized Officer of Borrower as being (except in the case of the BPU orders approving the Third Amendment to the Newark Power Purchase Agreement and the Interim Gas Service Agreement) complete and in full force and effect and not subject to appeal, and copies of all correspondence referred to in such Governmental Approvals and all applications for such Governmental Approvals, certified by an Authorized Officer of Borrower as complete. Agent shall have received evidence satisfactory to Agent that (x) neither the Borrower nor the Project is in violation of any Governmental Approval, (y) no additional Governmental Approvals are required for the operation of the Project as contemplated in the Project Documents, and (z) there is no litigation arising from or relating to the transactions contemplated hereby which could reasonably be expected to result in a Material Adverse Effect.

          (ii) Each of the Project Documents shall be in form and substance reasonably satisfactory to Agent. Agent shall have received evidence satisfactory to it that each of such Project Documents is in full force and effect and that Borrower is not, and to the best knowledge of Borrower, no other party to any such Project Document is, in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and that the Effective Date (as defined in the Power Purchase Agreement) has occurred. Agent shall have received executed Consents, in the form and substance satisfactory to Agent (other than those Consents referred to in Schedule
5.40 hereof). Agent shall have received an executed copy of each Project Document, certified in the case of each such document to which Agent is not a party by an Authorized Officer of Borrower as being complete (including all exhibits, schedules and disclosure or other material letters referred to therein or delivered pursuant thereto, and all amendments thereto) and in full force and effect and that no force majeure has occurred thereunder.

          (s) Acquisition Documents. Borrower shall have delivered to Agent a certificate executed by an Authorized Officer stating that, prior to or concurrently with the making of the Initial Loans and the provision of the Commitments, the Acquisition has been or shall be consummated in accordance with the Acquisition Documents and all Laws, and no term or provision of any Acquisition Document has been amended or waived (except any amendments or waivers approved by Agent in writing). Borrower shall have delivered executed copies of each of the Acquisition Documents (and all exhibits and schedules thereto) certified as being true and correct copies by an Authorized Officer of Borrower, together with copies of all certificates, opinions and other documents executed and delivered thereunder or in connection therewith.

          (t) Material Adverse Effect. Since June 30, 1995, there shall not have occurred any Material Adverse Effect.

          (u) Pro Forma, the Operating Budget and Projections. Agent shall have received the Pro Forma Balance Sheets for the Project, the Sources and Uses Table, the Operating Budget for the Project and, at least five Business Days prior to the Initial Funding Date, the Projections for the Newark Project and Parlin Project, in each case satisfactory to Agent; provided that such Projections demonstrate the ability of NRG Newark and NRG Parlin to maintain, at all times during the term of this Agreement, an annual Debt Service Coverage Ratio of at least 1.35:1.00 and an average annual Debt Service Coverage Ratio of at least 1.45:1.00.

          (v) Title Insurance; Surveys. Agent shall have received an ALTA lender's paid policy of title insurance issued by the Title Company, in form and substance satisfactory to Agent, with such endorsements and affirmative coverage as Agent may reasonably request, with such ALTA direct facultative reinsurance agreements (with direct access provisions) as Agent may reasonably request, (i) insuring the Secured Parties for their ratable benefit in an amount not less than $60,000,000, that good and marketable leasehold title to the Project is vested in the Borrower pursuant to the Ground Lease and good and marketable easements in that portion of the Property consisting of easements is vested in the Borrower and that the Mortgage constitutes a valid and enforceable first mortgage lien on the Project subject only to Permitted Liens and (ii) providing full coverage against all mechanics' and materialmen's liens (including any relating to environmental remediation) as well as coverage against survey exceptions (except as specifically approved by Agent). Agent shall also have received a currently dated ALTA/ASCM Class A certified survey of the Project and all easements affecting the Project by a licensed surveyor in the State of New Jersey satisfactory to Agent and the Title Company, certified to the Secured Parties and the Title Company, showing outlines of the Project, location of all improvements, set back lines, encroachments (if any), rights of way, and showing no state of facts unsatisfactory to any of them and showing such details as Agent may reasonably require. The legal descriptions on the survey shall coincide exactly with that on the title insurance policies to be furnished to Agent.

          (w) Insurance. Agent shall have received (i) a certified copy of, or binder for, each of the insurance policies for the Project that are required by Section 4.25 hereof, such policies to be in form and substance, and issued by companies, satisfactory to Agent, together with evidence satisfactory to Agent that such insurance complies with the provisions of
Section 4.25 hereof and with the provisions of each of the Project Documents, and that all premiums then due with respect to such insurance have been paid and (ii) a written report of the Insurance Consultant describing the insurance obtained by Borrower as of the Initial Funding Date with respect to the Project and stating that the insurance required to be obtained as of the Initial Funding Date pursuant to the Loan Instruments and the Project Documents is in full force and effect and provides reasonable and adequate coverage for the Project.

          (x) EWG/QF Status. The Project shall be a Qualifying Cogeneration Facility and Borrower shall have maintained and established by filing the QF Certificate, which shall be in full force and effect and shall reflect operation and ownership of the Project consistent with the Project Documents and the Governmental Approvals. NRG Newark and NRG Parlin shall each have filed good faith applications for certification as an EWG with FERC, which applications shall reflect NRG Newark and NRG Parlin as the owner of the Newark Project and the Parlin Project, respectively, and which shall reflect the operation and ownership of the Newark Project and the Parlin Project consistent with the Newark Project Documents and the Parlin Project Documents and the Governmental Approvals, and which shall have been served on all of the entities required to have been served under FERC regulations.

          (y) Environmental Status. Agent shall have received (i) the environmental reports listed in Schedule 3.1(y) as well as a reliance letter with respect to such reports and such reports and reliance letter shall be in form and substance satisfactory to Agent and such reports shall contain the results of the review of the environmental audit of the Project, permitting issues and other matters of environmental concern with respect to the Project and (ii) such other information as to the past ownership and use and the present condition of the Project as Agent may have requested; and such reports shall not disclose, in the opinion of Agent, any unusual or significant risks associated with the Project relating to any Environmental Requirements.

          (z) Independent Engineer's Report; Gas Consultant Report. Agent shall have received a report of the Independent Engineer and Gas Consultant detailing to the satisfaction of Agent such matters as Agent may reasonably request, including without limitation, the technical and economic feasibility of the Project and the availability of Alternative Fuel and Backup Gas for the Project.

          (aa) Regulation as Utility. None of the making of any Loan or any Commitment, the securing of any obligation by Liens pursuant to the Security Documents, any other transaction contemplated by any of the Loan Instruments, nor the ownership or operation of the Newark Project or the Parlin Project by NRG Newark or NRG Parlin shall cause Borrower or, solely on the basis of this transaction, any Secured Party to become subject to regulation by any Governmental Authority as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", or a subsidiary or affiliate of any of the foregoing under any Law or Governmental Requirements (including, without limitation, PUHCA and FPA).

          (bb) Filing, Registration and Recording Fees. Agent shall have received evidence satisfactory to it that all filing, recordation, subscription and inscription fees, and all taxes and other expenses related thereto, necessary for the consummation of the transactions contemplated by the Project Agreements have been paid or provided for in full by or on behalf of Borrower.

          (cc) Transfer and Stamp Taxes. Agent shall have received evidence that all transfer, stamp, documentary, intangible personal property or similar taxes, levies, imposts, assessments or charges imposed by any Governmental Authority and any and all interest, penalties or other liabilities arising under or relating thereto, in respect of this Agreement, any other Loan Instrument, any Loans or Obligations or the transactions contemplated herein or therein which are due and payable have been paid or provided for in full.

          (dd)  [Intentionally Omitted].

          (ee) Operations and Maintenance Agreement; Operating Guaranty. Borrower shall have delivered to Agent certified copies of the executed Operations and Maintenance Agreement and the Operating Guaranty, each in form and substance satisfactory to Agent.

          (ff) Assignment of Gas Contract With PSE&G. The Gas Service Agreement, dated May 13, 1993, between O'Brien (Newark) Cogeneration, Inc. and PSE&G shall have been assigned to JCP&L and the Borrower shall have no obligation or liability under such agreement, and the Borrower shall have delivered to Agent a certificate to this effect. Further, Borrower shall have delivered to Agent a certified copy of the Assignment of Gas Service Agreement dated as of April 30, 1996 by and among O'Brien (Newark) Cogeneration, Inc., PSE&G and JCP&L.

          (gg) Interim Gas Service Agreement. Borrower shall have delivered to Agent certified copies of the executed Interim Gas Service Agreement which shall be in full force and effect.

          Section 3.2 Conditions Precedent to the Making of Debt Service Loans;. The obligations of each Lender to make its pro rata share of each Debt Service Loan is subject to the satisfaction of Agent of all the conditions precedent set forth below:

          (a) Funding Loans. All the conditions precedent to the making of Funding Loans set forth in Section 3.1 and 3.3 shall have been satisfied and the Initial Loans shall have been made on the Initial Funding Date and the Additional Loans shall have been made on the Additional Funding Date to Borrower.

          (b) Insufficient Funds to Repay Debt Service. Debt Service shall be due and payable by the Borrower to the Lenders and the Cash Revenues available to the Borrower plus the balance existing at the time in the Debt Service Reserve Account after making the payments specified in
Section 5.1(c)(i) shall be insufficient to pay such Debt Service.

          (c) Debt Service Loans to be Used to Pay Debt Service. Borrower shall have delivered to Agent a certificate certifying that the proceeds of the proposed Debt Service Loan shall be used only to pay Debt Service due and payable by the Borrower to the Lenders.

          (d) Debt Service Loans not to exceed Debt Service Line of Credit Facility Commitment. The amount of the proposed Debt Service Loan shall not exceed an amount equal to the Debt Service Line of Credit Facility Commitment.

          (e) Notice of Borrowing. Borrower shall have delivered to Agent a Notice of Borrowing in accordance with Section 2.2(b).

          Section 3.3 Conditions Precedent to the Making of Additional Loans. The obligations of each Lender to make its pro rata share of the Additional Loans on the Additional Funding Date is subject to the satisfaction of Agent of all the conditions precedent set forth below:

          (a) Certificate of Incorporation or Organizational Documents. NRG Parlin shall have delivered and shall have caused each of DuPont, Guarantor and NPI to have delivered to Agent a copy of the certificate of incorporation or other organizational documents of such Parlin Obligors, and each amendment thereto, certified by the Secretary of State of its state of incorporation or other appropriate Governmental Authority as being a true and correct copy thereof, such certificate or document to be dated a date during, or a recent date prior to, the Additional Commitment Period.

          (b) Certificate of Good Standing. NRG Parlin shall have delivered and shall have caused each of DuPont, Guarantor and NPI to have delivered to Agent a certificate or other appropriate document from the Secretary of State of its state of incorporation or other governmental authority of such Parlin Obligor, listing the certificate of incorporation or other organizational documents and each amendment thereto on file in its office and, if available, certifying that (i) such amendments are the only amendments to each such certificate of incorporation or other organizational documents on file in its office, (ii) such Parlin Obligor has paid all franchise taxes to the date of such certificate and (iii) such Parlin Obligor as appropriate, is duly incorporated and in good standing under the laws of such jurisdiction, such certificates to be dated a date during, or a recent date prior to, the Additional Commitment Period.

          (c) Certificate of Qualification. NRG Parlin shall have delivered and shall have caused each of DuPont, Guarantor and NPI to have delivered to Agent certificates or equivalent documents from all states in which it is necessary for such Parlin Obligor to be qualified and/or licensed to do business for the purposes of the transactions contemplated hereunder or under any of the Project Agreements, certifying that such Parlin Obligor has duly qualified to do business in such jurisdiction as a foreign corporation and is in good standing under such qualification, such certificates or equivalent documents to be dated a date during, or a recent date prior to, the Additional Commitment Period.

          (d) By-Laws and Resolutions. NRG Parlin shall have delivered and shall have caused each of DuPont, Guarantor and NPI to have delivered to Agent copies of the by-laws or other equivalent organizational documents of such Parlin Obligor, the resolutions of its Board of Directors approving each Parlin Project Agreement to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Parlin Project Agreement to which it is a party, certified as of a date during, or a recent date prior to, the Additional Commitment Period as true and correct in each case by an Authorized Officer of such Parlin Obligor.

          (e) Incumbency Certificate. NRG Parlin shall have delivered and shall have caused each of DuPont, Guarantor and NPI to have delivered to Agent a certificate of an Authorized Officer of such Parlin Obligor dated as of a date during, or a recent date prior to, the Additional Commitment Period certifying the names and true signatures of the officers authorized to sign each Parlin Project Agreement (other than the DuPont Power Purchase Agreement) to which it is a party and the other documents to be delivered by it pursuant to the Parlin Project Agreements (other than the DuPont Power Purchase Agreement).

          (f) Opinions of Counsel. NRG Parlin shall have delivered to Agent a favorable opinion of (a) Troutman Sanders LLP, as counsel to NRG Parlin and Guarantor, substantially in the form of Exhibit C1 hereto, including all federal regulatory matters and such other matters as Agent may reasonably request based on any facts, information, circumstances or matters that arise, or that the Agent becomes aware of, with respect to the Parlin Project after the Initial Funding Date, (b) in house counsel to NRG and NPI, substantially in the form of Exhibit C1 hereto, including all federal regulatory matters, and such other matters as Agent may reasonably request based on any facts, information, circumstances or matters that arise, or that the Agent becomes aware of, with respect to the Parlin Project after the Initial Funding Date, (c) Greenbaum, Rowe, Smith, Ravin and Davis, or other New Jersey counsel to NRG Parlin, NPI and Guarantor, substantially in the form of Exhibit C1 hereto, including all state regulatory matters and such other matters as Agent may reasonably request based on any facts, information, circumstances or matters that arise, or that the Agent becomes aware of, with respect to the Parlin Project after the Initial Funding Date, (d) Gibson, Dunn & Crutcher, New York counsel to NRG Parlin, Guarantor, NPI and NRG, substantially in the form of Exhibit C1 hereto, and as to matters set forth in Section 3.3(s)(i) and such other matters as Agent may reasonably request based on any facts, information, circumstances or matters that arise, or that Agent becomes aware of, with respect to the Parlin Project after the Initial Funding Date, and (e) counsel to each of JCP&L, DuPont, Stewart & Stevenson, Stewart & Stevenson Services, and NPI, substantially in the form of Exhibit C2 hereto, in each case dated a date during, or a recent date prior to, the Additional Commitment Period and addressed to the Agent, the Secured Parties and the Lenders, in form and substance satisfactory to Agent.

          (g) Fees. Payment in full by NRG and NRG Parlin of all fees and expenses which are to be paid on or before the Additional Funding Date, including, without limitation, the fees provided for in the letter agreement dated May 17, 1996 among NRG Newark, NRG Parlin and Agent and the expenses provided for in this Agreement.

          (h) Loan Instruments. NRG Parlin and NRG Newark shall have delivered to Agent fully executed counterparts of the Guaranty, the Funding Loan Notes, the Debt Service Loan

Notes, the Tax Indemnification Agreement, the Parlin Pledge Agreement, the Parlin Security Agreement, the Blocked Account Agreements with respect to the Parlin Project, the Parlin Mortgage, an amended and restated Newark Mortgage substantially in the form of the Newark Mortgage and securing up to $160,000,000 of the outstanding principal amount of the Funding Loan Notes and the Debt Service Loan Notes, all financing statements, stock certificates, guarantees, assignments, instruments and agreements required by Agent to be executed on or prior to the Additional Funding Date by or on behalf of NRG Parlin or NRG Newark to guaranty or provide collateral security with respect to the Obligations (other than the DuPont Power Purchase Agreement), and such other certificates, opinions, documents and instruments evidencing, securing or pertaining to the Loans and the Commitments as shall be required by Agent to be delivered to the Secured Parties by Borrower or any other Person prior to the Additional Funding Date, in each case in form and substance satisfactory to Agent and signed by all parties thereto (other than Agent) and in full force and effect. In addition, Agent shall have received pay-off letters, UCC termination statements and other documents, in each case, in form and substance satisfactory to Agent, evidencing the release and termination of all prior Liens on the Collateral intended to be subject to the Parlin Security Documents.

          (i) NRG Parlin's and NPI's Shares. NRG Parlin shall have caused Guarantor to deliver to Agent stock certificates representing 100% of the issued and outstanding shares of capital stock of NRG Parlin registered in the name of Guarantor together with irrevocable undated stock powers duly endorsed in blank.

          (j)  [Intentionally Omitted].

          (k) NRG Investment. NRG Parlin shall have delivered to Agent a certificate of an Authorized Officer of Guarantor that, after taking into account the Funding Loans and the application of proceeds thereof, NRG's equity investment in Guarantor will not be less than $29 million.

          (l) Security Interest. NRG Parlin shall have provided Agent with evidence satisfactory to Agent that it has, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral (intended to be subject to the Parlin Security Documents) on or prior to the Additional Funding Date (subject only to Permitted Liens). NRG Parlin and NRG Newark shall have delivered to Agent each of the items required to be obtained in accordance with Section 5.40, including, without limitation, an executed copy of the PSE&G Consent substantially in the form of Exhibit G attached hereto.

          (m) Financial Statements of Parlin Obligors. Agent shall have received the most recent year-end audited financial statements and unaudited quarterly financial statements which are available for NRG Parlin, Guarantor and NPI and the most recent Form 10-K filed with the SEC and, to the extent that the most recent Form 10-Q filed with the SEC is dated a more recent date than such Form 10-K, the most recent Form 10-Q filed with and available from the SEC, which are available for DuPont. In the opinion of Agent, there shall have been no material adverse change in the business operations, results of operations, condition (financial or otherwise), prospects or property of any such Parlin Obligor (except as previously disclosed to Agent in a writing delivered by or on behalf such Parlin Obligor) since (i) the date of such Parlin Obligor's most recent audited financial statements (or Forms 10-Q or 10-K, as appropriate) previously delivered to Agent, if such Parlin Obligor's financial statements have been previously delivered to Agent and (ii) the date which is six months prior to the Additional Funding Date, if such Parlin Obligor's financial statements have not previously been delivered to Agent.

          (n) Notice of Borrowing. NRG Parlin shall have delivered to Agent a Notice of Borrowing in accordance with Section 2.1(b).

          (o) Officer's Certificate. NRG Parlin shall have delivered to Agent a certificate executed by an Authorized Officer, stating that:
(a) on such date, and after giving effect to the making of the Funding Loans, the provision of the Commitments and the consummation of the other transactions contemplated hereby or under any of the Parlin Project Agreements, no Default or Event of Default has occurred and is continuing or would arise as a result of the consummation of the transactions contemplated hereby or under any of the Parlin Project Agreement; (b) no Material Adverse Effect has occurred since the Initial Funding Date;
(c) the representations and warranties set forth in Article IV are true and correct in all material respects on and as of the date such representations and warranties are made; and (d) it is not in default under any material agreement, indenture, credit agreement or other document to which it is a party.

          (p) Confirmation of Agent for Service. NRG Parlin shall have delivered to Agent confirmation from CT Corporation System of its acceptance of its appointment as agent for service of process for NRG Parlin required under

Section 8.4 and similar provisions in the other Loan Instruments.

          (q) Flood Zone. NRG Parlin shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Parlin Project does not and will not include any improved real property that is located within an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

          (r) Government Approvals, Litigation and Project Documents. (i) NRG Parlin shall have delivered to Agent evidence satisfactory to Agent that all Governmental Approvals and filings and consents from third parties required in connection with the transactions contemplated hereby have been obtained, to the extent reasonably obtainable (including, without limitation, all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, New Jersey Industrial Site Recovery Act (N.J. Rev. Stat. 13:1K-6 et seq.) and all New Jersey asset transfer approvals required under the environmental regulations). Agent shall have received evidence or copies of all Governmental Approvals set forth in Part I of Schedule 4.3B hereto (including, without limitation, those necessary for the operation of the Parlin Project at levels satisfactory to Agent after consultation with the Independent Engineer), certified by an Authorized Officer of NRG Parlin as being complete and in full force and effect and not subject to appeal, and copies of all correspondence referred to in such Governmental Approvals and all applications for such Governmental Approvals, certified by an Authorized Officer of NRG Parlin as complete. Agent shall have received evidence satisfactory to Agent that
(x) neither NRG Parlin nor the Parlin Project is in violation of any Governmental Approval and that the Parlin Project has not been in material violation of any Governmental Approval since the Initial Funding Date,
(y) no additional Governmental Approvals are required for the operation of the Parlin Project as contemplated in the Parlin Project Documents, and (z) there is no litigation arising from or relating to the transactions contemplated hereby which could reasonably be expected to result in a Material Adverse Effect.

          (ii) Each of the Parlin Project Documents shall be in form and substance reasonably satisfactory to Agent. Agent shall have received evidence satisfactory to it that each of such Parlin Project Documents is in full force and effect and that NRG Parlin is not, and to the best knowledge of NRG Parlin, no other party to any such Parlin Project Document is, in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and that the Effective Date (as defined in each Power Purchase Agreement) has occurred. Agent shall have received executed Parlin Consents, in the form and substance satisfactory to Agent. Agent shall have received an executed copy of each Parlin Project Document, certified in the case of each such document to which Agent is not a party by an Authorized Officer of NRG Parlin as being complete (including all exhibits, schedules and disclosure or other material letters referred to therein or delivered pursuant thereto, and all amendments thereto) and in full force and effect and that no force majeure has occurred thereunder.

          (s) Bankruptcy Court Orders. NRG Parlin shall have delivered to Agent (i) an unqualified opinion of Gibson, Dunn & Crutcher, in form and substance satisfactory to Agent, stating that no order of the Bankruptcy Court and no notice, hearing or other pleading in the Bankruptcy Case are required in connection with the Loans, the Commitments, the Loan Instruments and the obligations of the Guarantor or either Borrower thereunder, or (ii) a final and non-appealable order of the Bankruptcy Court authorizing and approving the Commitments and the Loans and the Loan Instruments or a final and non-appealable order of the Bankruptcy Court stating that it has no jurisdiction over such transactions.

          (t) Material Adverse Effect. Since the Initial Funding Date there shall not have occurred any Material Adverse Effect; provided that for purposes of this Section 3.3(t), in determining whether a Material Adverse Effect has occurred, in all provisions of this Agreement "Borrower" shall be deemed to have included NRG Parlin, "Project" shall be deemed to have included the Parlin Project, "Obligor" shall be deemed to have included Parlin Obligors, "Project Agreements" shall be deemed to have included Parlin Project Agreements, and "Security Documents" shall be deemed to have included Parlin Security Documents during the Additional Commitment Period.

          (u) Pro Forma; the Operating Budget. Agent shall have received the Pro Forma Balance Sheets for the Parlin Project, the Sources and Uses Table, and the Operating Budget for the Parlin Project.

          (v) Title Insurance; Surveys. Agent shall have received an ALTA lender's paid policy of title insurance issued by the Title Company, in form and substance satisfactory to Agent, with such endorsements and affirmative coverage as Agent may reasonably request, with such ALTA direct facultative reinsurance agreements (with direct access provisions) as Agent may reasonably request,
(i) insuring the Secured Parties for their ratable benefit in an amount not less than $160,000,000 for each of the Newark Project and the Parlin Project, that good and marketable leasehold title to the Parlin Project and the Newark Project is vested in NRG Parlin and NRG Newark, respectively, pursuant to the Parlin Ground Lease and the Newark Ground Lease, respectively, and good and marketable easements in that portion of the Parlin Property and the Newark Property consisting of easements is vested in NRG Parlin and NRG Newark, respectively, and that the Parlin Mortgage and the Newark Mortgage constitute a valid and enforceable first mortgage lien on the Parlin Project and the Newark Project, respectively, subject only to Permitted Liens and (ii) providing full coverage against all mechanics' and materialmen's liens (including any relating to environmental remediation) as well as coverage against survey exceptions (except as specifically approved by Agent). Agent shall also have received currently dated ALTA/ASCM Class A certified surveys of the Parlin Project and all easements affecting the Parlin Project by a licensed surveyor in the State of New Jersey satisfactory to Agent and the Title Company, certified to the Secured Parties and the Title Company, showing outlines of the Parlin Project, location of all improvements, set back lines, encroachments (if any), rights of way, and showing no state of facts unsatisfactory to any of them and showing such details as Agent may reasonably require. The legal descriptions on the surveys shall coincide exactly with that on the title insurance policies to be furnished to Agent.

          (w) Insurance. Agent shall have received (i) a certified copy of, or binder for, each of the insurance policies required for the Parlin Project by Section 4.25 hereof, such policies to be in form and substance, and issued by companies, satisfactory to Agent, together with evidence satisfactory to Agent that such insurance complies with the provisions of
Section 4.25 hereof and with the provisions of each of the Parlin Project Documents, and that all premiums then due with respect to such insurance have been paid and (ii) a written report of the Insurance Consultant describing the insurance obtained by NRG Parlin with respect to the Parlin Project and stating that the insurance required to be obtained by NRG Parlin as of the Additional Funding Date pursuant to the Loan Instruments and the Parlin Project Documents is in full force and effect and provides reasonable and adequate coverage for the Parlin Project.

          (x) EWG/QF Status. The Newark Project shall be a Qualifying Cogeneration Facility. NRG Parlin shall have received approval from the FERC of its applications for certification as an EWG, which application shall reflect NRG Parlin as the owner of the Parlin Project, and which shall reflect the operation and ownership of the Parlin Project consistent with the Parlin Project Documents and Governmental Approvals, and which shall have been served on all of the entities required to have been served under the FERC regulations. NRG Parlin shall have received approval from FERC for the transactions contemplated by the Credit Agreement and the other Loan Instruments to which it is a party. NRG Parlin shall have received approval of its rates from FERC without reduction from the rates set forth in the Parlin Power Purchase Agreement, or, if such rates are reduced or there are additional costs in obtaining other approvals, the Additional Commitment shall be reduced as provided in Section 2.9(C).

          (y) Environmental Status. Agent shall have received (i) the environmental reports listed in Schedule 3.3(y) as well as a reliance letter with respect to such reports and such reports and reliance letter shall be in form and substance satisfactory to Agent and such reports shall contain the results of the review of the environmental audit of the Parlin Project, permitting issues and other matters of environmental concern with respect to the Parlin Project and (ii) such other information as to the past ownership and use and the present condition of the Parlin Project as Agent may have requested; and such reports shall not disclose, in the opinion of Agent, any unusual or significant risks associated with the Parlin Project relating to any Environmental Requirements.

          (z) Independent Engineer's Report; Gas Consultant Report. Agent shall have received a report of the Independent Engineer and Gas Consultant detailing to the satisfaction of Agent such matters as Agent may reasonably request, including without limitation, the technical and economic feasibility of the Parlin Project and the availability of Alternative Fuel and Backup Gas for the Parlin Project.

          (aa) Regulation as Utility. None of the making of any Loan or any Commitment, the securing of any obligation by Liens pursuant to the Security Documents, any other transaction contemplated by any of the Loan Instruments, nor the ownership or operation of the Newark Project or the Parlin Project by NRG Newark or NRG Parlin shall cause NRG Newark or NRG Parlin or, solely on the basis of this transaction, any Secured Party to become subject to regulation by any Governmental Authority as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", or a subsidiary or affiliate of any of the foregoing under any Law or Governmental Requirements (including, without limitation, PUHCA and the FPA); provided, however, that NRG Parlin alone shall be subject to regulation as a public utility under the FPA.

          (bb) Filing, Registration and Recording Fees. Agent shall have received evidence satisfactory to it that all filing, recordation, subscription and inscription fees, and all taxes and other expenses related thereto, necessary for the consummation of the transactions contemplated by the Parlin Project Agreements have been paid or provided for in full by or on behalf of NRG Parlin.

          (cc) Transfer and Stamp Taxes. Agent shall have received evidence that all transfer, stamp, documentary, intangible personal property or similar taxes, levies, imposts, assessments or charges imposed by any Governmental Authority and any and all interest, penalties or other liabilities arising under or relating thereto, in respect of this Agreement, any other Loan Instrument, any Loans or Obligations or the transactions contemplated herein or therein which are due and payable have been paid or provided for in full.

          (dd) Operations and Maintenance Agreement. NRG Parlin shall have delivered to Agent the Parlin Operations and Maintenance Agreement and the Parlin Operating Guaranty, each in form and substance satisfactory to Agent.

          (ee) Debt Service Reserve Account. The Debt Service Reserve Account shall have been funded with Cash Revenues in an amount which when added to the Debt Service Line of Credit Facility Commitment is equal to the Debt Service Reserve Required Balance.

          (ff) Maintenance Reserve Account; Capital Improvements Reserve Account. The Maintenance Reserve Account shall have been funded in an amount equal to the Maintenance Reserve Required Deposit, and the Capital Improvements Reserve Account shall have been funded in an amount equal to the Capital Improvements Reserve Required Deposit.

          (gg)  [Intentionally Omitted].

          (hh)  [Intentionally Omitted].

          (ii) Assignment of DuPont Power Purchase Contract; Agreements and Approvals Pursuant to Parlin Power Purchase Agreement. The Electricity Purchase Contract, dated January 18, 1988 between DuPont and O'Brien (Parlin) Cogeneration, Inc. (as the same may be assigned by NRG Parlin to NPI, the "DuPont Power Purchase Agreement") shall have been assigned by NRG Parlin in its entirety to NPI and NPI shall have entered into a wholesale power purchase agreement with NRG Parlin (the "Wholesale Power Purchase Agreement"), substantially on the same terms as the DuPont Power Purchase Agreement, and NRG Parlin shall have delivered to Agent a certificate to the effect of the foregoing. Further, the Parlin Power Purchase Agreement shall have been amended to reflect, or JCP&L shall have consented in writing to, the assignment by NRG Parlin of the DuPont Power Purchase Agreement and the entering into of the Wholesale Power Purchase Agreement. NRG Parlin shall also have obtained all required approvals contemplated under Article 2 of the Parlin Power Purchase Agreement, including, without limitation, approval from the BPU.

          (jj) Inventories. NRG Parlin and NRG Newark shall have delivered to Agent a list of inventories and spare parts existing for their respective Projects, along with a certificate of Operator as to the accuracy of such lists, which lists shall be satisfactory to the Independent Engineer.

          (kk) Assignment of Gas Contract With PSE&G. The Gas Service Agreement, dated May 13, 1993, between O'Brien (Parlin) Cogeneration, Inc. and PSE&G shall have been assigned to JCP&L and NRG Parlin shall have no obligation or liability under such agreement, and NRG Parlin shall have delivered to Agent a certificate to this effect. Further, NRG Parlin shall have delivered to Agent a certified copy of the Assignment of Gas Service Agreement dated as of April 30, 1996 by and among O'Brien (Parlin) Cogeneration, Inc., PSE&G and JCP&L.

          (ll) Environmental Permits. NRG Parlin shall have delivered to Agent a plan for the discharge of stormwater from the Parlin Plant in the event that the Parlin Plant is prevented from continuing to use the DuPont stormwater management system. Such plan shall include the reasonable cost and time necessary to effect the changes described in the plan and shall be in form and substance satisfactory to Agent.

          (mm) Default. No Default or Event of Default shall have occurred and be continuing as of the Additional Funding Date nor shall the making of the Initial Loan, the Additional Loan or the Commitments result in a Default or Event of Default, and Borrower shall have delivered to Agent a certificate to this effect; provided that notwithstanding any other provision to the contrary, any event, occurrence, condition, act or omission relating to the Parlin Project, NRG Parlin, Parlin Obligors or Parlin Project Agreements that occurred during the Additional Commitment Period and that would have constituted a Default or Event of Default hereunder if it had occurred after the Additional Funding Date shall be deemed to constitute a Default or Event of Default, as the case may be, for purposes of this Section 3.3.

          (nn) EWG. NRG Parlin shall have received certification from the FERC of EWG status in a final order.

          (oo) FERC Approvals. NRG Parlin shall have filed at FERC for approval of the rates in the Parlin Power Purchase Agreement and the Wholesale Power Purchase Agreement, on a market-rate or cost of service basis and shall have received FERC approval for the effectiveness of the rates in a final and non-appealable order (provided that such order may be appealable by Borrower). NRG Parlin shall also have filed at FERC for approval to incur obligations under this Agreement pursuant to Section 204 of the FPA and shall have obtained such approval from the FERC in a final and non-appealable order, or shall have otherwise obtained a blanket approval from FERC to issue securities or assume liabilities under
Section 204 of the FPA in a final and non-appealable order. NRG and Guarantor shall jointly have filed at FERC for approval under Section 203 of the FPA for NRG to appoint a fourth director to the board of the directors of Guarantor and shall have obtained such approval from the FERC.

          (pp) No Action Letter. NPI shall have obtained a no-action letter from the SEC staff in connection with the sale by NPI of electricity to DuPont.

          (qq) Initial Funding. The Initial Funding Date shall have occurred.

          (rr) Violations of Air Permit. If, as of the Additional Funding Date, NRG Parlin has not entered into an administrative consent order with, or shall have received a settlement letter or similar document from, the New Jersey Department of Environmental Protection (the "NJDEP") evidencing the NJDEP's final terms and conditions for resolving all matters relating to the letter dated April 22, 1996 from Robert Evans to Iclal Atay and Harold Christiff of the NJDEP (the "NOx Exceedances"), NRG Parlin shall have delivered to Agent a full report on the status of such matters, including all information concerning (i) potential future penalties, and
(ii) any other conditions or requirements which the NJDEP has revealed it is considering. There shall have been no settlement or resolution of the NOx Exceedances which could reasonably be expected to result in a Material Adverse Effect on the Parlin Project, nor in the reasonable judgment of the Agent shall there be a significant risk arising out of any facts, circumstances or matters that occur, or that Agent becomes aware of, with respect to the Parlin Project after the Inital Funding Date, that any such settlement or resolution will occur in the future.

          (ss) Five-year Operating Certificates. If NRG Parlin has not yet obtained five-year operating certificates for the Parlin Plant, NRG Parlin shall have delivered to Agent evidence satisfactory to Agent that it has taken all steps necessary for obtaining such certificates, other than with respect to resolution of issues in connection with the NOx Exceedances, and that the temporary operating certificates for the Parlin Plant remain in full force and effect. NRG Parlin shall also submit a plan of action for obtaining five-year operating certificates for the Parlin Plant, which plan shall be satisfactory to Agent.

          (tt) Amended Emissions Reports. NRG Parlin shall have filed with the NJDEP amended emission reports and, as required, new emissions reports reflecting the information known about the NOx Exceedances.

          (uu) NPI Account. (i) NPI shall have established with Agent an account into which DuPont shall directly deposit all amounts payable to NPI under the DuPont Power Purchase Agreement, and such amounts shall thereafter be withdrawn and transferred by Agent into the Project Account as an item of Cash Revenues or (ii) NPI shall have established an account with any bank or financial institution into which DuPont shall directly deposit all amounts payable to NPI under the DuPont Power Purchase Agreement, and NPI, Agent and such bank or financial institution shall have entered into a blocked account agreement, in form and substance satisfactory to Agent, which shall provide for the transfer of all amounts in such blocked account to the Project Account only.

                                ARTICLE IV

                      Representations and Warranties

          In order to induce Agent and each Lender to enter into this Agreement and to induce each Lender to make the Loans hereunder, each Borrower represents and warrants to Agent and each Lender that the following statements, after giving effect to the making of the Loans and the Commitments and the consummation of the Acquisition, will be true, correct and complete on and as of the Initial Funding Date, except with respect to Sections 4.1(b)(ii), 4.2, 4.3(b), 4.4(b), 4.5(b), 4.6(b),
4.9(b), 4.12(b), 4.39 and 4.44, which representations and warranties will be true, correct and complete with respect to NRG Parlin, the Parlin Project, the Parlin Project Agreements and the Parlin Obligors on and as of the Additional Funding Date:

          Section 4.1 Organization; Capitalization. (a) Borrower is duly organized and validly existing under the Laws of the jurisdiction of its formation, and is properly qualified to do business and in good standing in every jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to result in a Material Adverse Effect.

          (b)(i) The authorized capital stock or other equity interests of NRG Newark is as set forth on Schedule 4.1(b). All issued and outstanding shares of capital stock of NRG Newark are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those granted under the Newark Security Documents, and such shares were issued in compliance with all applicable state, federal and foreign Laws concerning the issuance of securities or, if the issuance of such shares is not is compliance with such Laws, such non-compliance could not reasonably be expected to result in a Material Adverse Effect. No shares of the capital stock of or other equity interests of NRG Newark, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from NRG Newark of any shares of capital stock or other securities or other equity interests of NRG Newark.

          (ii) As of the Additional Funding Date, the authorized capital stock or other equity interests of NRG Parlin is as set forth on
Schedule 4.1(b). As of the Additional Funding Date, all issued and outstanding shares of capital stock of NRG Parlin are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those granted under the Parlin Security Documents, and such shares were issued in compliance with all applicable state, federal and foreign Laws concerning the issuance of securities or, if the issuance of such shares is not is compliance with such Laws, such non-compliance could not reasonably be expected to result in a Material Adverse Effect. As of the Additional Funding Date, no shares of the capital stock of or other equity interests of NRG Parlin, other than those described above, are issued and outstanding. As of the Additional Funding Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from NRG Parlin of any shares of capital stock or other securities or other equity interests of NRG Parlin.

          Section 4.2 Authorization of Loan Instruments. The execution, delivery and performance of each of the Project Agreements to which a Borrower is a party are within its respective corporate powers and have been duly authorized. Each of the Newark Project Agreements to which NRG Newark is a party has been validly executed and delivered by NRG Newark.
As of the Additional Funding Date, each of the Parlin Project Agreements to which NRG Parlin is a party shall have been validly executed and delivered by NRG Parlin.

          Section 4.3 Governmental Approvals. (a) The execution, delivery and performance of each of the Newark Project Agreements to which NRG Newark is a party, the granting of the Liens by NRG Newark and the making of the Loans and the Commitments do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority, regulatory body or any other Person which has not been made or obtained and in full force and effect, except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Agent, including, without limitation, all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all New Jersey asset transfer approvals) and, until the earlier of the Additional Funding Date and the Initial Maturity Date, set forth in Schedule 5.40 hereof. All Governmental Approvals, other than ministerial Governmental Approvals, required under Law in connection with the operation, maintenance and ownership of the Newark Project (including, without limitation, (i) those necessary for the operation of the Newark Project at levels satisfactory to Agent after consultation with the Independent Engineer and (ii) those necessary for the installation and operation of an auxiliary boiler on the Newark Group plant site as required in the Stipulation of Settlement, but excluding those required for the initial construction or the restoration of the Newark Project after the fire at the Newark Project) now, or to the knowledge of NRG Newark, in the future, are set forth in Schedule 4.3A. Except for the Governmental Approvals set forth in Part II of Schedule 4.3A with respect to the Newark Project, each of such Governmental Approvals has been obtained, is validly issued, is in full force and effect, is not subject to appeal by any Person other than NRG Newark (other than the orders of the BPU approving the Third Amendment to the Newark Power Purchase Agreement and the Interim Gas Service Agreement on and as of the Initial Funding Date) and, to the best of NRG Newark's knowledge, is free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect. There is no proceeding pending or, to the best knowledge of NRG Newark, threatened which is reasonably likely to result in the rescission, revocation, material modification, suspension or determination of invalidity or limitation of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by or on behalf of NRG Newark or, to the best knowledge of NRG Newark, submitted by or on behalf of each Newark Obligor (other than NRG Newark) to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. NRG Newark has no reason to believe that any Governmental Approval that has not been obtained, but which will be required in the future, for the Newark Project, will not be granted in due course, on or prior to the date when required (unless the failure to obtain such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect), and such Governmental Approvals shall be free from any condition or requirement, the compliance with which could reasonably be expected to result in a Material Adverse Effect or which NRG Newark does not reasonably expect to be able to satisfy. The Newark Project complies in all respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals relating to the Newark Project and the Newark Project Documents applicable thereto and all Laws applicable thereto, all to the extent necessary to avoid a Material Adverse Effect.

          (b) As of the Additional Funding Date, the execution, delivery and performance of each of the Parlin Project Agreements to which either NRG Parlin or Guarantor is a party, the granting of the Liens by either NRG Parlin or Guarantor and the making of the Loans and the Commitments do



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



not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority, regulatory body or any other Person which has not been made or obtained and in full force and effect, except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Agent, including, without limitation, all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all New jersey asset transfer approvals). As of the Additional Funding Date, all Governmental Approvals, other than ministerial Governmental Approvals, required under Law in connection with the operation, maintenance and ownership of the Parlin Project (including, without limitation, those necessary for the operation of the Parlin Project at levels satisfactory to Agent after consultation with the Independent Engineer) now, or to the knowledge of NRG Newark, in the future, are set forth in Schedule 4.3B. As of the Additional Funding Date, except for the Governmental Approvals set forth in Part II of Schedule 4.3B with respect to the Parlin Project, each of such Governmental Approvals has been obtained, is validly issued, is in full force and effect, is not subject to appeal by any Person except Borrower and, to the best of NRG Parlin's knowledge, is free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect. As of the Additional Funding Date, there is no proceeding pending or, to the best knowledge of NRG Parlin, threatened which is reasonably likely to result in the rescission, revocation, material modification, suspension or determination of invalidity or limitation of effectiveness of any such Governmental Approval. As of the Additional Funding Date the information set forth in each application and other written material submitted by or on behalf of NRG Parlin or, to the best knowledge of NRG Parlin, submitted by or on behalf of each Parlin Obligor (other than the NRG Parlin) to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. As of the Additional Funding Date, NRG Parlin has no reason to believe that any Governmental Approval that has not been obtained, but which will be required in the future, for the Parlin Project, will not be granted in due course, on or prior to the date when required (unless the failure to obtain such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect), and such Governmental Approvals shall be free from any condition or requirement, the compliance with which could reasonably be expected to result in a Material Adverse Effect or which NRG Parlin does not reasonably expect to be able to satisfy. As of the Additional Funding Date the

Parlin Project complies in all respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals relating to the Parlin Project and the Parlin Project Documents applicable thereto and all Laws applicable thereto, all to the extent necessary to avoid a Material Adverse Effect.

          Section 4.4 No Conflicts. (a) The execution, delivery and performance of the Newark Project Agreements to which NRG Newark is a party and the Governmental Approvals and the Insurance Policies and the transactions contemplated hereunder and the making of the Loans and the provision of the Commitments will not (i) violate (A) the certificate of incorporation or by-laws (or comparable documents) of NRG Newark, (B) any Law applicable to NRG Newark, violation of which could reasonably be expected to result in a Material Adverse Effect or (C) any provision of any contract, agreement, indenture or instrument to which NRG Newark is a party or by which any of its respective properties is bound, the violation of which could reasonably be expected to result in a Material Adverse Effect or (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in Section 4.4(a)(i)(C) above or (iii) violate the provisions of the Newark Project Agreements or (iv) result in the creation or imposition of any Lien on the Newark Project, except Permitted Liens or (v) give to any Person rights to cancel, terminate or suspend performance of its obligations to NRG Newark under, or accelerate payments of amounts owed by NRG Newark to others under, any contract, agreement, indenture or instrument referred to in Section 4.4(a)(i)(C).

          (b) As of the Additional Funding Date, the execution, delivery and performance of the Project Agreements to which NRG Parlin is a party and the Governmental Approvals and the Insurance Policies and the transactions contemplated hereunder and the making of the Loans and the provision of the Commitments will not (i) violate (A) the certificate of incorporation or by-laws (or comparable documents) of NRG Parlin, (B) any Law applicable to NRG Parlin, violation of which could reasonably be expected to result in a Material Adverse Effect or (C) any provision of any contract, agreement, indenture or instrument to which NRG Parlin is a party or by which any of its respective properties is bound, the violation of which could reasonably be expected to result in a Material Adverse Effect or (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in Section 4.4(b)(i)(C) above or (iii) violate any provision of the Parlin Project Agreements or (iv) result in the creation



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



or imposition of any Lien on the Parlin Project, except Permitted Liens or
(v) give to any Person rights to cancel, terminate or suspend performance of its obligations to NRG Parlin under, or accelerate payments of amounts owed by NRG Parlin to others under, any contract, agreement, indenture or instrument referred to in Section 4.4(b)(i)(C).

          Section 4.5 Enforceability of Project Agreements. (a) Each Newark Project Agreement to which NRG Newark is a party is a legal, valid and binding agreement of NRG Newark enforceable against NRG Newark in accordance with its respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights (other than the Bankruptcy Case) and subject to general equitable principles.

          (b) As of the Additional Funding Date, each Parlin Project Agreement to which NRG Parlin is a party is a legal, valid and binding agreement of NRG Parlin enforceable against NRG Parlin in accordance with its respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights (other than the Bankruptcy Case) and subject to general equitable principles.

          Section 4.6 Title to Property; Sufficiency of Assets. (a) NRG Newark has good, valid and sufficient (i) leasehold estate in and to the Leasehold Premises (as such term is defined in the Newark Mortgage), (ii) right to use and enjoy the Easements (as such term is defined in the Newark Mortgage), (iii) title to the Improvements and Equipment (such terms are as defined in the Newark Mortgage), and (iv) title to all other portions of the Mortgaged Property (as such term is defined in the Newark Mortgage), in each case free and clear of all Liens, except for Permitted Liens. The services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to NRG Newark pursuant to the terms of the Newark Project Documents and Governmental Approvals for the Newark Project provide or will provide NRG Newark with all rights and property interests required to enable NRG Newark to obtain all services, materials or rights (including access) required for the operation and maintenance of the Newark Project, including NRG Newark's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Newark Project Documents and Governmental Approvals for the Newark Project,



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



other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expense or material delay.

          (b) As of the Additional Funding Date, NRG Parlin has good, valid and sufficient (i) leasehold estate in and to the Leasehold Premises (as such term is defined in the Parlin Mortgage), (ii) right to use and enjoy the Easements (as such term is defined in the Parlin Mortgage), (iii) title to the Improvements and Equipment (such terms are as defined in the Parlin Mortgage), and (iv) title to all other portions of the Mortgaged Property (as such term is defined in the Parlin Mortgage), in each case free and clear of all Liens, except for Permitted Liens. As of the Additional Funding Date, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to NRG Parlin pursuant to the terms of the Parlin Project Documents and Governmental Approvals for the Parlin Project provide or will provide NRG Parlin with all rights and property interests required to enable NRG Parlin to obtain all services, materials or rights (including access) required for the operation and maintenance of the Parlin Project, including NRG Parlin's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Parlin Project Documents and Governmental Approvals for the Parlin Project, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expense or material delay

          Section 4.7 Compliance with Laws. Each Borrower is in compliance with all Laws, other than those Laws the non compliance with which could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.8 No Litigation. Except as disclosed on Schedule 4.8, there are no actions, suits, proceedings, claims or disputes pending or, to the best of Borrower's knowledge, threatened against or affecting either Borrower or any of their respective properties or assets before any arbitrator or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator or other Governmental Authority directing that any material aspect of the transactions provided for in any of the Loan Instruments or Acquisition Documents not be consummated as herein or therein provided.



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



          Section 4.9 Events of Default. (a) No event has occurred or would result from the incurring of obligations under any Newark Loan Instrument which is, or upon the lapse of time or notice or both would become, an Event of Default. NRG Newark is not in default under or with respect to any contractual obligation in any respect, the default of which could reasonably be expected to result in a Material Adverse Effect. NRG Newark is not in default under any order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets is bound or affected, the default of which could reasonably be expected to result in a Material Adverse Effect. NRG Newark has not received notice of, and neither Borrower is aware of, the occurrence of any event of force majeure with respect to the Newark Project.

          (b) As of the Additional Funding Date, no event has occurred or would result from the incurring of obligations under any Parlin Loan Instrument which is, or upon the lapse of time or notice or both would become, an Event of Default. As of the Additional Funding Date, NRG Parlin is not in default under or with respect to any contractual obligation in any respect, the default of which could reasonably be expected to result in a Material Adverse Effect. As of the Additional Funding Date, NRG Parlin is not in default under any order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets is bound or affected, the default of which could reasonably be expected to result in a Material Adverse Effect. As of the Additional Funding Date, NRG Parlin has not received notice of, and neither Borrower is aware of, the occurrence of any event of force majeure with respect to the Parlin Project.

          Section 4.10  Financial Condition.

          (a) The consolidated draft unaudited balance sheet of Guarantor as at June 30, 1994 and June 30, 1995 and the related consolidated statements of operations and retained earnings and changes in financial position for the fiscal years ended on such dates, prepared by the chief financial officer of Guarantor as of the date of such financial statements, copies of which have heretofore been furnished to Agent, with sufficient copies for each Lender, are complete and correct and present fairly the consolidated financial condition of Guarantor and each Borrower as at such dates, and the consolidated results of its operations and changes in financial position for the fiscal years then ended. The separate draft unaudited balance sheets of each Borrower as at December 31, 1995 and June 30, 1995 and the related statements of operations and retained earnings and changes in financial position for the fiscal years ended on such dates, prepared by the chief financial officer of such Borrower as of the date of such financial statements, copies of which have heretofore been furnished to Agent, with sufficient copies for each Lender, are complete and correct and fairly present the financial condition of such Borrower as at such dates, and the results of its operations and changes in financial position for the fiscal years then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Each Borrower is (and after giving effect to the transactions contemplated by the Loan Instruments and the Acquisition Documents will be) Solvent.

          (b) Except as fully reflected in the financial statements referred to above and agreements entered into in the ordinary course of business which are not required to be reflected in such financial statements in accordance with GAAP, or as contemplated by this Agreement, there are no liabilities or obligations with respect to either Borrower or Guarantor of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate.

          Section 4.11 No Material Adverse Effect. Since June 30, 1995, there has been no Material Adverse Effect.

          Section 4.12 Security Interests. (a) Except to the extent Consents set forth in Schedule 5.40 are required to create a first priority perfected security interest in the Newark Project Documents, the security interests created in favor of Agent on behalf of the Secured Parties hereunder and under the Newark Security Documents are valid and perfected, first-priority security interests (subject only to Permitted Liens) superior and prior to the rights of all Persons (except those rights of the holders of Permitted Liens), whether the property subject to the security interests is now owned by NRG Newark or Guarantor or is hereafter acquired. The Newark Security Documents (including the UCC financing statements) have been duly filed, recorded and/or registered in each office and in each jurisdiction where required to create and perfect the lien and security interest described above. The chief executive office of each of NRG Newark and Guarantor, as such term is used in the uniform commercial code adopted in the State of New Jersey, is located in the State of Minnesota, the principal place of business of each of NRG Newark and Guarantor is located in the States of New

Jersey, Delaware or Minnesota, and the offices where each of NRG Newark and Guarantor keeps its records regarding the Collateral covered by the Security Documents are located in the States of New Jersey, Delaware or Minnesota, and such locations are the sole offices or places of business maintained by each of them as of the date hereof. To the best of NRG Newark's knowledge none of NRG Newark or Guarantor have transacted any business under any name other than those set forth in Schedule 4.12.

          (b) As of the Additional Funding Date, the security interests created in favor of Agent on behalf of the Secured Parties hereunder and under the Parlin Security Documents are valid and perfected, first-priority security interests (subject only to Permitted Liens) superior and prior to the rights of all Persons (except those rights of the holders of Permitted Liens), whether the property subject to the security interests is now owned by NRG Parlin or Guarantor or is hereafter acquired. As of the Additional Funding Date, the Security Documents (including the UCC financing statements) have been duly filed, recorded and/or registered in each office and in each jurisdiction where required to create and perfect the lien and security interest described above. As of the Additional Funding Date, the chief executive office of each of NRG Parlin and Guarantor, as such term is used in the uniform commercial code adopted in the State of New Jersey, is located in the State of Minnesota, the principal place of business of each of NRG Parlin and Guarantor is located in the States of New Jersey, Delaware or Minnesota, and the offices where each of NRG Parlin and Guarantor keeps its records regarding the Collateral covered by the Security Documents are located in the States of New Jersey, Delaware or Minnesota, and such locations are the sole offices or places of business maintained by each of them as of the date hereof. As of the Additional Funding Date, to the best of NRG Parlin's knowledge none of NRG Parlin or Guarantor have transacted any business under any name other than those set forth in Schedule 4.12.

          Section 4.13 No Burdensome Restrictions;. No Contractual Obligation of either Borrower and no Requirement of Law has, or is reasonably expected to have, in light of all facts and circumstances of which either Borrower has actual knowledge, a Material Adverse Effect, it being understood that the mere existence of traditional project finance contractual provisions which provide lenders with security interests and restrictive covenants, including the ability to restrict cash distributions, would not constitute a burdensome restriction hereunder.



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



          Section 4.14 Taxes. All tax returns which are required to be filed in respect of each Borrower, and all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in a Good Faith Contest and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower) have been filed and paid on behalf of the Borrower; and no tax Liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges which are material either as to amount or potentially adverse effect when considered with respect to the financial and business condition of such Borrower. As of the Additional Funding Date, Guarantor, Borrower and Agent have entered into an indemnification agreement ("Tax Indemnification Agreement") substantially in the form of Exhibit K attached hereto, whereby Guarantor has unconditionally and irrevocably agreed to indemnify Borrower for all income and franchise taxes that may be imposed on either Borrower by any Governmental Authority.

          Section 4.15 ERISA and IRC Compliance and Liability. To the best of its knowledge and belief, each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans and, to the extent that such compliance is required of such Borrower or such ERISA Affiliate, with respect to all Multiemployer Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the IRC has not yet expired. Each Employee Benefit Plan and Multiemployer Plan that is intended to be qualified under
Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC or an application for determination letter confirming such qualification and exemption is pending or will be filed prior to the expiration of the applicable remedial amendment period as defined in Section 401(b) of the IRC. To the best of its knowledge and belief, no material liability has been incurred by either Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

          Section 4.16 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor, to the best of its knowledge and belief, has either Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the IRC,
Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the IRC or Section 302 of ERISA, nor has there been any event requiring any disclosure under
Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

          Section 4.17 Prohibited Transactions and Payments. None of Borrower and Guarantor or, in the case of clauses (b) through (d) hereof, any ERISA Affiliate has, to the best of its knowledge and belief:
(a) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (b) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (c) failed to make a required contribution or payment to a Multiemployer Plan; or (d) failed to make a required installment or other required payment under Section 412 of the IRC.

          Section 4.18 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

          Section 4.19 ERISA Litigation. No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of either Borrower, threatened concerning or involving any (a) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by either Borrower or any ERISA Affiliate to which either Borrower or Guarantor may have liability, (b) Pension Plan or (c) to the knowledge of either Borrower, Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

          Section 4.20  No Other Obligations.  Except as set forth on
Schedule 4.20, none of Borrower and Guarantor has any obligation to provide post-retirement welfare benefits under any Employee Benefit Plan or other plan or agreement, except for benefits due (i) under employee pension benefit plans (as defined in Section 3(2) of ERISA), (ii) to its disabled employees, (iii) under Section 4980B of the IRC or Section 601 et seq. of ERISA, or (iv) as otherwise required by law.

          Section 4.21 Margin Regulations. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used in a manner which would violate, or result in a violation of, such Regulation G, T, U, or X.

          Section 4.22 Investment Company Act. Neither Borrower is an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.23  Environmental Matters.  (i)  Except as described in
Schedule 4.23 hereto, no Hazardous Material has been or is currently located at, in, on, under or about the Property (or any other property with respect to which either Borrower has or may have liability either contractually or by operation of law) in a manner which violates any applicable Environmental Requirement, or for which cleanup or corrective action of any kind is required or authorized under any applicable
Environmental Requirement;

         (ii) no substantial risk to human health or the environment exists as a result of any condition on the Property; no Release of any Hazardous Material from the Property onto or into any other property or from any other property onto or into the Property has occurred or is occurring in violation of any applicable Environmental Requirement except as described in Schedule 4.23 hereto, or which could pose a substantial risk to human health or the environment;

        (iii) no notice of violation, Lien, complaint, suit, order or other notice with respect to the environmental condition of the Property (or any other property with respect to which either Borrower has or may have liability either contractually or by operation of law) is outstanding or anticipated, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Property (or any other property with respect to which either Borrower has or may have retained or assumed liability either contractually or by operation of law) into full compliance with every applicable Environmental Requirement except as described in Schedule 4.23 hereto.

          Section 4.24 Disclosure. No representation or warranty of either Borrower contained in any Loan Instrument, or any other document, certificate or written statement set forth on Schedule 4.24 contained as of the date made any untrue statement of a fact or omitted, omits or will omit to state a fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in any respect in light of the circumstances in which, and on the date on which, the same were made. There is no fact known to either Borrower which has not been disclosed in writing to Agent and which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the properties, business, prospects or financial condition of either Borrower or either Project.

          Section 4.25 Insurance. Schedule 4.25 hereto sets forth a complete and accurate description of all material policies of insurance that will be in effect as of the Initial Funding Date for NRG Newark and as of the Additional Funding Date for NRG Newark and NRG Parlin. To the best of Borrower's knowledge, such policies are with companies rated "A-" or better by Best's Insurance Guide and Key Rating or other insurance companies of recognized responsibility satisfactory to Agent, and the coverages provided by such policies are in amounts and cover such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower operates and, in any event the insurance coverages shall not be less than the insurance coverages set forth in Schedule 4.25.

          Section 4.26 Labor Matters. There are no strikes or other labor disputes or grievances or charges or complaints with respect to any employee or group of employees pending or, to the best of either Borrower's knowledge, threatened against a Borrower.

          Section 4.27 Additional Representations and Warranties and Conditions Precedent. All representations and warranties set forth in each Project Agreement and each writing delivered to any of the Secured Parties pursuant hereto or thereto made by either Borrower, or to the best of either Borrower's knowledge, any other Obligor are true and correct as though made as of the date hereof or, if not true and correct, could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.28  Transactions With Affiliates.  Set forth on
Schedule 4.28 is a true, accurate and complete description of all transactions between a Borrower and any Affiliate of either Borrower or Guarantor since June 30, 1995 which required or which will require in the case of either

Borrower, the payment by such Borrower of an amount equal to or greater than $100,000 during any twelve-month period.

          Section 4.29 Projections. The Projections have been prepared by Borrower and Guarantor on the basis of assumptions which are set forth therein and which are acceptable to Agent, and (i) the assumptions related thereto have been made in good faith with due care, (ii) the Projections, taken as a whole, represent the best estimates of Borrower and Guarantor as of the date such Projections are delivered to Agent pursuant to Article III and based on the assumptions set forth therein, which assumptions are, to the best of Borrower's and Guarantor's knowledge, realistic and achievable, as to the matters covered thereby as of such date, it being understood and acknowledged that the Projections do not represent a guarantee that the Borrower will be able to achieve the results described in the Projections,
(iii) the Projections are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs), (iv) the Projections are in all material respects consistent with, and will be in all material respects consistent with, the material provisions of Project Agreements and the Governmental Approvals, and (v) the Projections reflect the transactions contemplated by the Project Agreements. Each Borrower intends to conduct its business, to the extent reasonably practicable, in order to achieve the Projections.

          Section 4.30 Patents and Other Similar Property. Each Borrower owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the ownership, operation and maintenance of its Project. No product, process, method, substance, part or other material presently contemplated to be sold by or used or employed by either Borrower in connection with its business does or will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person; there is no claim or litigation pending or, to the best of each Borrower's knowledge, threatened against or affecting either Borrower contesting its right to sell, use or employ any such product, process, method, substance, part or other material.

          Section 4.31 Bank Accounts. Schedule 4.31 sets forth the account numbers and location of all bank accounts of each Borrower.

          Section 4.32 Sources and Uses. The Sources and Uses Table delivered to Agent on or prior to the Initial



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Funding Date accurately specifies, to the best of each Borrower's knowledge, all Qualifying Costs and costs incurred in connection with each Project during the period through and including the Initial Funding Date. As of the Additional Funding Date, the Sources and Uses Table delivered to Agent during the Additional Commitment Period accurately specifies, to the best of each Borrower's knowledge, all Qualifying Costs and costs incurred in connection with each Project during the period through and including the Additional Funding Date.

          Section 4.33 Operating Budget. The proposed Newark Operating Budget prepared for each month of the period commencing on the Initial Funding Date and ending on December 31, 1996 is attached hereto as Schedule 4.33A and is, to the best of Borrower's knowledge, a complete, fair and accurate projection of projected Gross Revenues and projected Operating Costs for the Newark Project for such period, it being understood and acknowledged that the projected Gross Revenues and projected Operating Costs set forth in the Newark Operating Budget do not represent a guarantee that NRG Newark will be able to achieve the results described in the Newark Operating Budget. The proposed Parlin Operating Budget, prepared for each month of the period commencing on the Initial Funding Date and ending on December 31, 1996 is attached hereto as Schedule 4.33B and is, to the best of Borrower's knowledge, a complete, fair and accurate projection of projected Gross Revenues and projected Operating Costs for the Parlin Project for such period, it being understood and acknowledged that the projected Gross Revenues and projected Operating Costs set forth in the Parlin Operating Budget do not represent a guarantee that Borrower will be able to achieve the results described in the Parlin Operating Budget.

          Section 4.34 Operation of the Project. Each Project will be able to be operated on a safe and commercially sound basis in compliance with all Governmental Requirements and applicable Project Agreements, except in cases where the non-compliance with such Governmental Requirements and Project Agreements could not reasonably be expected to result in a Material Adverse Effect, so that the performance and facility guarantees and specifications provided for in the applicable Project Agreements and Governmental Approvals can be substantially met during the term of this Agreement and each Borrower can duly and punctually meet its obligations under the applicable Project Agreements and Governmental Approvals in accordance with the terms thereof. Each Borrower has adequate inventories and spare parts to operate its respective Project in accordance



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with the Project Agreements and the Governmental Requirements.

          Section 4.35 Regulation of Parties. None of NRG Newark, NRG Parlin, Guarantor or the Secured Parties is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Agreement, or by the ownership, use or operation of either Project, subject to regulation by any Governmental Authority as a "public utility", "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or a subsidiary or affiliate of any of the foregoing under any Governmental Requirements (including, without limitation, PUHCA and the FPA); provided, however, that NRG Parlin alone shall be subject to regulation as a public utility under the FPA. So long as the Newark Project remains a Qualifying Cogeneration Facility, none of the Secured Parties will by reason of its or their ownership or operation of the Newark Project upon the exercise of remedies under the Newark Security Documents be subject to financial, organizational or rate regulation by any Governmental Authority as a "public utility", an "electric utility", and "electric utility holding company", "holding company", or a subsidiary or affiliate of any of the foregoing under any Governmental Requirements (including, without limitation, PUHCA and the FPA).

          Section 4.36 EWG Status/Qualifying Cogeneration Facility Status. Each of NRG Newark and NRG Parlin is an Exempt Wholesale Generator and the Newark Project is a Qualifying Cogeneration Facility. As of the Initial Funding Date, each of NRG Newark and NRG Parlin has made a good faith application for a certification of EWG status, and NRG Newark has maintained and established by filing the QF Certificate for the Newark Project, with such filings reflecting the intended ownership and operation of the Newark Project or the Parlin Project, as the case may be. As of the Initial Funding Date, the Newark Project is owned and operated in the manner contemplated in the QF Certificate.

          Section 4.37 Nature of Business. Neither Borrower (a) has engaged in any business other than the operation of its respective Project and (b) is a party to any contract, operating lease, agreement or commitment which, either individually, or in the aggregate is material to the operation of its respective Project, other than the applicable Project Agreements.



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          Section 4.38  No Material Adverse Change.  To the best knowledge of Borrower, no material adverse change in the business, operations, results of operations, condition (financial or otherwise), prospects or property of any Obligor has occurred (except as previously disclosed to Agent in a writing delivered by or on behalf of Borrower or such Obligor) since (A) the date of such Obligor's most recent audited financial statements previously delivered to Agent, if such Obligor's financial statements have been delivered to Agent and (B) the date which is six months prior to the Initial Funding Date, if such Obligor's financial statements have not been delivered to Agent.

          Section 4.39 Private Offering by Borrower. It is not necessary in connection with the initial offering, sale or delivery of any of the Initial Loan Notes to register such Initial Loan Notes under the Securities Act. As of the Additional Funding Date, it is not necessary in connection with the initial offering, sale or delivery of any of the Funding Loan Notes and the Debt Service Loan Notes to register such Funding Loan Notes and Debt Service Loan Notes under the Securities Act.

          Section 4.40 Bankruptcy. The sale price for the Acquisition was not arrived at by collusion among the buyer and potential bidder, and the orders of the Bankruptcy Court authorizing the Acquisition and the transactions contemplated by the Project Agreements were not obtained through means such as mistake, inadvertence or fraud.

          Section 4.41 On-Site Alternate Fuel. Each Project includes facilities for the storage of Alternative Fuel (including kerosene) sufficient to meet its obligations under the applicable Project Documents and Governmental Requirements.

          Section 4.42  No Liabilities.  Except as disclosed on Schedule
4.23 or Schedule 4.42, to the best of Borrower's knowledge, there are no Liabilities above $100,000, in the aggregate, existing or threatened against either Borrower or such Borrower's respective properties or assets that could reasonably be expected to result in a Material Adverse Effect.

          Section 4.43 Levelized Capacity Payments. NRG Parlin has elected levelized capacity payments under the Parlin Power Purchase Agreement.

          Section 4.44 Ownership. (i) NRG Newark is the sole owner of the Newark Project free and clear of all Liens



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(other than Permitted Liens), (ii) as of the Additional Funding Date, NRG
Parlin is the sole owner of the Parlin Project free and clear of all Liens (other than Permitted Liens) (ii) Guarantor owns 100% of the outstanding common stock of each Borrower free and clear of all Liens (other than Permitted Liens), and (iii) NRG owns at least 41.86% of the outstanding common stock of Guarantor free and clear of all Liens (other than Permitted Liens).


                                 ARTICLE V

                           Covenants of Borrower

          Each Borrower hereby covenants and agrees that until payment in full in cash of all of the Obligations or so long as any of the Commitments shall remain available hereunder, Borrower will observe and fulfill, and will cause to be observed and fulfilled (other than with respect to Guarantor prior to the Additional Funding Date), each and all of the following covenants unless Majority Lenders shall otherwise consent in writing.

          Section 5.1  The Accounts.

          (a) Contingency Account. Borrower shall maintain a special depository account (the "Contingency Account") (Account No. 376620-01) (and such account shall be titled appropriately so as to identify the nature of such account). Borrower agrees and shall cause the Contingency Account to be funded with all insurance and condemnation proceeds payable to Agent in accordance with Section 5.18.

          (b) Project Account. Borrower shall maintain a special depository account (the "Project Account") (Account No. 376620-02) (and such account shall be titled appropriately so as to identify the nature of such account). All Cash Revenues shall be deposited in the Project Account. Borrower has irrevocably instructed all parties making payments to either Borrower under the Project Documents, and shall instruct all other parties at any time making cash payments to either Borrower, to make such payments directly to the Project Account. Neither Borrower shall make any withdrawal or transfer from the Project Account except in strict adherence to the provisions of this Agreement and the Security Documents.

          (c) Withdrawals from Project Account. Borrower shall make withdrawals from the Project Account pursuant to



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the terms of this Agreement and for the purposes of satisfying the provisions of this Section 5.1, in the following order of priority:

              (i) Payment of Operating Costs: on any day after the Initial Funding Date, withdraw and transfer directly to such payees as Borrower specifies or to the Local Bank Account, but not more frequently than once per month, all amounts that Borrower reasonably determines are necessary in order to pay Operating Costs (including Cash Expenses and the management fees payable to Operator pursuant to the Operations and Maintenance Agreement); provided that prior written consent of the Agent shall be required (which consent shall not be unreasonably withheld) to transfer amounts exceeding 110% of the amounts allocated therefor in the approved Operating Budget for such month and, provided, further, that Borrower shall have provided a written notice to Agent for any such transfer (whether or not Agent's consent is required for such transfer hereunder) at least five Business Days prior to the date of withdrawal and transfer. At the end of each fiscal year, Agent shall withdraw all amounts in the Local Bank Account in excess of $200,000 that are not required to pay current Operating Costs and deposit such amounts in the Project Account;

             (ii)  Payments of Fees; Interest on the Loans and Other Debt
     Service: after making the withdrawals specified in clause (i) above, on each Interest Payment Date or any other date as required, withdraw and transfer amounts to pay (A) accrued interest on the Loans, (B) accrued commitment fees on the Commitments, (C) any amounts payable pursuant to the Interest Rate Hedging Agreement, (D) the Agency Fee, and (E) any other Debt Service (other than principal on the Loans) in each instance then due;

            (iii) Principal of the Credit Facility: after making the withdrawals specified in clauses (i) and (ii) above, (A) if the Additional Funding Date does not occur on or prior to the Initial Maturity Date, then on the Initial Maturity Date withdraw and transfer amounts necessary to repay the outstanding principal amount of the Initial Loans, plus accrued and unpaid interest and fees thereon and
     (B) if the Additional Funding Date occurs on or prior to the Initial Maturity Date, then on each Repayment Date withdraw and transfer amounts necessary to repay Funding Loan Repayment Amounts.

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             (iv)  Principal of the Debt Service Line of Credit Facility:
     after making the withdrawals specified in clauses (i), (ii) and (iii) above, on each Repayment Date withdraw and transfer amounts necessary to repay all outstanding principal amounts of the Debt Service Loans.

              (v) Funding of Maintenance Reserve Account: after making the withdrawals specified in clauses (i) through (iv) above, on each Repayment Date withdraw and transfer for deposit in the Maintenance Reserve Account an amount equal to the Maintenance Reserve Required Deposit;

             (vi) Funding of Debt Service Reserve Account: after making the withdrawals specified in clauses (i) through (v) above, (A) on the Additional Funding Date and on each Repayment Date withdraw and transfer for deposit in the Debt Service Reserve Account (x) at all times prior to the initial withdrawal of funds from the Debt Service Reserve Account, fifty percent (50%) of the Available Cash Flow and
     (y) at all times after the initial withdrawal of funds from the Debt Service Reserve Account, one hundred percent (100%) of the Available Cash Flow, in each case until such time that the amount on deposit in the Debt Service Reserve Account, when taken together with the undrawn portion of the Debt Service Line of Credit Facility Commitment, equals the Debt Service Required Balance and, (B) if on any Repayment Date the Debt Service Coverage Ratio, delivered on the immediately preceding Calculation Delivery Date pursuant to Section 5.2 is less than 1.25:1.00, withdraw and transfer for deposit in the Debt Service Reserve Account, in addition to the amounts deposited pursuant to clause (A) above, fifty percent (50%) of the Available Cash Flow remaining after making the withdrawals specified in clause (A) above, up to such amounts as shall cause the Additional Debt Service Required Balance to be deposited in the Debt Service Reserve Account (not including amounts that are counted towards the Debt Service Required Balance); provided, however, that amounts on deposit in the Debt Service Reserve Account representing the Additional Debt Service Required Balance shall be withdrawn from the Debt Service Reserve Account for deposit in the Project Account if the Debt Service Coverage Ratio is at least 1.25:1.00 for two consecutive Calculation Delivery Dates occurring after such amounts have been deposited into the Debt Service Reserve Account; otherwise, the amount of the Additional Debt Service Required Balance shall be recalculated (and if necessary funded pursuant to this Section 5.1(c)(vi)) on each succeeding Repayment Date. For purposes of this Agreement, the term "Available Cash Flow" means, as of any Repayment Date, Cash Revenues for the period ending on such Repayment Date and commencing on the date which is three (3) months prior to such ending date plus any other amounts on deposit in the Project Account on such Repayment Date, less the sum of all payments made for such period pursuant to clauses (i) through and including (v) of this Section 5.1(c);

            (vii) Funding of Capital Improvements Reserve Account: after making the withdrawals specified in clauses (i) through (vi) above, on each Repayment Date, withdraw and transfer for deposit in the Capital Improvements Reserve Account an amount equal to the Capital
     Improvements Reserve Required Deposit;

           (viii) Restricted Payments Escrow Account: after making the withdrawals specified in clauses (i) through (vii) above, on each Repayment Date, if the Debt Service Coverage Ratio delivered on the immediately preceding Calculation Delivery Date pursuant to
     Section 5.2 is less than 1.15:1.00, withdraw and transfer amounts otherwise distributable to the Borrower pursuant to clause (x) below for deposit in the Restricted Payments Escrow Account, provided, however, that amounts on deposit in the Restricted Payments Escrow Account shall be withdrawn from the Restricted Payments Escrow Account for deposit in the Project Account if the Debt Service Coverage Ratio is at least 1.20:1.00 for two consecutive Calculation Delivery Dates occurring after such amounts have been deposited into the Restricted Payments Escrow Account, provided, further, however, that in the event amounts in the Restricted Payments Escrow Account are not transferred to the Project Account within 12 months of being deposited into the Restricted Payments Escrow Account, then such amounts shall be withdrawn and made available for prepayment of the Loans in accordance with Section 2.8(c) hereof;

             (ix) Pre-Existing Liabilities: after making the withdrawals specified in clauses (i) through (viii) above, on any Repayment Date, withdraw and transfer directly to such payees as Borrower specifies amounts that are necessary to pay Pre-Existing Liabilities; and

              (x) Distribution to Borrower: (A) if the Debt Service Coverage Ratio delivered on the immediately preceding Calculation Delivery Date pursuant to Section 5.2 is at least 1.20:1.00 and (B) if the Additional Funding Date has occurred on or prior to the Initial Maturity Date and (C) so long as no Default or Event of Default has occurred and is continuing, and (D) so long as none of the events specified in clause (d) of the "Change of Control" definition have occurred and (E) after making the withdrawals and retentions specified in clauses (i) through (ix) above, then on each Repayment Date, withdraw and transfer the monies remaining in the Project Account to such account as Borrower shall direct, or for such other use as Borrower shall direct.

          (d) Debt Service Reserve Account; Restricted Payments Escrow Account. Commencing on the Initial Funding Date, Borrower shall maintain a special depository account (the "Debt Service Reserve Account") (Account No. 376620-03) (and such account shall be titled appropriately so as to identify the nature of such account). On the Additional Funding Date the balance in the Debt Service Reserve Account shall be $5 million (represented by the undrawn portion of the Debt Service Reserve Line of Credit Facility Commitment). After the Additional Funding Date, to the extent the balance in the Debt Service Reserve Account is less than the Debt Service Required Balance, and, if applicable, the Additional Debt Service Required Balance, the Debt Service Reserve Account shall be funded as set forth in Section 5.1(c)(vi) on each Repayment Date in an amount up to the Debt Service Required Balance and, if applicable, the Additional Debt Service Required Balance. During the Availability Period the Debt Service Reserve Account will be deemed to be funded to the extent of the undrawn portion of the Debt Service Reserve Line of Credit Facility Commitment plus the actual amounts on deposit in the Debt Service Reserve
Account.   Lenders shall be entitled to use the balance in the Debt Service
Reserve Account to satisfy payment obligations of Borrower under this Agreement and the other Loan Instruments. So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall withdraw any amount in the Debt Service Reserve Account in excess of the sum of (A) the Debt Service Required Balance and (B) the Additional Debt Service Required Balance (if required to be funded) for deposit in the Project Account.

          Commencing on the Initial Funding Date, Borrower shall maintain a special depository account (the "Restricted



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Payments Escrow Account") (Account No. 376620-05) (and such account shall be titled appropriately so as to identify the nature of such account). The Restricted Payments Escrow Account shall be funded as set forth in
Section 5.1(e)(vii).

          (e) Pre-Existing Liabilities Account. Commencing on the Initial Funding Date, Borrower shall maintain a special depository account (the "Pre-Existing Liabilities Account") (Account No. 376620-06) (and such account shall be titled appropriately so as to identify the nature of such account). Amounts in the Pre-Existing Liabilities Account shall be used to satisfy Pre-Existing Liabilities.

          (f) Maintenance Reserve Account. Commencing on the Initial Funding Date, Borrower shall maintain a special depository account (the "Maintenance Reserve Account") (Account No. 376620-07) (and such account shall be titled appropriately so as to identify the nature of such account). Borrower shall fund the Maintenance Reserve Account on the Additional Funding Date in an amount equal to the Maintenance Reserve Required Deposit. After the Additional Funding Date, the Maintenance Reserve Account shall be funded as set forth in Section 5.1(c)(v) on each Repayment Date in an amount equal to the Maintenance Reserve Required Deposit or as otherwise instructed by Agent based on consultation with the Independent Engineer and Borrower, if Agent reasonably believes that any such amount needs to be adjusted due to the necessity to overhaul the Newark Project's or the Parlin Project's material equipment earlier or later than expected. Agent shall provide Borrower with ninety (90) days' prior written notice of any adjustment in such amount. Borrower may, with the consent of Agent based upon consultation with the Independent Engineer, not to be unreasonably withheld, from time to time withdraw funds from the Maintenance Reserve Account to pay expenses associated with major equipment inspection and major overhaul, with respect to either Project.

          (g) Capital Improvements Reserve Account. Commencing on the Initial Funding Date, Borrower shall maintain a special depository account (the "Capital Improvements Reserve Account") (Account No. 076620-04) (and such account shall be titled appropriately so as to identify the nature of such account). Borrower shall fund the Capital Improvements Reserve Account on the Additional Funding Date in an amount equal to the Capital Improvements Reserve Required Deposit. After the Additional Funding Date, the Capital Improvements Reserve Account shall be funded as set forth in
Section 5.1(c)(vii) on each Repayment Date in an



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amount equal to the Capital Improvements Reserve Required Deposit or as
otherwise instructed by Agent based on consultation with the Independent Engineer and Borrower, if Agent reasonably believes that any such amount needs to be adjusted due to the necessity to repair any of the Newark Project's or Parlin Project's material equipment earlier or later than expected. Agent shall provide Borrower with ninety (90) days' prior written notice of any adjustment in such amount. Borrower may, with the consent of Agent based upon consultation with the Independent Engineer, not to be unreasonably withheld, from time to time withdraw funds from the Capital Improvements Reserve Account to pay expenses associated with capital improvements, major repair and major component part replacement with respect to either Project.

          (h) Permitted Investments. Pending the application of funds in the Project Account, Debt Service Reserve Account, Restricted Payments Escrow Account, Pre-Existing Liabilities Account, Maintenance Reserve Account or Capital Improvements Reserve Account in accordance with
Sections 5.1(c), (d), (e), (f) or (g) hereof, respectively, such funds shall be invested, reinvested and liquidated (at the risk and expense of Borrower) in accordance with instructions given by Borrower (except upon the occurrence and during the continuance of an Event of Default when such investments, reinvestments and liquidations shall, at Agent's option, be determined by Agent); provided, however, that no such investment shall be made other than in Permitted Investments. Agent shall not be required to take any action with respect to investing the funds in any Account in the absence of written instructions by Borrower. Agent shall not be liable for any loss resulting from any Permitted Investment or the sale or redemption thereof (other than such loss resulting from Agent's gross negligence or willful misconduct). If and when cash is required for disbursement in accordance with Section 5.1(c), (d), (e), (f) or (g) hereof, Agent is authorized, without instructions from Borrower, to the extent necessary, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in such manner as Agent shall deem reasonable and prudent under the circumstances. Any funds held by Agent, and all such Permitted Investments made in respect thereof, shall be held by Agent, and the interest of Borrower therein, until withdrawn, shall constitute part of the security subject to the security interests created by the Security Documents.

          Section 5.2 Debt Service Coverage Ratio. On each Calculation Delivery Date, Borrower shall deliver to Agent



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the Debt Service Coverage Ratio calculated for the four consecutive quarterly periods ending on the Repayment Date immediately preceding such Calculation Delivery Date. A sample calculation of the ratio to be provided hereunder is contained in Schedule 5.2. Such calculation shall be made by Borrower reasonably and in good faith.

          Section 5.3 Maintenance of Existence, Privileges, Etc. Each Borrower shall, and shall cause NPI to, at all times (i) preserve and maintain in full force and effect (A) its existence as a corporation in good standing under the laws of the State of Delaware, (B) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and where the failure to maintain such qualification could reasonably be expected to result in a Material Adverse Effect and (C) all of its powers, rights, privileges and franchises necessary for the ownership, maintenance and operation of each Project and the maintenance of its existence, except, in the case of clause (C) only, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required at any time in connection with the maintenance, ownership or operation of each Project and where the failure to obtain and maintain in full force and effect such Governmental Approvals, consents and approvals could reasonably be expected to result in a Material Adverse Effect.

          Section 5.4 Performance of Project Documents. Each Borrower will, and will cause NPI to, (i) perform and observe all of its covenants and agreements contained in the Governmental Approvals, Insurance Policies and any of the Project Agreements to which it is a party, unless the failure to perform or observe such covenants and agreements could not reasonably be expected to result in a Material Adverse Effect,
(ii) preserve, protect and defend the rights of each of Borrower and NPI contained in the Governmental Approvals, Insurance Policies and any of the Project Agreements to which it is a party, unless the failure to preserve, protect or defend such rights could not reasonably be expected to result in a Material Adverse Effect and (iii) maintain in full force and effect each of the Project Agreements and all contracts, permits and approvals relating thereto which are necessary for the maintenance and operation of each Project.



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          Section 5.5  Operation and Maintenance.

          (a) Operations. Each Borrower will use, maintain and operate its respective Project in compliance with Prudent Electrical Practices (as defined in the relevant Power Purchase Agreement), all Project Documents, this Agreement, the Operating Budget and all applicable Governmental Approvals and Laws, the non-compliance with which could reasonably be expected to result in a Material Adverse Effect. Each Borrower will inspect, maintain, service and repair its respective Project so as to keep such Project (i) in good order, operating condition (normal wear and tear excepted) and repair in conformity with prudent industry standards and commercial practice, (ii) in compliance with all requirements under the Project Documents, the non-compliance with which could reasonably be expected to result in a Material Adverse Effect and (iii) in such condition that such Project will have the capacity and functional ability to perform, in normal commercial operation, the functions and at the ratings set forth in the Project Documents and all applicable Governmental Approvals for the remaining useful life of such Project, except where such failure could not reasonably be expected to result in a Material Adverse Effect. Each Borrower shall cause its respective Project to be operated so as to preserve and enforce all warranties and guaranties regarding such Project and to which such Borrower is a beneficiary, unless the failure to preserve and enforce such warranties and guaranties could not reasonably be expected to result in a Material Adverse Effect.

          (b) Repair and Replacement. Each Borrower will keep its respective Project and all other property necessary for its business in good repair, working order and condition, normal wear and tear excepted.
In the event of any damage to or destruction of either Project, or any part thereof, by fire or other casualty not resulting in a prepayment under
Section 2.8(a), each respective Borrower shall, at its own expense and whether or not such damage or destruction is covered by an insurance policy, but subject to the release by Agent of and having the benefit of any insurance proceeds released pursuant to Section 5.18, with reasonable promptness, repair, restore, replace or rebuild the same so that upon the completion of such repair, restoration, replacement or rebuilding, such Project shall be in the condition required by the foregoing provisions of this Section 5.5 and so that the productive capacity, value, utility and remaining useful life of such Project shall be at least equal to the greater of (i) the actual productive capacity, value, utility and remaining useful life of such Project immediately prior to the happening of such casualty



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



or (ii) the productive capacity, value, utility and remaining useful life that such Project would have had if such Project were used, maintained and operated in accordance with the requirements of this Section 5.5.

          Section 5.6 Operating Logs. Each Borrower will, at its sole cost and expense, (a) maintain at its respective Project daily operating logs showing, among other things, the electrical output of such Project,
(b) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (c) maintain a current operating manual and a complete set of plans, accounting records and specifications reflecting all alterations and (d) maintain all other records, logs and other materials required by the relevant Project Documents or any Governmental Requirements.

          Section 5.7  Compliance with Laws.

          (a) Generally. Each Borrower shall make such alterations to its respective Project as may be required for compliance with all applicable Governmental Requirements, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. NRG Newark and NRG Parlin shall take no action which would have an adverse impact upon the status of NRG Newark or NRG Parlin as an EWG or, until the Rate Approval Date, of the Newark Project as a Qualifying Cogeneration Facility, and shall ensure that each EWG certification and, until the Rate Approval Date for NRG Newark, the QF Certificate for the Newark Project is maintained. Upon the request of Agent, each Borrower shall deliver to Agent evidence of such Borrower's compliance with all applicable Governmental Requirements and, if such evidence is not reasonably available to such Borrower, certify to Agent that such Borrower is in full compliance, except where the non-compliance with such Governmental Requirements could not reasonably be expected to result in a Material Adverse Effect.

          (b) Resistance of Regulatory Change. If any litigation, investigation or proceeding specifically directed to either Borrower or either Project is commenced which causes, or may cause, any Governmental Authority to issue (or propose to issue) any order, judgment, regulation, decision or interpretation specifically directed to such Borrower or such Project the effect of which is, or may cause (i) a Material Adverse Effect or (ii) a rescission, termination, repeal, invalidation, suspension, injunction, or a material amendment or modification of any license, permit, authorization or Project Agreement, or any part thereof, with respect to such Borrower, and, if in the opinion of such



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Borrower, there is a reasonable likelihood that such litigation, investigation or proceeding or action by any Governmental Authority could reasonably be expected to result in a Material Adverse Effect, such Borrower will use commercially reasonable efforts, in light of all circumstances at the time, to (A) contest and resist any such litigation, investigation or proceeding or such action by any Governmental Authority,
(B) pursue all remedies and appeals as necessary in connection therewith and (C) take such other lawful action, in each case as such Borrower shall determine to be necessary or, in the opinion of Agent, is desirable in light of all relevant circumstances to prevent such litigation, investigation or proceeding or such action by any Governmental Authority from becoming final and nonappealable or otherwise irrevocable, to attempt to postpone the effectiveness of such litigation, investigation or proceeding or such action by any Governmental Authority, and to cause such litigation, investigation or proceeding or such action by any Governmental Authority to be terminated, revoked, amended or modified so as to eliminate the reasonable likelihood of such effect.

          (c) Compliance with Margin Stock Rules. No part of the proceeds of the Commitments will be used to purchase "margin stock" (as defined in the regulations referred to below) or for any other purpose which would result in a violation (whether by a Borrower, Agent or the Lenders) of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. Neither Borrower nor any of its Affiliates is engaged in, nor will any of them engage in, the business of extending credit for the purpose of purchasing or carrying any "margin stock."

          (d) Environmental Matters. Each Borrower will comply, and shall cause all tenants, licensees, invitees, any subcontractor, operator, and occupants of its respective Project to comply in all material respects with all applicable Environmental Requirements. Each Borrower will use its best efforts to cause all other Obligors to comply in all material respects with all Environmental Requirements applicable to its respective Project. Each Borrower will not, and will not permit any such other party to, generate, store, handle, process, transport, ship, dispose, or otherwise use Hazardous Materials at, in, on, under or from its respective Project, or onto any other property, in a manner that could lead to the imposition on such Borrower, any of the Secured Parties or such Project of any cleanup obligation, corrective action, liability, judgment, order or Lien under any Environmental Requirement. Each Borrower



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shall promptly notify Agent when it learns of any information that would have resulted in a breach hereunder if such information had been known but not disclosed at the time such representation was made, or when it becomes aware of any Release of any Hazardous Material (whether or not such Release occurred prior to, on or after the Initial Funding Date) at, in, on, under or from its respective Project which is required to be reported to a Governmental Authority, or which could result in any cleanup obligation, corrective action, liability, judgment, order or Lien under any Environmental Requirement. Each Borrower shall immediately forward to Agent copies of any notices, complaints or summonses received by such Borrower relating to alleged violations of any Environmental Requirement or potential adverse actions in any way involving environmental or health matters. Each Borrower will promptly pay when due any fine, penalty, judgment, or assessment arising under any Environmental Requirement against such Borrower, its respective Project or against any of the Secured Parties to the extent the same arises in connection with such Project, except to the extent (x) any such fine, penalty, judgment or assessment is being contested in good faith by appropriate proceedings under applicable Laws,
(y) the pendency of such proceedings is not likely to interfere with the operation of such Project by such Borrower and does not involve a material risk that such Project or any part thereof may be sold, lost or forfeited, and (z) adequate reserves in the judgment of Agent have been set aside with respect thereto to satisfy any adverse determination. If at any time the condition, operation or use of either Project violates or could result in liability under any applicable Environmental Requirement, or there are Hazardous Materials located at, in, on, under or from either Project for which cleanup or corrective action of any kind is required under any applicable Environmental Requirement or, because of any Release of any Hazardous Material, cleanup of or corrective action with respect to such Hazardous Material is authorized under CERCLA or any similar state or local Law, each respective Borrower shall, within 10 days after discovering such condition, operation or use, notify Agent and immediately initiate and thereafter diligently pursue, at its sole cost and expense, such actions as shall expeditiously result in full compliance in all material respects with and, to the maximum extent possible, elimination of any liability under all Environmental Requirements. If an Event of Default exists, Agent may cause an environmental audit of either Project or any portion thereof to be conducted at Borrower's expense, and each Borrower shall cooperate in all reasonable ways with any such audit. If either Mortgage is foreclosed or either Borrower tenders a deed or assignment in lieu of foreclosure, such



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Borrower shall deliver the applicable Project to the purchaser at foreclosure or to Agent or the nominee of either, as the case may be, in a condition that complies in all respects with all applicable Environmental Requirements, and that does not contain Hazardous Materials for which cleanup or corrective action is required under any applicable Environmental Requirements or, because of any Release of Hazardous Material, cleanup of or corrective action with respect to such Hazardous Material is authorized under CERCLA or any similar state or local Law or may be necessary to prevent or eliminate a material risk to human health or the environment.

          (e) Changes in Laws; Compliance with Environmental Requirements. If (A) there shall occur any change effective after the Initial Funding Date in any Governmental Requirement that, in the reasonable judgment of the Majority Lenders, could reasonably be expected to result in a Material Adverse Effect on the ability of either Borrower to meet its obligations under the Loan Instruments or (B) in order to comply with any Environmental Requirements, including, without limitation, any regulations promulgated by the U.S. Environmental Protection Agency and any state implementing authority pursuant to the Clean Air Act Amendments of 1990, either Borrower is required to acquire pollution allowances, offsets or similar emission approvals, or is required to make other expenditures that could reasonably be expected to result in a Material Adverse Effect (including the installation or modification of equipment or technologies) to comply with such Environmental Requirements, then, in the case of any event described in the foregoing clause (A) or (B) such Borrower shall develop a plan of action ("Plan") for the purpose of (x) in the case of any event described in clause (A), (i) causing its respective Project to comply with such change, no later than the effective date thereof or (ii) otherwise curing the Material Adverse Effect, which Plan shall include (A) the proposed method for effecting changes required to such Project or for effecting such cure, (B) the schedule for implementation of any such changes or any such cure and (C) the method for financing the required changes to such Project or such cure and (y) in the case of any event described in clause (B), acquiring such allowances, offsets or approvals or otherwise complying with such Environmental Requirements. Any such Plan shall be reasonably acceptable in form and substance to Agent, in consultation with the Independent Engineer, and shall be submitted to Agent and the Independent Engineer for their review and approval within 90 days of such event or of recognition by such Borrower or Agent of the actual or potential applicability of such Environmental Requirements or such shorter period as, in the



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reasonable judgment of Agent, in consultation with such Borrower and the
Independent Engineer, may be necessary in order to effectively mitigate any Material Adverse Effect or otherwise comply with the change in the Governmental Requirement or Environmental Requirement. No funds shall be distributed pursuant to Section 5.1(c)(x) hereof until Agent and Borrower mutually agree as to the amounts, if any, needed to be reserved to implement any such Plan and upon such agreement Borrower shall, if required, establish a reserve account in such amounts and in accordance with a schedule to be determined by the Secured Parties, for the purpose of funding the anticipated cost of implementing such Plan. Such reserve account shall be funded from monies in the Project Account after making the withdrawals and retentions specified in Section 5.1(c)(i) through (vi) hereof.

          (f) Operating Reports. Each Borrower will provide to Agent and the Independent Engineer, on or before the 20th day of each month and at any other time when so requested by Agent, a report setting forth the principal operating data for its respective Project for the previous month, including, without limitation, (x) until the Rate Approval Date, evidence that NRG Newark is maintaining the Newark Project's status as a Qualifying Cogeneration Facility, (y) any reports as to significant operating, maintenance and management events, pursuant to the Operations and Maintenance Agreement, or otherwise, and (z) such other information as Agent may request. Each Borrower shall monitor the activities of its respective Project pertinent to the maintenance of its status as an EWG (or a Qualifying Cogeneration Facility, if applicable) in the manner deemed necessary or advisable from time to time by any Governmental Authority or Agent.

          (g) Intellectual Property Infringement. In the event that any product, process, method, substance, part or other material sold, used or employed, or contemplated to be sold, used or employed, by either Borrower in connection with its business or its respective Project does or will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person or any claim or litigation is pending or threatened against or affecting such Borrower contesting its right to sell, use or employ any such product, process, method, substance, part or other material, such Borrower shall give Agent notice promptly, but in no event more than five days after obtaining knowledge thereof and such Borrower shall effectively eliminate such infringement within 30 days of giving such notice to Agent (unless subject to a Good Faith Contest) or such longer period as in the reasonable judgment of Agent could not reasonably be expected to have a Material Adverse Effect.



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          (h)  Tracking of Permits.  Each Borrower shall maintain a
tracking system to monitor the status of, the conditions contained in, and compliance with, Governmental Approvals required to be obtained by such Borrower, the non-compliance with which could reasonably be expected to result in a Material Adverse Effect, in form and substance reasonably satisfactory to the Independent Engineer.

          Section 5.8 Information. Borrower will furnish to Agent with sufficient copies for each Lender (as designated by Agent) the following information:

          (a) Quarterly Financial Statements of Borrower. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower and Guarantor, consolidated balance sheets of Borrower and Guarantor as of the end of such quarter and consolidated (and consolidating) statements of operations, stockholders' equity and cash flows of Borrower and Guarantor for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an Authorized Officer of Borrower and Guarantor as having been prepared in accordance with GAAP, consistently applied, together with a Compliance Certificate as of the end of such fiscal quarter. Prior to the termination of the NRG Guaranty, Borrower shall also deliver, as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of NRG, the balance sheets of NRG as of the end of such quarter and statements of operations, stockholders' equity and cash flows of NRG for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an Authorized Officer of NRG as having been prepared in accordance with GAAP consistently applied, together with a Compliance Certificate as of the end of such fiscal quarter. Agent and Lenders agree to keep such financial statements of NRG confidential in accordance with the provisions of Section 8.15. At the same time as such quarterly financial statements are delivered, Borrower shall also deliver an operating statement in the same form as the Operating Budget which shall list in comparative form the approved Operating Costs and Operating Revenues as set forth in the approved Operating Budget for the year in which such quarterly financial statements are delivered and the actual Operating Costs and Operating Revenues for such quarter as set forth in such quarter's consolidated statements of operations;



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          (b)  Annual Financial Statements of Borrower.  As soon as
available and in any event within 105 days after the end of each fiscal year of Borrower and Guarantor, the consolidated balance sheets of Borrower and Guarantor as of the end of such fiscal year and the consolidated (and consolidating) statements of operations, stockholders' equity and cash flows of Borrower and Guarantor for such fiscal year, in the case of such consolidated financial statements, certified, without material qualifications or limitations as to scope of the audit by independent public accountants of recognized standing, as having been prepared in accordance with GAAP, consistently applied, together with a Compliance Certificate as of the end of such fiscal year for Borrower and Guarantor. Prior to the termination of the NRG Guaranty, Borrower shall also deliver, as soon as possible and in any event within 105 days after the end of each fiscal year of NRG, the balance sheets of NRG as of the end of such fiscal year and the statements of operations, stockholders' equity and cash flows of NRG for such fiscal year, certified, without material qualifications or limitations as to the scope of the audit by independent public accountants of recognized standing, as having been prepared in accordance with GAAP, consistently applied, together with a Compliance Certificate as of the end of such fiscal year for NRG. Agent and Lenders agree to keep such financial statements of NRG confidential in accordance with the provisions of Section 8.15.

          (c) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants;

          (d) Notice of Defaults. As soon as possible and in any event within five days after obtaining actual knowledge of the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement of an Authorized Officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

          (e) PBGC Notices. Promptly and in any event within ten Business Days after receipt thereof by either Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by such Borrower or any such ERISA Affiliate of the intention of the PBGC to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;



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          (f)  Litigation.  Subject to the terms of Section 5.7(d) hereof, notice (i) promptly after the commencement thereof, in the case of either Borrower, of all actions, suits and proceedings before any Governmental Authority affecting a Borrower or any of its respective assets or properties; (ii) promptly upon receipt by either Borrower of written notice thereof from an Obligor, of all actions, suits and proceedings before any Governmental Authority affecting such Obligor or any of its assets or properties; (iii) promptly after the commencement thereof, in the case of Guarantor, of all actions, suits and proceedings before any Governmental Authority affecting Guarantor or any of its respective assets or properties involving an amount greater than $100,000; and (iv) in any such case, promptly after the occurrence thereof, or (in the case of an Obligor) upon receipt of notice thereof, notice of any material development in any such actions, suits or proceedings;

          (g) Quarterly Officer's Certificate. Together with the financial statements referred to in Sections 5.8(a) and 5.8(b), a certificate signed by an Authorized Officer of Borrower or Guarantor as the case may be, in form and substance reasonably satisfactory to Agent,
(x) certifying (i) as to the absence of any Default or Event of Default (or, if any exists, describing the nature thereof) and (ii) the absence of a Material Adverse Effect (or, if any exists, describing the nature thereof) and (y) setting forth a list, if applicable, of any and all unaccrued and unwaived payment defaults by either Borrower aggregating more than $100,000, or by Guarantor aggregating more than $250,000, on any Debt as of the last day of the prior fiscal quarter;

          (h) Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days of the time that either Borrower reasonably becomes aware of such event or circumstance, such Borrower will give notice of and/or deliver to Agent and each Lender copies of:
(1)(a) the establishment of any new Pension Plan or Multiemployer Plan,
(b) the commencement of contributions to any Pension Plan or Multiemployer Plan to which such Borrower or any of its ERISA Affiliates were not previously contributing or becomes obligated to contribute or (c) any material increase in the benefits of any existing Pension Plan or Multiemployer Plan or (d) the establishment or amendment of any Employee Benefit Plan or other plan or agreement which creates or increases liability of such Borrower or any of its ERISA Affiliates with respect to health or welfare benefits to retirees and which could reasonably be expected to result in a Material Adverse Effect; (2) each funding waiver request filed with respect to



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any Employee Benefit Plan and all communications received or sent by such
Borrower or any ERISA Affiliate with respect to such request; and (3) the failure of such Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the due date.

          (i)  Termination Events.  Promptly and in any event within ten
(10) days of becoming aware of the occurrence of or forthcoming occurrence of any (1) Termination Event or (2) nonexempt material "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Agent and each Lender a notice specifying the nature thereof, what action Borrower or any ERISA Affiliate have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (j) ERISA Notices. With reasonable promptness but in any event within ten (10) days for purposes of clauses (1), (2) and (3), Borrower will deliver to Agent and each Lender copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan or Multiemployer Plan under Section 401(a) of the IRC; (2) all notices received by either Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;
(3) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by either Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (4) all notices received by either Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; provided that such notice shall be required for the event described in clause (1) above with respect to Multiemployer Plans only after either Borrower has obtained knowledge or has reason to know of such event. Borrower will notify Agent and each Lender in writing within two (2) Business Days of either Borrower obtaining knowledge or reason to know that such Borrower or any ERISA Affiliate have filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

          (k) Transactions With Affiliates. Within 10 days after the end of each fiscal quarter of Borrower, Borrower will deliver to Agent a description of any transaction



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(except for transactions undertaken pursuant to the Management Agreement as in effect on the date hereof and transactions undertaken pursuant to an operations and maintenance agreement entered into with any Affiliate of a Borrower in accordance with Sections 5.32 or 6.1(o)), that occurred during such fiscal quarter between either Borrower and any Affiliate of such Borrower requiring payments by such Borrower in excess of $100,000 for any 12-month period;

          (l) Annual Projections; Operating Budget. Within 30 days prior to the commencement of each fiscal year of Borrower, Borrower will deliver to Agent (with sufficient copies for each Lender and after consultation with Agent) (A) consolidated and consolidating projections of the operations of each Borrower for the immediately succeeding fiscal year, such projections to contain the types of information set forth on the Projections and (B) an annual Operating Budget for each Project which shall establish that each Borrower will be in compliance, on a pro forma projected basis, with the term of this Agreement, such projections and budgets to be accompanied by the certificate set forth in paragraph (m) below. If such budgets are not within 10% of the base case projections, then such budgets must be approved by Agent;

          (m) Projections and Budget Certificate. Together with the projections and budgets to be delivered pursuant to paragraph (l) above, a certificate executed by the chief financial officer of Borrower certifying that (i) the assumptions related thereto have been made in good faith with due care, (ii) the projections or budgets as applicable, taken as a whole, represent the best estimates of the Borrower as of the date thereof and based on the assumptions set forth therein, which assumptions are, to the best of Borrower's knowledge, realistic and achievable, of matters covered thereby for the periods covered thereby, it being understood and acknowledged that such projections and budgets do not represent a guarantee that the Borrower will be able to achieve the results described therein,
(iii) the projections or budgets, as applicable, are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (iv) the projections or budgets as applicable, are in all respects consistent with, and will be in all respects consistent with, the provisions of the Project Agreements;

          (n) Debt Service Coverage Ratio Compliance Certificate. No later than 90 days after each fiscal year of Borrower, Borrower shall deliver to Agent (with sufficient



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copies for the Lenders) a certificate, executed by an Authorized Officer of
Borrower, stating that no event has occurred and neither Borrower has any reason to believe that any event will occur which would cause Borrower not to be in compliance with Section 5.37 for the then current fiscal year, such certificate to be in form and substance satisfactory to Agent;

          (o) Other Financial Statements. A copy of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows or, in the case of DuPont, JCP&L and PSE&G, Forms 10-K and 10-Q, respectively, filed with the
SEC) of each of the Obligors, consolidated where any such party has subsidiaries, within 30 days of publication of such statements; provided that in the case of all Obligors other than Borrower, Guarantor and Newark Group, such quarterly financial statements shall be furnished to the extent publicly available or otherwise available to either Borrower or Guarantor;

          (p) Additional Project Information. Without duplication of any of the foregoing:

          (i) as soon as available and in any event within five Business Days after either Borrower (or in the case of clause (a) below an Authorized Officer of either Borrower or the plant manager of either Project) have knowledge thereof, written notice of:

               (a) any information, development or knowledge of any adverse change in the business, properties, condition (financial or otherwise) or operations of any party to any of the Project Documents which has had or could reasonably be expected to result in a Material Adverse Effect;

               (b) any fire or other casualty affecting either Project in any material respect; and

               (c) any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment or waiver under, any material provision of any Project Agreement;

          (q) Additional Information. Such other information respecting the condition or operations, financial or otherwise, of either Borrower or, to the extent reasonably available, any other Obligor or any other party, as any



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Lender through Agent may from time to time reasonably request; and

          (r) Significant Events. Promptly upon either Borrower's knowledge thereof, a written statement from an Authorized Officer of Borrower describing the details of:

               (A) any substantial dispute which may exist between either Borrower and any governmental regulatory body or law enforcement authority that could reasonably be expected to result in a Material Adverse Effect;

               (B) any labor controversy resulting in or reasonably likely to result in a strike or work stoppage or slowdown against either Borrower that could reasonably be expected to result in a Material Adverse Effect;

               (C) any proposal by any public authority to condemn or acquire any material assets or business of either Borrower;

               (D) any event or occurrence with respect to either Borrower or any of its respective businesses, assets or properties which gives rise to a claim in excess of $250,000 under any insurance policy insuring such Borrower or any of its respective businesses, assets or properties; and

               (E) any change of any Law, which change is reasonably likely to result in a Material Adverse Effect.

          Section 5.9 Bank Accounts. Each Borrower will maintain all of its bank accounts with Credit Suisse, except that (a) one or more bank accounts may be maintained at one or more commercial banks in Minnesota reasonably acceptable to Agent (the "Local Bank Accounts") for the sole purpose of paying Cash Expenses and management fees under the Operations and Maintenance Agreement, provided, that prior to depositing any funds in any Local Bank Account, such Borrower, Agent and such bank shall have entered into a blocked account agreement, each substantially in the form of Exhibit D ("Blocked Account Agreement") with respect to each such account and (b) one or more bank accounts may be maintained by Borrower for the deposit of funds transferable by Borrower pursuant to Section 5.1(c).



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          Section 5.10  Inspection; Maintenance of Records.

          (a) Inspection Rights. At any reasonable time and from time to time upon reasonable notice, each Borrower will permit Agent or any agents or representatives thereof, to examine (at the location where normally kept) and make abstracts from the records and books of account of, and visit the properties of such Borrower and to, upon reasonable notice to such Borrower, discuss the affairs, finances and accounts of such Borrower with any of its officers and discuss the affairs, finances and accounts of such Borrower with its independent certified public accountants (at which discussion, if such Borrower so requests, a representative of such Borrower shall be permitted to be present) and permit such accountants to disclose to Agent any and all financial statements and other reasonably requested information of any kind that they may have with respect to such Borrower.

          (b) Keeping of Books. Each Borrower will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower in a form such that such Borrower may readily produce no less frequently than at the end of each of its fiscal quarters, financial statements in accordance with GAAP consistently applied.

          Section 5.11 Maintenance of Properties, Etc. Each Borrower will preserve and maintain good and marketable title to all of its properties and assets which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, subject to no Liens other than Permitted Liens.

          Section 5.12 Maintenance of Insurance. Each Borrower will maintain or cause to be maintained with insurance companies rated "A-" or better by Best's Insurance Guide and Key Ratings or other insurance companies of recognized responsibility satisfactory to Agent, insurance in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower operates (the "Industry Standard"), and in any event the insurance coverages shall not be less than the insurance coverages set forth on Schedule 4.25. Each Borrower shall, upon the request of Agent, promptly provide a schedule indicating the policies maintained by such Borrower, coverage limits of liability, effective dates of coverage, insurance carrier names and policy numbers. Each Borrower shall cause Agent to be named as loss payee or as an additional named insured, for the account of the Lenders and Agent itself.



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Evidence of payment of premiums for Insurance Policies shall be delivered to Agent at least 30 days prior to the expiration thereof and each Borrower shall deliver the Insurance Policies to Agent promptly upon its request.

          Section 5.13 Payment of Taxes, Etc. Each Borrower will cause to be paid and discharged all taxes, assessments and governmental charges upon it, its income and properties prior to the date on which penalties are attached thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of such Borrower (or any part thereof), except where failure to pay could not reasonably be expected to result in a Material Adverse Effect and such Borrower shall have the right, however, to commence a Good Faith Contest with respect to the validity or amount of any such tax, assessment or governmental charge, and may permit the taxes, assessments or governmental charges so contested to remain unpaid during the period of such Good Faith Contest if (a) such Borrower diligently prosecutes such contest, (b) adequate reserves, in the reasonable determination of Agent, are maintained with respect thereto and (c) during the period of such contest, the enforcement of any contested item is effectively stayed. Each Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment and governmental charge and cause the same to be satisfied of record.
Guarantor shall, and each Borrower shall cause Guarantor to, indemnify such Borrower pursuant to the Tax Indemnification Agreement in an amount equal to any income and franchise taxes paid by such Borrower.

          Section 5.14 Syndication Efforts. Each Borrower will make itself reasonably available to assist Agent in syndicating the Commitments and the Loans. Without limiting the generality of the foregoing, each Borrower will, at the request of Agent, assist Agent and otherwise cooperate with Agent in the preparation of an information memorandum (which assistance may include reviewing and commenting on drafts of such information memorandum and drafting portions thereof) to facilitate the preparation and printing of such information memorandum and shall make its chief financial officer and the appropriate personnel having knowledge of either Project and the financing thereof available to attend a bank group meeting among prospective banks.

          Section 5.15 Interest Rate Hedge Agreements. (a) On or prior to the date which is 30 days after the Additional Funding Date, Borrower shall have entered into Interest Rate Hedge Agreements for a term ending on the Maturity Date with respect to at least 50% of the aggregate outstanding principal amount of the Notes. All obligations of Borrower



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to make payments to the Hedge Parties pursuant to any Interest Rate Hedge
Agreement shall be secured by the Security Documents pari passu with Borrower's obligations under this Agreement and the other Loan Instruments. Concurrently with the execution and delivery of any Interest Rate Hedge Agreement, Agent shall receive a legal opinion, in form and substance reasonably satisfactory to Agent, with respect to such Interest Rate Hedge Agreement.

          (b) If, upon making any prepayment pursuant to Section 2.7 (optional) and Section 2.8 (mandatory), the aggregate notional amount listed in all Interest Rate Hedge Agreements then in effect exceeds the aggregate outstanding principal amount of Funding Loans ("Excess Amount"), Borrower shall make corresponding adjustments to the notional amounts listed in all such Interest Rate Hedge Agreements and shall pay all settlement amounts due in accordance therewith; provided, however, that instead of making such adjustments to the notional amounts listed in the Interest Rate Hedge Agreements, Borrower may, with the prior written consent of each counterparty to each of the affected Interest Rate Hedge Agreements and at no cost to the Lenders, assign the Excess Amount listed in one or more Interest Rate Hedge Agreements to any other Person. In addition, upon making any prepayment pursuant to Section 2.7 or Section 2.8, Borrower shall pay all breakage expenses and other amounts, if any, due under any Interest Rate Hedge Agreement, provided that all such prepayments shall be deemed first applied against amounts not covered by any Interest Rate Hedge Agreement.

          Section 5.16  Other Contracts.

          (a) Additional Contracts. Except as provided for in Sections 5.32 and 6.1(o), neither Borrower shall become a party to any contract, operating lease, agreement or commitment, except upon such terms and with such parties as shall be approved in writing by the Independent Engineer and the Majority Lenders, other than (i) the agreements identified in the definition of the term Project Documents, but not replacements thereof and (ii) any Permitted Contract.

          (b)  Project Document Amendment, Termination, Waiver, Etc.
Except as provided for in Sections 5.32 and 6.1(o), without the prior written consent of the Agent, neither Borrower shall, or shall permit NPI to, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents, Governmental Approvals or Insurance Policies



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(unless and until, in the case of Insurance Policies, Borrower has entered into replacement Insurance Policies prior to such termination, cancellation or suspension, and such replacement Insurance Policies are in accordance with the provisions of Section 5.12). Neither Borrower shall, or shall permit NPI to, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, Governmental Approvals or Insurance Policies without (i) first submitting to Agent a copy of such proposed amendment, modification, supplement, waiver or consent and (ii) if in the reasonable judgment of Agent, such proposed amendment, supplement, waiver, or consent could reasonably be expected to result in a Material Adverse Effect, the express prior written consent of the Majority Lenders thereto. Neither Borrower shall, or shall permit NPI to, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, Governmental Approvals or Insurance Policies which does not require consent of the Majority Lenders, without the prior written consent of Agent which consent shall not be unreasonably withheld. Neither Borrower shall, or shall permit NPI to, directly or indirectly, exercise or refuse to exercise or waive any option or right to purchase any property or assets, nor exercise, or refuse to exercise or waive any right of first refusal pursuant to any of the Project Documents which does not require the consent of the Majority Lenders, without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

          (c) Acquisition of Property. If either Borrower shall at any time acquire any real property or leasehold or other interests therein not covered by the relevant Mortgage, such Borrower shall, in addition to fulfilling the requirements set forth in Section 5.16(a), promptly upon such acquisition notify Agent and promptly upon the request of Agent execute, deliver and record a supplement to such Mortgage satisfactory in form and substance to Agent, subjecting such real property or leasehold or other interests to the loan and security interest created by such Mortgage, as appropriate.

          Section 5.17 Use of Proceeds. Borrower will use the proceeds of all Funding Loans only for Qualifying Uses.

          Section 5.18 Obligations Upon Casualty. If an Event of Loss occurs in respect of a Project to an extent



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that such Project would, in the reasonable determination of the Borrower as approved by Agent, be unable to operate on a commercially feasible basis (i.e., the Project would not be able to satisfy the Debt Service Coverage Ratios contained herein and in the Projections), and Restoration of such Project would, in the reasonable judgment of the Borrower as approved by Agent, be commercially feasible (i.e., after the Restoration, such Project would be able to achieve the Debt Service Coverage Ratios that existed immediately prior to the Event of Loss, such Debt Service Coverage Ratios not to be less than 1.30:1.00), then after deducting from any insurance proceeds (other than business interruption insurance proceeds) or condemnation proceeds (collectively, the "Proceeds") the reasonable expenses incurred by Agent and Borrower in collecting and disbursing such Proceeds or otherwise in connection therewith, the Proceeds shall be released to Borrower from time to time in installments sufficient to pay for restoration as it progresses upon the conditions set forth below
(except that the following provisions shall not apply to the extent such proceeds aggregate less than $1,000,000 in which case such proceeds shall be released to Borrower directly for the prompt payment of the costs of repair or restoration of the damage giving rise to such proceeds):

          (a) Agent shall have received satisfactory assurances that all payments required to be made hereunder in connection with the Loan Instruments continue to be made by Borrower in a timely manner and that no Event of Default shall occur during or as a result of such restoration.

          (b) Agent, prior to the initial release of Proceeds, receives evidence satisfactory to it and the Independent Engineer that:

              (i) the Proceeds are sufficient to complete within a reasonable period of time the restoration of such Project to the equivalent condition that existed immediately prior to the casualty, or Borrower provide assurances reasonably acceptable to Agent and the Independent Engineer that the amount of any deficiency will be available to Borrower when needed for such completion;

             (ii) the capability of such Project to operate in a manner so as to allow Borrower to fulfill its obligations under the Project Documents, and the productive capacity, utility and remaining useful life of such Project after restoration (after taking into account relevant factors including without limitation



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     any cancellations, terminations or other consequences of such casualty loss with respect to any Project Document) will not be materially less than such capability immediately prior to the casualty; and

            (iii) a restoration budget and work plan reasonably satisfactory to Agent and the Independent Engineer has been prepared for the complete restoration of such Project.

          (c) For each subsequent release of Proceeds, in addition to evidence and certification required by paragraphs (a) and (d) hereof, Agent receives:

              (i) a certificate in form and substance satisfactory to Agent and the Independent Engineer (the "Certificate") of Borrower dated not more than 10 days prior to the application for such release stating the progress of the work up to the date of the Certificate and certifying that:

               (AA) the sum then requested to be released either has been paid by Borrower and/or is due to contractors, subcontractors, materialmen, engineers, architects or other named persons who have rendered services or furnished materials in connection with the approved restoration budget and work plan;

               (BB) the sum then requested to be released, plus all sums previously withdrawn, does not exceed the cost of the work actually finished up to the date of the Certificate, and that the remainder of the funds then held by Agent will be sufficient to pay in full for the completion of the work (or Borrower provides assurances reasonably acceptable to Agent that the amount of any deficiency will be available to Borrower when needed for such completion);

               (CC) no part of the cost of the services and materials described in the Certificate has been the basis for the release of any funds in any previous application;

               (DD) all materials and all property described in the Certificate are free and clear of all Liens (other than Permitted Liens), except for Liens securing indebtedness due to Persons specified in such Certificate and which will be



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



          discharged upon payment of such indebtedness and Liens for retainage; and

               (EE) there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar Lien upon such Project, except for amounts due and payable as retainage or to contractors, subcontractors, materialmen, engineers, architects or other persons for services rendered or materials furnished in connection with the approved restoration budget and work plan for which such Proceeds are to be released;

             (ii) evidence reasonably satisfactory to Agent and the Independent Engineer that Borrower has fulfilled such additional conditions as Independent Engineer may reasonably impose to provide assurance that the Proceeds will be used to restore such Project to the equivalent (but not necessarily identical) condition as existed prior to the damage, and Agent's and the Independent Engineer's prior approval of plans, specifications and construction contracts for such restoration and Agent's and the Independent Engineer's periodic inspections of such restoration work as it progresses.

          (d) Prior to the final release (in addition to evidence and certification required by Section 5.18(c) hereof) Agent receives:

              (i) evidence reasonably satisfactory to Agent and the Independent Engineer that the restoration has been completed and such Project conforms to all applicable Governmental Requirements, unless the failure to conform to such Governmental Requirements could not reasonably be expected to result in a Material Adverse Effect; and

             (ii) a certification by the Independent Engineer that the restoration has been completed in accordance with the budget and the work plan delivered pursuant to Section 5.18(b)(iii) hereof (as such budget and work plan may have been modified from time to time with the approval of Agent) and that the quality of such restoration work is good.



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



          (e) The release of Proceeds received by Agent shall be made within three Business Days after Agent receives a proper application therefor.

          (f) If the amount of Proceeds exceeds the amount necessary to effect restoration and reimburse Agent for its expenses, then such excess Proceeds shall be deposited in the Project Account; provided, however, if
(x) after the completion of the Restoration, the projections, in form and substance satisfactory to Agent, do not demonstrate the ability of Borrower to maintain at all times during the remaining term of this Agreement, the Required Coverages, or (y) an Event of Default shall have occurred and be continuing, then such excess Proceeds shall be paid over to Agent and shall be applied in the following order of priority:

               (A) first, to prepay all Debt Service Loans;

               (B) then, to fund the Debt Service Reserve Account, without taking into account the Debt Service Line of Credit Facility Commitment, up to the amounts specified in Section 5.1(c)(vi); and

               (C) then, to prepay Funding Loans in the same manner as a voluntary prepayment under Section 2.7.

To the extent that the Debt Service Reserve Account is funded pursuant to clause (B) above, the Debt Service Line of Credit Facility Commitment shall be reduced by an amount equal to the amount so funded pursuant to clause
(B) above.

          Section 5.19 Additional Documents; Filings and Recordings. Each Borrower shall execute and deliver from time to time as reasonably requested by Agent, at Borrower's expense, such other documents in connection with the rights and remedies of the Secured Parties granted or provided for by the Project Agreements, as applicable, which are necessary to consummate the transactions contemplated therein. Each Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by Agent to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents including the execution of such instruments, and providing such other information as may be required to enable Agent and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, each Borrower shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements,



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fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for Agent) to establish, maintain and perfect such security interests and in all other places that Agent shall reasonably request.

          Section 5.20 Assignment by Borrower. Except for assignments to Agent for the benefit of the Secured Parties and except as provided in
Section 5.24, neither Borrower shall assign any of its rights or obligations under any Project Agreement without the prior written consent of the Majority Lenders.

          Section 5.21 Advertising; Press Releases. Except as may be required by Law, none of Borrower, any Secured Party nor any Affiliate of Borrower shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Secured Parties without the prior written consent of Borrower and Agent, which consent shall not be unreasonably withheld or delayed.

          Section 5.22 Negative Pledge and Liens. Neither Borrower will create, incur, assume or suffer to exist any material Lien, except Permitted Liens, upon or with respect to any assets or property of such Borrower.

          Section 5.23 Limitation on Debt and Contingent Obligations. Neither Borrower will create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except (a) Debt incurred pursuant to this Agreement or under any Interest Rate Hedge Agreement; or (b) unsecured Debt that is fully subordinated to all of Borrower's obligations under this Agreement and the other Loan Instruments pursuant to documents in form and substance satisfactory to Agent and containing the subordination provisions set forth in Exhibit I hereto; or
(c) Debt incurred in connection with speciality handtools pursuant to the Agreement dated May 13, 1996 by and among Operator, NRG Newark, NRG Parlin, Guarantor and Stewart and Stevenson Services.

          Section 5.24  Fundamental Changes.  (a)  Neither Borrower will
(i) enter into any transaction of consolidation or acquisition into any other Person; (ii) wind up, liquidate or dissolve its affairs; (iii) sell, lease, transfer or otherwise dispose of directly or indirectly (or agree to any of the foregoing at any future time), assets with a fair market value in excess of $50,000, except for (1) obsolete, worn or replaced property not used or useful in such Borrower's business unless Agent shall have consented to such



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sale, lease, transfer or other disposition and (2) assets set forth in
Schedule 5.24 hereto (unless such assets are sold, leased, transferred or disposed of pursuant to the Stipulation of Settlement or after the transactions contemplated by Stipulation of Settlement have been consummated); (iv) form any Subsidiary; or (v) purchase or otherwise acquire (in one or a series of related transactions) any material portion of the property or assets of any Person out of the ordinary course of business; and

          In the event that Agent consents to any sale, assignment or transfer of any ownership interest in either Borrower, such sale, assignment or transfer shall be only to a Qualified Transferee. For purposes of this Section, a "Qualified Transferee" means any person (i) who
(a) has, or who is majority-owned by a person who has, a long term credit rating of at least BBB by S&P or Baa2 by Moody's or (b) is a substantially well-capitalized organization acceptable to Agent in its reasonable discretion; (ii) who has, in Agent's judgment, a reasonable amount of experience in the ownership or operation of energy facilities and (iii) who, in the reasonable discretion of the Agent, does not have a reputation either within the banking industry or in prior dealings with Agent for having failed to honor its obligations in a reasonable manner.

          Section 5.25 Restricted Junior Payments. Neither Borrower will make any Restricted Junior Payments except (i) from the proceeds of the Initial Loan for the purpose of (A) redeeming preferred stock of Guarantor issued in connection with the Acquisition or (B) repaying Debt or other obligations incurred by Guarantor in connection with the Acquisition;
(ii) prior to the Additional Funding Date, in amounts necessary to permit Guarantor to make payments of state income taxes required to be made by Guarantor in respect of NRG Newark; (iii) prior to the Additional Funding Date, an amount, not to exceed $200,000 per month, sufficient to permit Guarantor to pay reasonable and normal operating expenses of Guarantor, provided that such amounts shall not be used to pay Pre-Existing Liabilities and, provided, further, that Borrower shall have delivered to Agent a certificate of an Authorized Officer of Guarantor certifying that such expenses are legitimate operating expenses of Guarantor; (iv) from the proceeds of the Additional Loan for the purpose of (A) redeeming preferred stock of Guarantor issued in connection with the Acquisition or
(B) repaying Debt or other obligations incurred by Guarantor in connection with the Acquisition; and (v) following the Additional Funding Date, from monies withdrawn and transferred pursuant to Section 5.1(c)(x).



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          Section 5.26  Investments.  Neither Borrower shall make any
Investments except Permitted Investments or Cash Equivalents.

          Section 5.27  Nature of Business.  Neither Borrower will
(i) engage in any business activity, except (A) the ownership of its respective Project and (B) other related activities incident to any of the foregoing or (ii) have any employees.

          Section 5.28 Fiscal Year. Neither Borrower will not change its fiscal year except that a Borrower may change its fiscal year to a fiscal year ending on December 31.

          Section 5.29 Bankruptcy. Except with the prior written consent of Agent, neither Borrower will, or will permit NPI to, commence, or join with or solicit any other Person in commencing, any case or other proceeding seeking liquidation, reorganization or other relief with respect to either Borrower, Guarantor, NPI or NRG or their debts, under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of either Borrower, Guarantor, NPI or NRG.

          Section 5.30 Transactions with Affiliates. Neither Borrower will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of either Borrower or with any director, officer or employee of either Borrower, except for (i) transactions contemplated by any Operations and Maintenance Agreement entered into with an Affiliate of Borrower in accordance with Sections 5.32 or 6.1(o), (ii) transactions contemplated by the Management Agreement as in effect as of the date hereof, (iii) transactions contemplated by the DuPont Power Purchase Agreement and (iv) other transactions in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than would be obtained in an comparable arm's length transaction with a Person not an Affiliate of either Borrower.

          Section 5.31 Compliance with ERISA. Borrower will not and will cause Guarantor not to:

              (i)  Permit the occurrence of any Termination Event; or



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             (ii)  Permit the present value of all benefit liabilities
     (based on the then most recent actuarial assumptions) under all Pension Plans to exceed the current value of the assets of such Pension Plans; or

            (iii) Permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan, whether or not waived; or

             (iv) Fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

              (v) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC is imposed; or

             (vi) Permit the establishment of any Employee Benefit Plan or other plan or agreement providing post-retirement welfare benefits, except as may be required pursuant to Section 4980B of the IRC or
     Section 601 et seq. of ERISA or as otherwise required by law or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to such Borrower or Guarantor or increase the obligation of such Borrower or Guarantor, whether directly or indirectly through an ERISA Affiliate, to a Multiemployer Plan which liability or increase, is material to such Borrower or Guarantor; or

            (vii) Fail to establish, maintain and operate each Employee Benefit Plan or permit any ERISA Affiliate to fail to establish, maintain and operate each Pension Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof;

which in any such case in (i) through (vii) results in or could reasonably be expected to result in a Material Adverse Effect; provided, however, that any covenant made pursuant to this Section 5.31 with respect to any plan of any ERISA Affiliate shall be limited to events over which such Borrower or Guarantor have actual control or in which such Borrower or Guarantor have authority to engage or refrain from engaging.



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          Section 5.32  Other Transactions.  Neither Borrower will enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby such Borrower's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement (other than the Operation and Maintenance Agreement) whereby its business or operations are managed by any other Person, except that such Borrower may enter into an operating and maintenance agreement with any Affiliate of NSP or, with the prior written consent of Agent (such consent not to be unreasonably withheld), other experienced and reputable operator; provided that (i) any such replacement operator provides to Agent and the Lenders substantially the same instruments, documents or agreements as are required from Operator pursuant to Article III hereof, (ii) except with the prior written consent of Agent, the fees payable to any such replacement operator shall not exceed the amount specified therefor in the base case projections, (iii) at no time shall more than one operations and maintenance agreement exist for a Project, and (iv) (a) prior to terminating either Operations and Maintenance Agreement pursuant to
Article XII(1)(d) of such Operations and Maintenance Agreement, NRG, the relevant Borrower and Agent shall enter into an indemnification agreement in form and substance satisfactory to Agent, whereby NRG shall agree to indemnify such Borrower for all costs and expenses incurred in connection with the termination of the Operations and Maintenance Agreement, or
(b) prior to terminating either Operations and Maintenance Agreement pursuant to the second sentence of Article XII(1)(e) of such Operations and Maintenance Agreement, NRG shall unconditionally and irrevocably indemnify such Borrower in full for all costs and expenses incurred in connection with the termination of the Operations and Maintenance Agreement.

          Section 5.33 Abandonment. Neither Borrower will abandon or agree to abandon its respective Project or place it or agree to place it on a "care and maintenance basis" for more than 14 days in any calendar year, provided, however, that (i) nothing in this Section 5.33 shall prevent such Project from shut-downs necessary for repairs and maintenance or from putting such Project on a "care and maintenance basis" during any force majeure not within the control of such Borrower, which force majeure prevents such Borrower from operating such Project, (ii) nothing in this
Section 5.33 shall prevent such Project from being shut down to the extent necessary during any restoration undertaken pursuant to Section 5.18 or required by Section 5.5(b), and (iii) nothing in this Section 5.33 shall be deemed to waive or limit in any way the right of any of the Lenders or Agent



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



to declare an Event of Default under any other provision of this Agreement.

          Section 5.34 Improper Use. Neither Borrower will use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of its respective Project for any purpose (to the extent that the same could reasonably be expected to result in a Material Adverse Effect):

              (i) which may be dangerous, unless safeguarded as required by Law (provided, however, that this clause (a) shall not be deemed to prohibit such Borrower from operating such Project in accordance with the terms of any Project Document in a reasonable and prudent manner);

             (ii)  which violates any Law;

            (iii)  which constitutes a public or private nuisance;

             (iv) which may make void, voidable, or cancelable or increase the premium of, any insurance then in force with respect to such Project or any part thereof unless, in the case of an increase in premium, such Borrower give proof of payment of such increase; or

              (v) otherwise than for the intended purpose thereof in the operation and maintenance of such Project.

          Section 5.35 Alternative Fuel. Each Borrower covenants and agrees that, with respect to the supply of Alternative Fuel for its respective Project (i) each year on September 30, the tanks for storage of Alternative Fuel for such Project shall be filled to its capacity with Alternative Fuel and such Borrower shall use its best efforts to keep such storage tanks filled to capacity from September 30 of such year through March 30 of the succeeding year; (ii) such Project shall maintain a supply of Alternative Fuel in its on-site fuel storage facilities adequate to meet any obligations under the Project Documents or under any Governmental Requirements; and (iii) such Borrower shall enter into Additional Contracts, approved by Agent in consultation with the Gas Consultant and/or the Independent Engineer, that will ensure a continuous supply of Alternative Fuel is available to enable such Borrower to meet its obligations under its Power Purchase Agreement when supplies of gas are not made available to such Borrower by JCP&L.



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          Section 5.36  Pre-Existing Liabilities.  Borrower will pay, discharge or otherwise satisfy to the extent not adequately covered by insurance or amounts deposited in the Pre-Existing Liabilities Account, any Pre-Existing Liabilities in an amount greater than $100,000 in the aggregate before they become delinquent, except when the amount or validity thereof is the subject of a Good Faith Contest by Borrower, Guarantor or NRG.

          Section 5.37 Debt Service Coverage Ratio Covenant. Until payment in full in cash of all of the Obligations and the expiration or termination of the Commitments, Borrower agrees that the Debt Service Coverage Ratio delivered pursuant to Section 5.2 for any four consecutive quarterly periods shall not be less than 1.0 to 1.0 provided, however, that with respect to Section 5.37, if (A) within thirty days after the occurrence of a breach of Section 5.37, Borrower provide Agent with a business plan (satisfactory to Agent), including, without limitation, the projections for the immediately succeeding twelve month period, which incorporate the assumptions set forth in the business plan, describing the steps Borrower will take to cause the Debt Service Coverage Ratio to be 1.0 to 1.0 or better (together with such information as Agent may reasonably request) and (B) Borrower is proceeding with diligence and good faith to implement such business plan, then Borrower shall have up to ninety days after the occurrence of such breach to bring the Debt Service Coverage Ratio to a level of at least 1.0 to 1.0.

          Section 5.38 Environmental Covenant. NRG Parlin shall work diligently to obtain five-year operating certificates with respect to all regulated air emissions units at the Parlin Plant. NRG Parlin shall work diligently to resolve any and all issues upon which the NJDEP may condition the issuance of the five-year operating certificates for Stack No. 1, Stack No. 2, and the auxiliary boiler at the Parlin Plant. If the five-year operating certificates are not obtained within three months after the Additional Funding Date, NRG Parlin shall submit a status report to Agent describing what further steps, if any, must be taken by NRG Parlin to obtain such certificates and explaining the reasons for the delay in issuance of the certificates. NRG Parlin will continue to provide such status reports to Agent every two months thereafter until the five-year operating certificates have been issued for the Parlin Plant. Borrower shall also take all steps necessary under applicable Environmental Requirements to obtain a Clean Air Act Title V Operating Permit for the Plant and shall maintain the applicable permit shield throughout the application process and shall comply with all intermediate



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deadlines, requirements and requests of Governmental Authorities under applicable Environmental Requirements in connection with the application for said operating permits. In addition, NRG Newark shall take all steps necessary to comply with New Jersey Reasonably Available Control Technology ("RACT") requirements at New Jersey Administrative Code Subchapter 7:27-19 with respect to the auxiliary boiler at the Newark Plant, including all necessary physical changes and modifications to said boiler and additional stack testing or other requirements to establish that said boiler is in compliance with RACT prior to the regulatory deadline of May 31, 1996. However, if NRG Newark fails to establish RACT compliance for the auxiliary boiler prior to May 31, 1996, there shall be no Event of Default hereunder, provided that NRG Newark shall, by June 10, 1996, submit to Agent a plan satisfactory to Agent describing all steps necessary to achieve compliance with and resolve all issues under such RACT requirements as soon as possible.

          Section 5.39 Flood Zone Insurance. In the event it is determined that either Project does or will include any improved real property that is located within an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards, then the relevant Borrower shall immediately thereafter obtain flood hazard insurance under the National Flood Insurance Act of 1968, as amended.

          Section 5.40 Additional Consents. Prior to the earlier to occur of (a) the Additional Funding Date and (b) the Initial Maturity Date, Borrower shall have obtained each item set forth on Schedule 5.40 hereto, including, without limitation, the PSE&G consent, substantially in the form of Exhibit G attached hereto.

          Section 5.41 Backup Gas Supply. If in any calendar year, either Project experiences 120 hours of forced outage resulting from a failure of such Project's gas supply and an inability to operate such Project using Alternative Fuel as a result of the terms of any Governmental Requirement, within 30 days of the 120th hour of forced outage, the Borrower experiencing such forced outages shall provide Agent with a plan for preventing such forced outages in the future (the "Backup Gas Plan").
After reviewing the Backup Gas Plan, and in consultation with the Gas Consultant, the Lenders may require such Project to enter into an Additional Contract(s) with gas suppliers and transporters as is necessary to ensure that a reliable supply of Backup Gas will be available to such Borrower to meet its obligations under its Power Purchase Agreement.



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                                ARTICLE VI

                             Events of Default

          Section 6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing (other than any event with respect to Guarantor occurring prior to the Additional Funding Date):

          (a) Payments. Borrower shall fail to pay any principal of, or interest on, any of the Loans within three Business Days of the date when the same becomes due and payable, or Borrower shall fail to pay any other sum due under this Agreement or any other Loan Instruments, including, without limitation, prepayments required pursuant to
     Section 2.8 hereof, within five Business Days of the date when the same becomes due and payable; or

          (b) Representations and Warranties. Any statement, representation or warranty made, deemed made or confirmed by either Borrower or Guarantor or NRG in any Project Agreement, financial statement or any other statement furnished at any time to any of the Secured Parties in connection with any of the Project Agreements and the transactions contemplated thereby shall prove to have been false, incorrect, incomplete or misleading on or as of the date made, deemed made or confirmed and could reasonably be expected to result in a Material Adverse Effect and such default is not cured within 30 days after written notice thereof; or

          (c) Particular Credit Agreement and Guaranty Covenant Defaults. Either Borrower shall fail to perform or observe any covenant contained in Section 5.1 (Accounts), Section 5.3 (Maintenance of Existence), Section 5.16 (Other Contracts), Section 5.17 (Use of Proceeds), Section 5.22 (Negative Pledge and Liens), Section 5.23 (Limitation on Debt and Contingent Obligations), Section 5.24 (Fundamental Changes), Section 5.26 (Investments), Section 5.27 (Nature of Business), Section 5.31 (Compliance with ERISA) or Section
     5.38 (Environmental/Permitting Matters), or Guarantor shall fail to perform or observe any covenant contained in Section 7(a) of the Guaranty; or

          (d) Compliance with Laws; Insurance and Taxes Covenants. Either Borrower shall fail to perform or observe any covenant contained in Sections 5.7, 5.12 and 5.13 and such failure shall remain unremedied for ten

     Business Days after the earlier of (i) such failure shall first become known to either Borrower or (ii) a written notice thereof shall have been given to either Borrower by Agent or any Lender; or

          (e) Other Covenants. Either Borrower or Guarantor or NRG shall fail to perform or observe any term, covenant or agreement contained herein, in any Project Agreement or in any other Loan Instrument (other than those referred to in paragraphs (a)-(d) above) on its part to be performed or observed and any such failure shall remain unremedied for 30 days or, if (i) such failure is incapable of being remedied in 30 days, and (ii) Borrower or Guarantor or NRG is proceeding with diligence and good faith to remedy such failure and such failure could not reasonably be expected to result in a Material Adverse Effect, and (iii) no distributions are made to Borrower pursuant to Section 5.1(c)(x) during the cure period provided in this paragraph (e), 90 days after the earlier of (i) such failure shall first become known to either Borrower or Guarantor or NRG, or (ii) a written notice thereof shall have been given to such Borrower or Guarantor or NRG by Agent or any Lender; or

          (f) Other Debts. Either Borrower or Guarantor shall fail to make any payment of $100,000 or more on any Debt (individually or in the aggregate) (other than the Loans or any refinancing, renewals, extensions or restructurings thereof) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable notice and grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any Debt of a principal amount of, in the case of Borrower and Guarantor, $250,000 or more, or any other event, shall occur, if the effect of such default or event is to accelerate the maturity of such Debt of a principal amount of, in the case of Borrower and Guarantor, $250,000 or more; or any such Debt shall be declared to be due and payable prior to the stated maturity thereof; or

          (g) Judgments and Orders. Any judgment or order for the payment of money in excess of $250,000 shall be rendered against, and not be paid by, either Borrower or Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and are not promptly stayed or enjoined or

     (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) Insolvency or Voluntary Proceedings. Either Borrower or Guarantor is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium Law or any other Law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, liquidates or dissolves, or takes any action in furtherance of any of the foregoing; or

          (i) Involuntary Proceedings. An involuntary petition is filed against either Borrower or Guarantor under any bankruptcy, reorganization, insolvency, or moratorium Law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of such Borrower or Guarantor, and
     (i) such petition or appointment is not dismissed, set aside or withdrawn or otherwise ceases to be in effect within 60 days from the date of said filing or appointment, or (ii) an order for relief is entered against such Borrower or Guarantor with respect thereto, or
     (iii) such Borrower or Guarantor shall take any action indicating its consent to, approval of, or acquiescence in, any such petition or appointment; or

          (j) ERISA - Pension Plans. (1) Either Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, such Borrower or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or could reasonably be expected to result in a Material Adverse Effect; or (2) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan which results in, or could reasonably be expected to result in, a Material Adverse Effect; or
     (3) a Termination Event occurs which results in or could reasonably be expected to result in a Material Adverse Effect; or

          (k) ERISA - Multiemployer Plans. Either Borrower or any ERISA Affiliate as employers under one or more

     Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount which results in or could reasonably be expected to result in a Material Adverse Effect; or

          (l) ERISA - General Liability. Either Borrower or Guarantor incurs liability under or relating to any Employee Benefit Plan or Multiemployer Plan resulting from a violation of ERISA, the IRC and/or any other applicable federal, state or local law which results in, or could reasonably be expected to result in, a Material Adverse Effect; or

          (m) Loan Instruments. Any provision of any Loan Instrument shall for any reason cease to be valid and binding on either Borrower or Guarantor, or either Borrower or Guarantor or any Governmental Authority shall so state in writing, and such is reasonably expected to result in a Material Adverse Effect; or

          (n) Change of Control. A Change of Control (other than a Change of Control resulting from any of the events specified in clause (d) of the "Change of Control" definition) shall occur; or

          (o) Failures Under Project Documents, Etc. Any Project Document, any applicable Law, any Governmental Approval or any of the requirements of the Insurance Policies are not fully and timely complied with or are the subject of a breach or an event of default, in each case by any party thereto and such failure to comply, breach or default could reasonably be expected to result in a Material Adverse Effect and such failure to comply, breach or default shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the last day of the applicable cure period, if any, specified in the relevant Project Document, Law, Governmental Approval or Insurance Policy, or shall not be waived by the appropriate party, provided that either Borrower, prior to waiving any failure to comply, breach or default, shall have obtained the written consent of Agent, provided, further, that each Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time upon the delivery of a notice of default to NRG Newark by the Newark Group pursuant to
     Section 16.2(i) of the Newark Steam Sales Agreement or to NRG Parlin by DuPont pursuant to Article 14(A) of the Parlin Steam Sales Agreement, as the case may be, to take any action and to execute any documents which Agent may deem necessary or advisable to cure the default, and Borrower shall defend, indemnify and hold harmless Agent and its officers, directors employees and agents ("Indemnified Parties") from any and all costs, expenses, liabilities, losses, damages, claims, penalties, fines, suits, judgments or demands (except to the extent caused by the gross negligence or willful misconduct of the Indemnified Parties) which are occasioned by or result from any actions of the Indemnified Parties to cure the default under the Steam Sales Agreement; or any material provision in any Project Document shall for any reason cease to be valid and binding on any party thereto (or any such party shall so state in writing) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto (other than any of the Secured Parties) or any Governmental Authority, or any party thereto shall deny that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder; provided that to the extent caused by the failure to comply, breach or default by a Person other than Borrower or Guarantor with respect to a Project Document other than the Power Purchase Agreement or the Ground Lease, such failure to comply, breach or default shall not be an Event of Default under this
     Section 6.1(o) if (A) such failure to comply, breach or default is cured within 60 days of the date of occurrence of such failure to comply, breach or default, or (B)(1) such Project Document is replaced within 60 days of the date of such failure to comply, breach or default with a substitute Project Document in form and substance reasonably satisfactory to Agent, (2) the party or parties (other than the Borrower) to such substitute Project Document are acceptable to Agent, and, in the opinion of Agent, are capable of performing their obligations under such substitute Project Document, (3) Agent shall have been granted a security interest in such substitute Project Document (other than in the case of the DuPont Power Purchase Agreement) for the benefit of the Secured Parties to the same extent as the Project Document being replaced, (4) in the case of substitution of either Operations and Maintenance Agreement, prior to substituting such Operations and Maintenance Agreement, NRG, the relevant Borrower and Agent shall have entered into an indemnification agreement, in form and substance satisfactory to Agent, whereby NRG shall have agreed to indemnify such Borrower for all costs and expenses incurred in connection with the termination of such Operations and Maintenance Agreement and (5) in the case of replacement of either Steam Sales Agreement, the Ground Lease for the applicable Project shall not be terminable as a result of the termination of such Steam Sales Agreement; or

          (p)  [Intentionally Omitted].

          (q) Non-Maintenance of Governmental Approvals. Failure of either Borrower to obtain during the required period and to maintain thereafter all Governmental Approvals which are then required under Law for the operation of its respective Project or to ensure the continued rights of such Borrower under the Project Documents and failure to obtain or maintain such Governmental Approvals could reasonably be expected to result in a Material Adverse Effect; or

          (r) Modifications of Governmental Approvals. Any modification not previously approved by Agent (including, but without limitation, establishment of new requirements or revocation of any exemption or waiver) of any Governmental Approval or the inclusion of terms in any Governmental Approval issued after the date hereof, which has had or could reasonably expected to result in a Material Adverse Effect; or

          (s) Qualifying Cogeneration Facility and EWG Status. Failure of NRG Newark either to maintain the Newark Project's status as a Qualifying Cogeneration Facility until the Rate Approval Date or the failure of either Borrower to maintain its status as an EWG or any action by either Borrower, or any Affiliate thereof, which would have an adverse impact upon the Qualifying Cogeneration Facility status of the Newark Project until the Rate Approval Date or the status of either Borrower as an EWG; or

          (t) Dissolution of Borrower; Others. The liquidation, dissolution, termination, acquisition or consolidation of either Borrower, Guarantor any other Obligor or any other party to any of the Project Documents, or the transfer of all or substantially all of the assets of either Borrower, or Guarantor to any other Person, except, in the case of any such other Obligor or other party to any Project Document, if the acquisition or consolidation is by a Person with (i) an investment grade rating or equivalent or better credit as such other Obligor or other party to a Project Document and (ii) equivalent or better ability to perform and reputation in the relevant area as such other Obligor or other party to a Project Document; or

          (u) Transfer of Collateral. Title to or any right in all or any part of either Project, any collateral purported to be covered by the Security Documents (other than obsolete or worn personal property promptly replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of Law or otherwise; or

          (v) Diminution of Property Rights. Without the prior written consent of Agent, either Borrower hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning either Project and the effect thereof could reasonably be expected to result in a Material Adverse Effect; or

          (w) Impairment of Security Interests. Except to the extent caused by the termination of any Project Document in accordance with the terms of this Agreement, any provision in any Security Document shall for any reason cease to be valid and binding on the Obligors party thereto and the effect thereof is to materially impair the security purported to be created thereby, or any such Obligors shall so state in writing, or any Security Document shall cease to be in full force and effect, or shall for any reason cease to create a valid security interest having the priority and perfected in the manner contemplated hereunder in any of the collateral purported to be covered thereby, or either Borrower, or Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and the effect thereof is to materially impair the security purported to be created thereby.

then, (i) automatically upon the occurrence of any event specified in
Section 6.1(h) or Section 6.1(i) or, with respect to Borrower only,
Section 6.1(t) and at the option of



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Majority Lenders, by notice from Agent to Borrower, in any other event,
(A) the obligation of each Lender hereunder or under any other Loan Instruments to make any Loans, shall be immediately terminated, and (B) the total outstanding principal amount of all Loans, all interest thereon and all other amounts payable under this Agreement or under any other Loan Instrument shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (ii) Agent shall upon the request, or may with the consent, of Majority Lenders take such actions under and exercise such rights and remedies pursuant to the Loan Instruments, or any of them, as Agent may deem appropriate.

          Section 6.2. Limitation on Representations and Warranties. Notwithstanding any other term or provision of this Agreement or the Loan Instruments to the contrary, if any statement, certificate or representation or warranty made herein or in connection herewith is later determined to have been incorrect as of the date made or given as a result of a Pre-Existing Liability, which neither Borrower nor Guarantor was aware of as of such date, then such statement, certificate, representation or warranty shall be deemed to have been correct, and no Default or Event of Default shall exist hereunder as a result of such statement, certificate, representation or warranty having been incorrect so long as (a) such incorrectness can be cured by the payment of such Pre-Existing Liability and (b) NRG or Guarantor either pays such Pre-Existing Liability or funds the Pre-Existing Liability Account to the extent necessary to pay such Pre-Existing Liability within sixty (60) days of either Borrower, Guarantor or NRG becoming aware of such Pre-Existing Liability.


                                ARTICLE VII

                     Relationship of Agent and Lenders

          Section 7.1 Appointment. Each Lender hereby designates Credit Suisse, as Agent to act as specified herein and in any other Loan Instrument and hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Instruments and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.



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



The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

          Section 7.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Instruments. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Instrument, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Instrument a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Instrument, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Instrument except as expressly set forth herein or therein.

          Section 7.3 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and Guarantor in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of each Borrower and Guarantor and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or any other Loan Instrument or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Instrument or the financial condition of any Borrower or Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Instrument or the financial condition of any Borrower or Guarantor or the existence or possible existence of any Default or Event of Default.



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



          Section 7.4 Certain Rights of the Agent. If the Agent shall request instructions from the Majority Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Instrument, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder, under any other Loan Instrument in accordance with the instructions of the Majority Lenders.

          Section 7.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement or any other Loan Instrument and its duties hereunder and thereunder, upon advice of counsel selected by it.

          Section 7.6 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent in proportion to their respective Commitment Percentages for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Loan Instrument or in any way relating to or arising out of this Agreement or any other Loan Instrument; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          Section 7.7 The Agent in its Individual Capacity. With respect to any obligation the Agent may have to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender", and a Secured Party and may exercise the same rights and powers as though it were not performing the duties of the Agent specified herein; and the term "Lenders", "Majority Lenders", "Secured Parties" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its



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



individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or Guarantor for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          Section 7.8 Resignation by the Agent. (a) The Agent may resign from the performance of all their respective functions and duties hereunder and/or under the other Loan Instruments at any time by giving thirty (30) days' prior written notice to the Borrower and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clause (b) or (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such thirty (30) day period, the Agent, with the consent of the Borrower, may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Majority Lenders appoint a successor Agent, as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the forty-fifth (45th) day after the date such notice of resignation was given by the Agent, the Agent or any Lender may petition any court of competent jurisdiction for the appointment of a successor Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Agent.

          Section 7.9 No Amendment to Duties of Agent Without Consent. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement which affects its rights or duties under this Agreement unless it shall have given its prior written consent, as Agent thereto.



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




                               ARTICLE VIII

                       General Terms And Conditions

          Section 8.1 Notices. Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, facsimile or cable communication) and shall be sent by telecopy, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Borrower and the Agent at their respective addresses specified below and to the Lenders, at their respective addresses specified in Schedule 8.1, or at such other address as shall be designated by such party in a written notice to the other parties hereto and (b) all such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telecopier:

          Addresses:


          If to NRG Newark:

          NRG Generating (Newark) Cogeneration Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, Minnesota  55403
          Attn.:  Leonard A. Bluhm
          Tel. :  (612) 373-5305
          Fax  :  (612) 373-5312


          with a copy to:

          NRG Energy, Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, Minnesota  55403
          Attn.:  James T. Hemphill
          Tel. :  (612) 373-5451
          Fax  :  (612) 373-5312

          If to NRG Parlin:

          NRG Generating (Parlin) Cogeneration Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, Minnesota  55403
          Attn.:  Leonard A. Bluhm
          Tel. :  (612) 373-5305
          Fax  :  (612) 373-5312

          with a copy to:

          NRG Energy, Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, Minnesota  55403
          Attn.:  James T. Hemphill
          Tel. :  (612) 373-5451
          Fax  :  (612) 373-5312

          If to the Agent:

          CREDIT SUISSE
          Tower 49
          12 East 49th Street
          New York, New York  10017

          Attn.:  Project Finance
          Tel. :  (212) 238-5462
          Fax  :  (212) 238-5390


          Section 8.2 Indemnities and Expenses. (a) Borrower agrees to pay on demand, subject to the proviso set forth below, (i) all costs and expenses of Agent in connection with the syndication by Agent of the credit facility provided hereunder and in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Instruments and the other documents to be delivered under the Loan Instruments, including, without limitation, the reasonable fees and expenses of counsel (excluding allocated costs for in-house legal services) for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Loan Instruments, (ii) all costs and expenses of Agent and each of the Lenders, if any (including, without limitation, reasonable counsel fees and expenses, but limited to costs and expenses of the same counsel and local counsel for Agent and the Lenders (excluding allocated costs for in-house legal services)), in



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



connection with the enforcement (whether through negotiations, legal proceedings or otherwise), restructuring (whether or not in the nature of a "work-out"), and the administration of the Loan Instruments and the other documents to be delivered under the Loan Instruments, (iii) all costs and expenses of Agent in connection with the disbursements of the Loans, and
(iv) the fees of the Independent Engineer and the Insurance Consultant; provided that Borrower shall only be liable for costs or expenses incurred in connection with the initial syndication of the credit facility provided hereunder to any Lender that is or becomes party to this Agreement on or prior to the Initial Funding Date or within 90 days from the date of commencement of the initial syndication process.

          (b) Borrower shall, whether or not the transactions herein contemplated are consummated, (i) pay and hold each of the Lenders and the Agent harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lenders) to pay such taxes; and (ii) indemnify each of the Lenders and the Agent and each of their respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Agent is a party thereto) related to the entering into and/or performance of this Agreement, each other Loan Instrument or any Project Document or the use of the proceeds of any Loans or the consummation of any transactions contemplated herein, each other Loan Instrument, in any Project Document or in the base case projections, including, without limitation, the reasonable fees and disbursements of counsel selected by such indemnified party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 8.2(b) (but excluding any such liabilities, obligations, losses, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its officers, directors, employees, representatives, attorneys or agents, as the case may be as determined by a court of competent jurisdiction). The Agent or such Lender, as the case may be, shall (1) use its best efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its indemnity obligations under this paragraph (b), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2) upon request from the Borrower consult the Borrower regarding any step (including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) obtain the prior written consent of the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

          (c) Without limitation to the provisions of paragraph (b) above, each Borrower agrees to defend, protect, indemnify and hold harmless each of the Lenders and the Agent and each of their respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from, (i) the actual or alleged presence of Hazardous Materials on, under or at either Project or either Property, (ii) any Environmental Claim relating to either Borrower or either Project or arising out of the use of either Project or either Property, or (iii) the exercise of the Agent's or the Lenders' rights under any of the provisions of this Section 8.2 regardless of when any such matters arise, but excluding (A) the Release by Agent or a Lender of any Hazardous Material on the Property and (B) any matter based solely on the gross negligence or willful misconduct of the Agent or any Lender or its officers, directors, employees, representatives, attorneys or agents, as the case may be. Such Lender or the Agent shall (1) use its best efforts to, upon its becoming aware of any event which may result in either Borrower being required to perform any of its obligations under this paragraph (c), promptly notify such Borrower (provided that failure to so notify shall not mitigate the obligations of such Borrower hereunder), (2) upon request from either Borrower consult such Borrower regarding any step (including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) obtain the prior written consent of the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.



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



          (d) To the extent that the undertaking in the preceding paragraphs of this Section may be unenforceable because it is violative of any law or public policy, each Borrower will contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

          (e) All sums paid and costs incurred by the Agent or the Lenders in respect to any matter indemnified hereunder shall bear interest at the Default Interest Rate from the date 35 days after the date of the invoice therefor provided by the Agent or such Lenders to the Borrower until reimbursed by the Borrower, and all such sums and costs not paid within such 35 day period shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand.

          (f) If any amount owing to the Agent or the Lenders under this Agreement shall be collected through any process of law or shall be placed in the hands of attorneys for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loans otherwise payable under this Agreement) reasonable attorneys' and other fees and expenses incurred in respect of such collection.

          Section 8.3 Survival. All indemnities set forth herein, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

          Section 8.4 Governing Law; Submission to Jurisdiction. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof.

          (b) Any legal action or proceeding against the Borrower with respect to this Agreement or any Loan Instrument may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrower, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York, 10019, as its designee, appointee and agent to receive and accept service of any and all legal process, summons, notices and documents arising out of this Agreement. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, at its respective addresses set forth in Section 8.1 hereof, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Borrower in any other jurisdiction.

          (c) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Instrument brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, except that neither Borrower may assign or otherwise transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the Lenders.

          Section 8.6  Assignments and Participations.

          (a) Additional Lenders. Any Lender may at any time sell to one or more financial institutions, with the consent of Agent and with the consent of Borrower, such consent not to be unreasonably withheld (a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender and Agent. Borrower's consent shall not be deemed to have been unreasonably withheld if there is a material risk that any such assignment would result in Borrower being liable to pay increased costs or other amounts pursuant to Section 2.5 hereof which the Borrower would not otherwise be obligated to pay. Upon
(x) such execution of such Commitment Transfer Supplement, and (y) delivery of an executed copy thereof to Borrower and payment of the amount of its participation to Agent, such Purchasing Lender shall for all purposes be a Lender, party to this Agreement and shall have all the rights and obligations of a Lender, under this Agreement, to the same extent as if it were an original party hereto with the percentage of the Loans, Additional Commitment and the Facility Debt Service Line of Credit Facility Commitment as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement (including, without limitation, Schedule 8.6 hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of percentage shares of the Loans, Additional Commitment and Debt Service Line of Credit Facility Commitment arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer pursuant to this Section 8.6(a), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their percentage shares of the Loans, the Additional Commitment and the Debt Service Line of Credit Facility Commitment. Except as otherwise agreed to, or consented by, Agent and Borrower, no Lender shall assign at any one time less than a $10,000,000 interest in this Agreement and the Notes, unless and until such Lender assigns all of its interest in this Agreement and the Notes.

          (b) Participations. Any Lender may, from time to time, sell or offer to sell any Loans owing to such Lender, any Notes held by such Lender, any commitment of such Lender or any other interests and obligations of such Lender hereunder, to one or more participants (each, a "Participant"), on such terms and conditions as may be determined by the selling party, without the consent of or notice to Borrower or any other Secured Party, and the grant of such participation shall not relieve any Lender of its obligations, or impair the rights of any Lender hereunder. A Participant shall not have any right to approve any amendment, modification, supplement or waiver of any provision of this Agreement; provided that the Lender selling its interest to the Participant may agree not to consent to any amendment, modification, supplement or waiver of this Agreement of the type specified in clauses (i), (ii), (iii) and (iv) of Section 8.14 without the prior written consent of the Participant. Except as specified in the immediately preceding sentence, no Participant shall have any rights under this Agreement other than to receive payment of principal of and interest through such Lender.

          (c) Assignments to Federal Reserve Bank. Any Lender may at any time (without obtaining the consent of Agent or any other Person) assign and pledge all or any portion of its rights and obligations under this Agreement and the Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (d) Qualified Loan Assignment by Credit Suisse. Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms and conditions set forth in this Section, Credit Suisse may from time to time elect to grant to GFC, an option to (A) provide all or any part of the Debt Service Loans from Credit Suisse to the Borrower (a "Qualified Loan Assignment"), and (B) assign to GFC all or any undivided interest in the right of Credit Suisse to receive and collect payments from the Borrower respecting the Loans and the other applicable provisions of the Loan Instruments. No additional Note shall be issued with regard to a Qualified Loan Assignment; provided, however, to the extent GFC shall fund any Debt Service Loans, Credit Suisse shall be deemed to hold the Note in its possession as an agent for GFC to the extent of the Debt Service Loans funded by GFC. Notwithstanding any such Qualified Loan Assignment, (x) to the extent of any Loans funded or maintained by Credit Suisse, Credit Suisse individually, and to the extent of any Loans funded or maintained by GFC, Credit Suisse, as administrative agent for GFC, shall remain obligated for all obligations under this Agreement to the Agent, including, without limitation, any indemnity and expense reimbursement obligations under
Section 7.6 hereof (which shall be solely for the account of Credit Suisse), the obligations of Credit Suisse under this Agreement to the Agent shall remain unchanged, except Credit Suisse shall be excused pro tanto from its payment obligations under Section 7.6 hereof to the extent any payments on such Loans are made to the Agent by GFC, (y) Credit Suisse shall remain primarily responsible for the performance of its obligations hereunder, and (z) the Agent may continue to deal solely and directly with Credit Suisse, as administrative agent for GFC, in connection with all of GFC's rights and obligations under this Agreement, unless and until the Agent is notified that Credit Suisse has been replaced as administrative agent for GFC.

          (e) No Proceedings. Each of Credit Suisse, the Purchasing Lenders, the Borrower and the Agent hereby agrees that, at any time a Qualified Loan Assignment is in effect, it shall not institute against, or join any other person in instituting against, GFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by GFC is paid. This Section 8.6(e) shall survive the termination of this Agreement.

          Section 8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          Section 8.8 Right of Setoff. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt at any time held or owing by any Lender (including without limitation by branches and agencies of any Lender, wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower under this Agreement and liabilities of the Borrower to such Lender under this Agreement or any of the other Loan Instruments, including, without limitation, all interests in Obligations of the Borrower under this Agreement purchased by any Lender pursuant to Section 8.6, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Instrument, irrespective of whether or not the Agent shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          Section 8.9 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any Loan Instrument and no course of dealing between the Borrower and the Agent or any Lender shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any Loan Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein, in any Loan Instrument expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, or any Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Lender to any other or further action in any circumstances without notice or demand.

          Section 8.10 Severability. Any provision of this Agreement, any Note and any other Loan Instrument which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement, any Note or any other Loan Instrument or affect such provision in any other jurisdiction.

          Section 8.11 Calculation. All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Exhibit X of this Agreement or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to the Agent from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then, at the option of the Majority Lenders, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Borrower after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

          Section 8.12 Payments Pro Rata; Sharing. (a) Subject to Sections 2.10(c) (Priority of Application) and 2.12 (Replacement of a Lender), the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower to the Lenders hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Instruments or any Note or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by the other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 8.13 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 8.14 Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Lenders and the Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each of the Lenders (i) extend the final maturity of any Loan or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or increase the commitments of any of the Lenders over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of the commitments of any Lender), (ii) amend, modify or waive any provision of this Section 8.14 or Sections 8.2(b) and 8.2(c), (iii) reduce the percentage specified in the definition of Majority Lenders set forth in
Exhibit X hereto or (iv) consent to the
assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          Section 8.15 Confidentiality. Each Lender and the Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any and all projected financial information relating to the Borrower, Guarantor or NRG, and any other non-public information supplied to it by the Borrower, Guarantor or NRG pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by Law, statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or Agent, (iii) to bank examiners, auditors or accountants, (iv) to Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders is a party (provided, that each such Lender will promptly notify the Company of such litigation and of such proposed disclosure prior to the disclosure of such information (unless prohibited from doing so by the relevant court)), (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an agreement to be bound by this Section 8.15, (vii) to any consultant of Agent or any other Lender so long as such consultant first executes and delivers to Agent or such Lender an agreement to be bound by this Section 8.15, or
(viii) to any Affiliates, directors, officers or employees of Agent or any other Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              CREDIT SUISSE, as Agent and Lender


                              By:  /s/    Guy R. Cirincione
                                   Name:  Guy R. Cirincione
                                   Title: Member of Senior Management


                              By:  /s/    Louis D. Iaconetti
                                  Name:  Louis D. Iaconetti
                                  Title: Associate



                              NRG GENERATING (NEWARK) COGENERATION INC.


                              By:  /s/ Leonard Bluhm
                                  Name:  Leonard A. Bluhm
                                  Title: President



                              NRG GENERATING (PARLIN) COGENERATION INC.


                              By:  /s/ Leonard Bluhm
                                  Name:  Leonard A. Bluhm
                                  Title: President

                              GREENWICH FUNDING CORPORATION, as Lender


                              By:  Credit Suisse, New York   Branch, as
                                   Attorney-In-Fact



                              By:  /s/   Carin L. Okita
                                  Name:  Carin L. Okita
                                  Title: Associate



                              By:  /s/   Thomas Meier
                                  Name:  Thomas Meier
                                  Title: Associate